                                                                     Exhibit 4.3

                              SUNTRUST BANKS, INC.

                                   401(k) PLAN

                              Amended and Restated
                            Effective January 1, 2006

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  INTRODUCTION

SunTrust Banks, Inc. is the parent corporation in a controlled group that currently includes various subsidiaries and affiliated companies. SunTrust
Banks, Inc. is sometimes referred to as the Company and/or the Plan sponsor. The
Company and its controlled group members that adopt the Plan are referred to as
Employers. SunTrust Banks, Inc. was formed as of July 1, 1985, with the merger of Sun Banks, Inc. and Trust Company Bank (successor to Trust Company of
Georgia). The qualified defined contribution plans maintained by each company were merged to form the SunTrust Banks, Inc. Employee Stock Ownership Plan (the
Plan), effective as of January 1, 1989. The Plan was renamed the SunTrust Banks,
Inc. 401(k) Plan effective January 1, 1993.

The plans that were merged to form this Plan include the following: (1) the Sun
Banks, Inc. SunShare Plan, effective July 1, 1984; (2) the Trust Company of
Georgia Incentive Compensation Plan, effective January 1, 1987; (3) the Third
National Corporation Thrift Plan, effective January 1, 1987; and (4) the Trust
Company of Georgia Tax-Credit Employee Stock Ownership Plan, effective January
1, 1985. This merged Plan was amended and restated effective as of January 1,
1990, January 1, 1993, January 1, 1997, and January 1, 2002..

Although the Plan is named as a 401(k) Plan and includes a cash-or-deferred arrangement under Sections 401(k) and (m) of the Internal Revenue Code (the
Code), it has always been an Employee Stock Ownership Plan (ESOP) under Code
Sections 409 and 4975(e)(7), designed to invest primarily in employer stock. The
Plan has in fact always been invested primarily in employer stock.

Effective January 1, 2002, the Plan was converted to a designed-based safe harbor plan that satisfies the ADP safe-harbor requirements set forth in Code
Section 401(k)(12) with respect to elective deferrals, and the ACP safe-harbor requirements set forth in Code Section 401(m)(11) with respect to matching contributions. As a safe harbor plan, the Plan is exempt from nondiscrimination testing and from the top-heavy rules. As an ESOP, the Plan continues to be designed to invest primarily in Employer Stock. The primary purpose of the ESOP is to provide participants with beneficial ownership of Employer Stock. A secondary purpose of the ESOP is to serve as a potential means of corporate finance. The Company may use the Plan to meet its general financing requirements, including capital growth and transfers in the

ownership of Employer Stock. The Plan may receive loans and other extensions of credit to finance the acquisition of Employer Stock.

Effective January 1, 2002, the Plan was amended and restated to comply with the
Family and Medical Leave Act of 1993, the Uniformed Services Employment and
Reemployment Rights Act of 1994, the Small Business Jobs Protection Act a/k/a
the Pension Simplification Act of 1996, the Taxpayer Relief Act of 1997, the
Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act
of 2000, and the Economic Growth and Tax Relief Reconciliation Act of 2001, as
of the effective dates stated in various Sections in the Plan that are affected by these amendments.

Effective January 1, 2006, the Plan is restated to incorporate all amendments adopted after December 31, 2001, including amendments that first became effective as of January 1, 2006.

Addendum A sets forth provisions that have been in effect for previous periods of the Plan's history. Special provisions that affect the benefits of
Participants who work or worked for acquired or merged entities are described in
Addendum B. A listing of the adopting Employers is set forth in Addendum C. The
Addenda are integral parts of the Plan.

The rights of all employees who terminated employment with any Employer before the effective dates of the various provisions in this amendment and restatement, and their beneficiaries, will be governed by the Plan as in effect on the employee's termination date, except that account balances of terminated
Participants will be administered and distributed in compliance with Plan provisions and applicable law as in effect from time to time. Eligible employees who are in active employment on or after the effective dates of the various provisions in this January 1, 2006 restatement will be entitled to participate in the Plan and receive benefits payable under the Plan as amended and restated.
The Plan fiduciaries will administer the Plan in accordance with applicable laws enacted from time to time, and will effect operational compliance between the effective dates of such laws and the corollary Plan amendment dates.

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 DEFINITIONS

         1.1     Accounts (also called Sources)                               1
                 (a)    Employer Contribution Accounts                        1
                 (b)    Employee Contribution Account                         2
         1.2     Acquisition Loan                                             2
         1.3     After-Tax Account                                            2
         1.4     Annual Addition                                              2
         1.5     Before-Tax Account                                           2
         1.6     Board                                                        2
         1.7     Catch-Up Contribution                                        2
         1.8     Code                                                         3
         1.9     Committee                                                    3
         1.10    Company                                                      3
         1.11    Compensation                                                 3
                 (a)  Contributions                                           3
                 (b)  Deductibility of Employer Contributions                 4
                 (c)  Statutory Limit                                         4
         1.12    Contributions                                                4
                 (a)  Employer Contributions (also called
                      Matching Contributions, and Safe Harbor
                      Contributions)                                          4
                 (b)  Employee Contributions                                  5
                 (c)  Rollover Contribution                                   5
         1.13    Controlled Group                                             5
         1.14    Disability                                                   6
         1.15    Dollar Limit                                                 6
         1.16    Effective Date                                               6
         1.17    Elective Contributions (also called
                 Employee Contributions)                                      6
         1.18    Employee                                                     6
         1.19    Employee Contributions (also called
                 Elective Contributions)                                      7
         1.20    Employee Contributions Accounts                              7
         1.21    Employer                                                     7
         1.22    Employer Contributions (also called
                 Matching Contributions and Safe Harbor
                 Contributions)                                               7
         1.23    Employer Contributions Accounts                              7
         1.24    Employer Stock                                               7
         1.25    Employer Stock Fund                                          7
         1.26    Employment                                                   8
         1.27    Employment Date                                              8
         1.28    ERISA                                                        8
         1.29    ESOP                                                         8
         1.30    Excess 402(g) Deferrals                                      8
         1.31    Fair Market Value                                            8
         1.32    Financed Shares                                              9
         1.33    HCE Group                                                    9
         1.34    Highly Compensated Employee (HCE)                            9

                                        i

         1.35    Matching Account, or Employer Matching Account               9
         1.36    Matching Contributions (also called Employer
                 Contributions and Safe Harbor Contributions)                 9
         1.37    Merged Plan                                                  9
         1.38    NCE Group                                                    9
         1.39    Non-Highly Compensated Employee (NCE)                        9
         1.40    Non-Matching Account                                         9
         1.41    Participant                                                 10
         1.42    Plan                                                        10
         1.43    Plan Administrator                                          10
         1.44    Plan Year                                                   10
         1.45    Rollover Contribution                                       10
         1.46    Safe Harbor Contributions (also called Matching
                 Contributions and Employer Contributions)                   10
         1.47    Service Center                                              10
         1.48    Share Units                                                 10
         1.49    Source (also called Accounts)                               10
         1.50    Spouse                                                      10
         1.51    Suspense Account                                            11
         1.52    Termination Date                                            11
         1.53    Trust (or Trust Fund)                                       11
         1.54    Trustee                                                     11
         1.55    Valuation Date                                              11

ARTICLE 2 ELIGIBILITY

         2.1     Eligibility                                                 12
         2.2     Participation Upon Reemployment                             12
         2.3     Leased Employees and Independent Contractors                12
         2.4     Adoption of the Plan by a Controlled Group Member           13

ARTICLE 3 CONTRIBUTIONS

         3.1     Employee Elective Contributions and Catch-Up
                 Contributions                                               14
                 (a)  Amount Permitted                                       14
                 (b)  Limitations on Amount                                  14
                 (c)  Special Pay                                            14
                 (d)  Catch-Up Contributions                                 14
                 (e)  Make-up Contributions After Military Leave             16
                 (f)  Vesting                                                16
                 (g)  Initial Election to Contribute                         17
                 (h)  Modification                                           17
                 (i)  Cessation                                              18
                 (j)  Mistakes in Contributions                              18
                 (k)  Committee Regulations                                  18
         3.2     Employer Matching Contributions                             18
                 (a)  Matching Contribution                                  18
                 (b)  Opportunity to Maximize Matching Contributions         19
                 (c)  Make-Up Contributions After Military Leave             19
                 (d)  Acquisition Loan Repayments                            20
                 (e)  Vesting                                                20

                                       ii

                 (f)  Valuation of Share Units for Allocation Purposes       20
                 (g)  Exclusive Benefit of Participants                      20
                 (h)  Contributions Limited to Tax Deductible Amounts        20
                 (i)  Mistakes in Contributions                              21
                 (j)  Return of Employer Contributions                       22
         3.3     Rollover Contributions                                      22
                 (a)  Eligible Rollover Distribution                         22
                 (b)  Rollover or Direct Plan Transfer                       22
                 (c)  Timing                                                 23
                 (d)  Required Information                                   23
                 (e)  Prohibited Rollovers and Transfers                     23
                 (f)  Refund of Prohibited Rollovers                         23
                 (g)  Reliance on Employee's Representations                 24
         3.4     Acquisition Loans                                           24
                 (a)  Eligible Lenders                                       24
                 (b)  Loan Terms                                             24
                 (c)  Repayment                                              24
                 (d)  Collateral and Security                                24
                 (e)  Suspense Account                                       25
                 (f)  Release of Financed Shares from Suspense Account       25
                 (g)  Default                                                26
         3.5     Purchase and Sale of Employer Stock                         26
         3.6     Payment to the Trustee                                      26
         3.7     Elective Account Transfers                                  27

ARTICLE 4 ALLOCATIONS

         4.1     Adjustments to Account Balances                             28
                 (a)  Regular Valuation Dates                                28
                 (b)  Administrative Fees                                    28
                 (c)  Dividends on Employer Stock                            28
                 (d)  Valuations Binding                                     29
                 (e)  Statement of Account Balances                          29
                 (f)  Mistakes in Account Balances                           29
         4.2     Investment Elections                                        30
                 (a)  Investment Funds                                       30
                 (b)  Compliance with ERISA Section 404(c)                   30
                 (c)  Liquidity                                              30
                 (d)  Investment Elections                                   30
                 (e)  Change in Investment Election                          31
                 (f)  Insider Trading Rules                                  31
                 (g)  Diversification Elections                              31
                 (h)  Reinvestment of Earnings                               31
                 (i)  Investment Expenses                                    32
                 (j)  Special Election Rules                                 32
         4.3     Voting Rights                                               32
         4.4     Tender Offers                                               32

ARTICLE 5 IN-SERVICE WITHDRAWALS AND LOANS

         5.1     Withdrawals Without a Hardship                              34
                 (a)  Types of In-Service Withdrawals                        34

                                       iii

                 (b)  Available Amount                                       35
                 (c)  Order of Withdrawal from Accounts                      35
                 (d)  Pro Rata Withdrawals from Investment Funds             35
                 (e)  Withdrawals of Money Purchase Plan Balances            35
         5.2     Hardship Withdrawals                                        35
                 (a)  Available Amount                                       36
                 (b)  Immediate and Heavy Financial Need                     36
                 (c)  Withdrawal Necessary to Meet Need                      37
                 (d)  Nondiscrimination                                      38
                 (e)  Reliance on Participant's Representations              38
         5.3     Loans                                                       38
                 (a)  Application and Eligibility                            38
                 (b)  Available Amount                                       38
                 (c)  Order of Account Liquidation                           38
                 (d)  Loan Origination Fees                                  39
                 (e)  Frequency of Loans                                     39
                 (f)  Interest                                               39
                 (g)  Security                                               39
                 (h)  Term                                                   40
                 (i)  Repayment                                              40
                 (j)  Default                                                40
                 (k)  Suspension of Repayments During Military Leave         41
                 (l)  Suspension of Repayments During Unpaid Leave
                      of Absence                                             41
                 (m)  Loans from Money Purchase Plan Balances                42
                 (n)  Revisions to Loan Rules and Procedures                 42
         5.4     Direct Rollover                                             42

ARTICLE 6 POST-EMPLOYMENT DISTRIBUTIONS

         6.1     Distribution Events 43

                 (a)  Termination of Employment or Disability                43
                 (b)  Death                                                  43
                 (c)  Employer-Initiated Transfer                            43
                 (d)  Employee-Initiated Voluntary Direct Transfers
                      (Change in Employment Transfer)                        43
                 (e)  Plan Termination                                       44
         6.2     Amount of Payment                                           44
         6.3     Timing of Payment                                           44
                 (a)  Payment to the Participant                             44
                 (b)  Payment to a Beneficiary                               45

         6.4     Forms of Payment                                            45
                 (a)  Account Balance Over $1,000                            45
                      (1)  Lump Sum                                          45
                      (2)  Installments                                      45
                 (b)  Account Balance Not Over $1,000                        46
         6.5     Medium of Payment                                           46
         6.6     Required Distribution Rules                                 46
                 (a)  Applicable Definitions                                 47
                 (b)  Separate Accounts for Multiple Beneficiaries           48
                 (c)  Participant's Death Before his
                      Required Beginning Date                                48

                                       iv

                 (d)  Participant's Death After his
                      Required Beginning Date                                50
                 (e)  Qualified Domestic Relations Orders (QDRO)             51
                 (f)  Trust as Designated Beneficiary                        52
                 (g)  Election to Allow Participants or Beneficiaries
                      to Elect Five-Year Rule                                52
                 (h)  Age 65 Payment Rule                                    52
         6.7     Beneficiary Designation                                     52
                 (a)  Procedure                                              52
                 (b)  Waiver of Spouse's Rights                              53
                 (c)  Payment to Minor or Incompetent Beneficiaries          53
                 (d)  Disclaimer of Beneficiary Status                       54
                 (e)  Judicial Determination                                 54
         6.8     Payment to the Participant's Representative                 54
         6.9     Unclaimed Benefits                                          54
         6.10    Direct Rollover                                             54

ARTICLE 7 LIMITATIONS ON CONTRIBUTIONS

         7.1     Excess 402(g) Deferrals                                     56
                 (a)  Time of Distribution                                   56
                 (b)  Reporting Form                                         56
                 (c)  Order of Distributions                                 56
                 (d)  Inclusion in Annual Additions                          57
                 (e)  Determination of Earnings                              57
         7.2     Code Section 415 Limitation                                 57
                 (a)  Applicable Definitions                                 57
                 (b)  Excess Annual Addition                                 59
                 (c)  Combining of Plans                                     59
                 (d)  Compliance With Code Section 415                       59
         7.3     Top-Heavy Rules                                             59

ARTICLE 8 AMENDMENT, TERMINATION AND MERGER

         8.1     Amendment                                                   60
                 (a)  Procedure                                              60
                 (b)  Prohibited Amendments                                  60
                 (c)  Administrative Changes Without Plan Amendment          60
         8.2     Termination of the Plan                                     61
                 (a)  Right to Terminate                                     61
                 (b)  Provision for Benefits Upon Plan Termination           61
                 (c)  Surplus Reversion                                      61
         8.3     Adoption of the Plan by a Controlled Group Member           61
                 (a)  Benefit after Merger, Consolidation or Transfer        61
                 (b)  National Commerce Financial
                      Corporation Investment Plan                            62

ARTICLE 9 ADMINISTRATION

         9.1     Allocation of Fiduciary Responsibilities                    63
                 (a)  Company                                                63
                 (b)  Compensation Committee                                 63
                 (c)  The Committee                                          63
                 (d)  The Trustee                                            66

                                        v

         9.2     Expenses                                                    66
         9.3     Indemnification                                             67
         9.4     Claims Procedure                                            67
                 (a)  Application for Benefits                               67
                 (b)  Decision on Claim                                      67
                 (c)  Appeal                                                 68
                 (d)  Special Time Period for Committee Meetings             68
                 (e)  Exhaustion of Administrative Remedies                  69

         9.5     Suspension of Participant Rights                            69
         9.6     Blackout Periods                                            69

ARTICLE 10 MISCELLANEOUS

        10.1     Headings                                                    70
        10.2     Construction                                                70
        10.3     Continued Qualification for Tax-Exempt Status               70
        10.4     Nonalienation                                               70
        10.5     No Employment Rights                                        71
        10.6     No Enlargement of Rights                                    71
        10.7     Withholding for Taxes                                       71
        10.8     Suspension of Transactions                                  71
        10.9     Qualified Domestic Relations Order                          71

ADDENDUM A       History of Revised Plan Provisions

ADDENDUM B       Acquired or Merged Entities

ADDENDUM C       Adopting Employers

                                       vi

                                    ARTICLE 1

                                   DEFINITIONS

As used in the Plan, the following words and phrases and any derivatives thereof have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the
Plan. Section references indicate sections of the Plan unless otherwise stated.
The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

1.1   ACCOUNTS (ALSO CALLED SOURCES) means the records the Committee maintains to record the Contributions and attributable gains/losses/expenses allocated to each Participant, and withdrawals and distributions, for accounting purposes only. The Committee will not segregate Plan assets among Accounts.

      (a)   EMPLOYER CONTRIBUTION ACCOUNTS means one or more of the following
            Accounts, which are funded from the Employers' general treasuries and are fully vested at all times:

            (1)   MATCHING ACCOUNT means the Account to record Matching
                  Contributions allocated to the Participant under Section 3.2, which are invested in the Employer Stock Fund. After each
                  Participant reaches age 55, he may elect to diversify the
                  investment of his Matching Account balance into other
                  investment funds, under Subsection 4.2(g).

            (2)   NON-MATCHING ACCOUNT means the Account to record the balance transferred to this Plan on the Participant's behalf, as a result of the merger of the Sun Banks, Inc. Employee Stock
                  Ownership Plan and the Trust Company of Georgia Tax-Credit
                  Employee Stock Ownership Plan, or any other merger.

            (3)   MERGED PLAN ACCOUNT (OR PRIOR EMPLOYER ACCOUNT) means an
                  Account that was transferred to this Plan as part of a Merged
                  Plan and that was funded with Employer Contributions.

      (b)   EMPLOYEE CONTRIBUTION ACCOUNT means one of more of the following
            Accounts, which are funded by Employee Contributions, and are fully vested at all times.

                                        1

            (1)   BEFORE-TAX ACCOUNT means an Account to record the Elective
                  Contributions that the Participant makes on a before-tax basis under Section 3.1. The Before-Tax Account also will record the
                  Catch-Up Contributions made by eligible Participants (age 50 or older) under Subsection 3.1(d).

            (2)   AFTER-TAX ACCOUNT means an Account to record the amounts that the Participant previously contributed on an after-tax basis to a Merged Plan. This Plan does not permit after-tax
                  contributions.

            (3)   ROLLOVER CONTRIBUTION ACCOUNT means an Account to record the before-tax amounts that the Participant rolled over to this
                  Plan from another qualified retirement plan or conduit
                  individual retirement account under Section 3.3.

1.2   ACQUISITION LOAN means a loan or other extension of credit to the Plan or to the Company on behalf of the Plan, the proceeds of which are used only to purchase Employer Stock or to repay a previous Acquisition Loan.

1.3   AFTER-TAX ACCOUNT. See Subsection 1.1(b)(2).

1.4.  ANNUAL ADDITION means the sum of all Contributions allocated to a
      Participant's Accounts for a Plan Year, which cannot exceed the lesser of
      $44,000 (as indexed in $1,000 increments under Code Section 415), or 100 percent of his Compensation for the year. See Subsection 7.2(a).

1.5.  BEFORE-TAX ACCOUNT. See Subsection 1.1(b)(1).

1.6.  BOARD means the Board of Directors of the Company, or where applicable, the Executive Committee of the Board.

1.7   CATCH-UP CONTRIBUTION. See Subsection 1.12(b)(2).

1.8   CODE means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings issued under the Code.

                                        2

1.9   COMMITTEE means the Plan Committee, which serves as the named fiduciary and the Plan Administrator, and has primary responsibility for administering the Plan under Article 9.

1.10  COMPANY means SunTrust Banks, Inc.

1.11  COMPENSATION. Compensation has the following meanings for the following purposes, and is intended to be a safe-harbor definition under Code
      Section 414(s).

      (a)   CONTRIBUTIONS. For purposes of determining the percentages that each
            Participant can contribute, Compensation means the basic earnings
            (calculated monthly, weekly or hourly, as applicable) paid by an
            Employer to an Employee, PLUS (1) shift differentials; (2)
            compensation classified on his Employer's payroll as vacation pay or sick pay; (3) draw for a commission Employee; (4) overtime pay; (5)
            certain bonuses and commissions as reviewed and approved by the
            Management of Benefits and Compensation; (6) beginning January 1,
            2006, non-deferred payments under the SunTrust Management Incentive
            Plan (MIP) (or any successor plan as determined by the Compensation
            Committee); and (7) salary reduction contributions under Code
            Sections 401(k), 125 (flexible benefits), and/or 132(f) (parking, effective January 1, 1999). Compensation EXCLUDES (1) other forms of extra compensation; (2) Employer payments for group insurance; (3)
            payments under this Plan and any other qualified or non-qualified deferred compensation plan; (4) income arising from stock options, stock awards and stock appreciation rights; (5) fringe benefits
            (except qualified transportation fringe benefits under Code Section
            132(f)); (6) expense reimbursements; (7) payments under an
            Employer's long-term disability plan; and (8) other forms of indirect payments. Compensation for the Participant who enters the
            Plan after the beginning of a Plan Year includes only amounts earned after he enters the Plan.

      (b)   DEDUCTIBILITY OF EMPLOYER CONTRIBUTIONS. See Subsection 3.2(h)(2)
            for the adjustments in Compensation used to determine the
            deductibility of Employer Contributions.

      (c)   STATUTORY LIMIT. Beginning with the 2002 Plan Year, each
            Participant's Compensation taken into account for all purposes under the Plan is limited to $200,000 (as indexed in $5,000 increments under Code Section 401(a)(17)) for each Plan Year. For purposes of
            Employee Contributions and Matching Contributions, the Plan will not apply the statutory

                                        3

            limit on a payroll period basis but rather will apply the limit on a
            Plan Year basis, in a manner that prevents each Participant from exceeding the Code Sections 402(g) and 415 limits and the Plan's
            Employee Contribution percentage limit for each Plan Year. The Plan will not prorate the statutory limit on Compensation for any
            Participant who participates in the Plan for less than a full Plan
            Year. See Addendum A for the statutory limits in effect before the
            2002 Plan Year.

1.12  CONTRIBUTIONS. The Trustee will accept the following Contributions to the
      Plan:

      (a)   EMPLOYER CONTRIBUTIONS (ALSO CALLED MATCHING CONTRIBUTIONS, AND SAFE
            HARBOR CONTRIBUTIONS), means contributions made by the Employers for each payroll period, in an amount equal to 100 percent of the first
            3 percentage points, and 50 percent of the next 2 percentage points, of Employee Contributions made by each Participant for each payroll period in each Plan Year. These percentages are designed to comply with the ADP and ACP safe harbor requirements set forth in Code
            Sections 401(k)(12) and 401(m)(11), and may be changed to the extent necessary to comply with those requirements as in existence from time to time. The Employers may contribute shares of Employer Stock, and/or cash to purchase Employer Stock, and/or may have shares of
            Employer Stock released from the Suspense Account under Subsection
            3.4(f). If a Contribution is made in shares of Employer Stock, the shares will have a Fair Market Value equal to the amount that would be contributed if cash were used. For Plan Years when the Committee considers it necessary to facilitate administration of the safe harbor requirements under Code Sections 401(k)(12) and 401(m)(11), the Committee may direct the Employers to make true-up Matching
            Contributions for each Participant whose deferral pattern during the
            Plan Year caused him to receive allocations of Matching
            Contributions during the Plan Year in an amount less than the maximum amount permitted under the terms of the Plan.

      (b)   EMPLOYEE CONTRIBUTIONS.

            (1)   ELECTIVE CONTRIBUTIONS, ALSO CALLED 401(k) CONTRIBUTIONS,
                  means the amounts that each Participant elects to contribute on a before-tax basis under Section 3.1, between 1 percent and
                  20 percent of Compensation for each payroll period in each
                  Plan Year. These percentage limits are designed to comply with the ADP safe harbor

                                        4

                  requirements set forth in Code Section 401(k)(12), and may be changed to the extent necessary to comply with those
                  requirements as in existence from time to time.

            (2)   CATCH-UP CONTRIBUTIONS means the additional Elective
                  Contributions elected by the age-50 Participant who has met the eligibility requirements under Subsection 3.1(d), the
                  amount of which is limited to the annual dollar amount
                  specified in Subsection 3.1(d), and which is excluded from the annual percentage limit under Subsection 3.1(a), the Dollar
                  Limit under Section 7.1, and the Code Section 415 Annual
                  Addition under Section 7.2.

      (c)   ROLLOVER CONTRIBUTION means an amount transferred to this Plan from another qualified retirement plan or conduit individual retirement account, under Section 3.3.

1.13       CONTROLLED GROUP means the Company and each member of the group of corporations or entities that is under at least 80 percent common control by or with the Company, within the meaning of Code Sections
           414(b) and (c) (i.e., common ownership of stock having more than 80 percent of the total combined voting power of all classes of stock entitled to vote, or more than 80 percent of the total value of shares of all classes of stock), or is a member of an affiliated service group within the meaning of Code Section 414(m), or is an entity that is required to be aggregated with the Company under Code
           Section 414(o).

1.14       DISABILITY means a medically determinable physical or mental impairment that has disabled the Participant from engaging in substantial gainful activity as defined in the Long-Term Disability
           Plan provisions under the SunTrust Banks, Inc. Employee Benefit Plan
           (the LTD Plan), which is reasonably expected to result in death or to be of long continued and indefinite duration, and which meets the qualification requirements for long-term disability benefits under the LTD Plan.

1.15       DOLLAR LIMIT means the maximum dollar amount that any Participant can contribute for any Plan Year under Code Section 402(g), which amount will be $11,000 for 2002, and will be indexed annually in $1,000 increments until 2006, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006, and thereafter will be indexed to the
           CPI in $500 increments.

                                        5

1.16  EFFECTIVE DATE means (a) July 1, 1984 for the Prior Plan named the Sun
      Banks, Inc. SunShare Plan, (b) January 1, 1985 for the Prior Plan named the Trust Company of Georgia Tax-Credit Employee Stock Ownership Plan, (c)
      January 1, 1987 for the Prior Plan named the Trust Company of Georgia
      Incentive Compensation Plan, and (d) January 1, 1987 for the Prior Plan
      named the Third National Corporation Thrift Plan. January 1, 1989 is the
      Effective Date of the merger of the Prior Plans to form this Plan. The merged Plan was amended and restated effective as of January 1, 1990,
      January 1, 1993, January 1, 1997, and January 1, 2002. The Effective Date
      of this amendment and restatement is January 1, 2006, except that certain amendments are effective as of other dates stated within the affected
      Sections.

1.17  ELECTIVE CONTRIBUTIONS (ALSO CALLED EMPLOYEE CONTRIBUTIONS). See
      Subsection 1.12(b).

1.18  EMPLOYEE means, for purposes of eligibility to participate in this Plan, an individual (a) who is employed by an Employer as a common-law employee and is classified as full-time regular, part-time, or on-call; and (b) who has FICA taxes withheld by an Employer. The group of eligible Employees exclude: (a) those who are classified on an Employer's payroll as prime-time or temporary; (b) members of a unit of employees covered by a collective bargaining agreement between an employee representative and an
      Employer, unless otherwise provided in the agreement or agreed to by the
      Employer and the union; (c) leased employees as defined under Code Section
      414(n); and (d) individuals designated as independent contractors (even if a court or administrative agency determines that such individuals are common-law employees). No individual will be treated as an Employee for any period of service with an Employer before it became a Controlled Group
      Member. If an Employer or any governmental entity reclassifies an individual who had been classified as not being an eligible Employee, such reclassification will be prospective only, except to the extent the
      Employer expressly applies the reclassification retroactively.

1.19  EMPLOYEE CONTRIBUTIONS (ALSO CALLED ELECTIVE CONTRIBUTIONS). See
      Subsection 1.12(b).

1.20  EMPLOYEE CONTRIBUTIONS ACCOUNTS. See Subsection 1.1(b).

1.21  EMPLOYER means the Company and each Controlled Group member that adopts the Plan. The Employers that have adopted this Plan are listed in Addendum
      C.

                                        6

1.22  EMPLOYER CONTRIBUTIONS (ALSO CALLED MATCHING CONTRIBUTIONS AND SAFE HARBOR
      CONTRIBUTIONS). See Subsection 1.12(a).

1.23  EMPLOYER CONTRIBUTION ACCOUNTS. See Subsection 1.1(a).

1.24  EMPLOYER STOCK means common stock of the Company that is readily tradable on an established securities market. Employer Stock may include treasury shares and noncallable preferred stock that is convertible into common stock at any time and at a reasonable price. Preferred stock will be treated as noncallable if there is a reasonable opportunity for conversion after a call. All shares of preferred stock will have voting rights equal to the stock into which they can be converted.

1.25  EMPLOYER STOCK FUND means the unitized fund managed by the Trustee, which holds shares of Employer Stock and cash and/or cash equivalents. The recordkeeper allocates units of the Employer Stock Fund, called SHARE
      UNITS, based on the Fair Market Value of the shares and the cash and cash equivalents in that Fund on the allocation date. The fact that cash and cash equivalents are held in the Employer Stock Fund causes each Share
      Unit to have a different value than a share of Employer Stock at any given time.

1.26  EMPLOYMENT means the period during which an individual is employed by an
      Employer, whether or not in a classification that is eligible to participate in the Plan.

1.27  EMPLOYMENT DATE means the date on which the Employee first earns
      Compensation. If an Employee worked for a Controlled Group member immediately before he transferred to an adopting Employer, the Plan grants credit for eligibility for his pre-transfer service.

1.28  ERISA means the Employee Retirement Income Security Act of 1974, as
      amended from time to time, and regulations and rulings under ERISA.

1.29  ESOP means this Plan, which is an employee stock ownership plan under Code
      Sections 401(a) and 4975(e)(7), designed to invest primarily in qualifying employer securities. The entire Plan is an ESOP with Code Section 401(k)
      features.

                                        7

1.30  EXCESS 402(g) DEFERRALS means the total annual amount of Employee
      Contributions that any Participant makes under this Plan, plus his elective contributions under any other qualified plan, simplified employee pension, simple retirement account, and/or Code Section 403(b) plan
      (within the meaning of Code Section 402(g)) for any Plan Year, which in the aggregate exceeds the indexed Dollar Limit in effect for each Plan
      Year ($11,000 for the 2002 Plan Year).

1.31  FAIR MARKET VALUE means, with respect to Employer Stock, the closing price for which the shares traded on the New York Stock Exchange as of the date of determination. If Employer Stock is not traded on the date of determination, Fair Market Value is determined on the most recent day before the date of determination when such shares were traded on the New
      York Stock Exchange. With respect to each other fund in which Account balances are invested, Fair Market Value means the closing price for which fund shares traded on the applicable exchange or in the applicable market as of the date of determination or the most recent day before the date of determination when such shares were traded.

1.32  FINANCED SHARES means Shares of Employer Stock acquired with the proceeds of an Acquisition Loan, which may or may not be encumbered by the terms of the Loan.

1.33  HCE GROUP. The entire group of Employees who are Highly Compensated
      Employees (HCEs) for the Plan Year.

1.34  HIGHLY COMPENSATED EMPLOYEE (HCE) means (a) each Employee who was a
      5-percent owner of any Employer at any time during the current or preceding Plan Year; and (b) each Employee who earned at least $80,000
      (indexed under Code Section 415(d)) during the preceding Plan Year and was in the top-paid 20 percent of all Employees, based on Compensation. The
      Plan will determine top-paid group by including all common-law employees in the Controlled Group. To determine the number (but not the identity) of
      Employees in the top-paid group, the Plan may exclude Employees who either: (a) are under age 21; (b) have fewer than 6 months of Employment;
      (c) normally work fewer than 17-1/2 hours per week; (d) normally work no more than 6 months per Plan Year; (e) are included in a collective bargaining unit; or (f) are nonresident aliens with no U.S. source income.

1.35  MATCHING ACCOUNT, OR EMPLOYER MATCHING ACCOUNT. See Subsection 1.1(a)(1).

                                        8

1.36  MATCHING CONTRIBUTIONS (ALSO CALLED EMPLOYER CONTRIBUTIONS AND SAFE HARBOR
      CONTRIBUTIONS). See Subsection 1.12(a)(1).

1.37  MERGED PLAN means a qualified defined contribution plan that was maintained by an Employer before the plan was merged into this Plan. The provisions of each Merged Plan that are grandfathered under this Plan are described in Addendum B.

1.38  NCE GROUP means the entire group of Employees who are Nonhighly
      Compensated Employees (NCEs) for the Plan Year.

1.39  NON-HIGHLY COMPENSATED EMPLOYEE (NCE) means an Employee who is not within the HCE Group for the Plan Year.

1.40  NON-MATCHING ACCOUNT. See Subsection 1.1(a)(2).

1.41  PARTICIPANT means an Employee who is participating in the Plan under
      Section 2.1. A Participant will retain his status as an active Participant so long as he receives Compensation from which he makes Employee
      Contributions.

1.42  PLAN means the SunTrust Banks, Inc. 401(k) Plan as set forth in this document and as amended from time to time. The entire Plan is an ESOP with
      Code Section 401(k) features.

1.43  PLAN ADMINISTRATOR means the Committee.

1.44  PLAN YEAR means the calendar year.

1.45  ROLLOVER CONTRIBUTION. See Subsection 1.12(c).

1.46  SAFE HARBOR CONTRIBUTIONS (ALSO CALLED MATCHING CONTRIBUTIONS AND EMPLOYER
      CONTRIBUTIONS) means the Employer Matching Contributions described in
      Sections 1.12 and 3.2, which are designed to comply with Code Sections
      401(k)(12) and 401(m)(11) and to qualify the

                                        9

      Plan for an exemption from nondiscrimination testing under Code Sections
      401(k)(3) and 401(m)(2), i.e. the ADP and ACP tests.

1.47  SERVICE CENTER means the SunTrust Benefits Service Center (commonly referred to as BENE), which is available for Participants and beneficiaries to use to make their deferral and investment elections and modifications, to request in-service withdrawals and loans, and to request post-Employment distributions.

1.48  SHARE UNITS. See Subsection 1.25.

1.49  SOURCE (ALSO CALLED ACCOUNTS). See Subsection 1.1.

1.50  SPOUSE means the person to whom the Participant is legally married. The surviving Spouse is the person to whom the Participants legally married at his death. In the event of a dispute, Spousal status will be determined in accordance with applicable laws of the Participant's state of domicile.
      The surviving Spouse is sometimes referred to as a beneficiary.

1.51  SUSPENSE ACCOUNT means the separate bookkeeping account to hold the
      Financed Shares acquired with each Acquisition Loan until they are released as described in Subsection 3.4(f), and the dividends paid on such
      Shares until the dividends are either released or used to repay the
      Acquisition Loan.

1.52  TERMINATION DATE means the date the Employee quits, retires, is discharged or dies. For purposes of distributing Account balances under Article 6, the Termination Date will not occur until the Participant has terminated from all Controlled Group members.

1.53  TRUST (OR TRUST FUND) means the fund maintained under the trust agreement executed between the Company and the Trustee, as amended from time to time, which constitutes a part of this Plan.

1.54  TRUSTEE means the corporation(s), individual(s) or other entity(s)
      appointed by the Company and approved by the Board to administer the
      Trust, as provided in Article 9.

                                       10

1.55  VALUATION DATE means each business day during each Plan Year when the New
      York Stock Exchange is open for trading, as of which the Trustee will determine the Fair Market Value of the Trust Fund and of each Account, and will make allocations to Accounts as provided in Section 4.1. The
      Committee may establish different allocation and/or Valuation Dates from time to time as it considers appropriate.

                                       11

                                    ARTICLE 2

                                   ELIGIBILITY

2.1   ELIGIBILITY. Effective January 1, 2002 each Employee will be permitted to begin participating in the Plan for purposes of making Employee
      Contributions and receiving allocations of Matching (Safe Harbor)
      Contributions, as of the first day of the second calendar month after his
      Employment Date. If an Employee does not elect to participate when he is first eligible, he may elect to participate as of the first day of any subsequent month. As stated in Section 1.18, no individual is an eligible
      Employee until his Employer has adopted this Plan. No individual who is an active participant in another defined contribution plan qualified under
      Code Section 401(a) maintained by any Controlled Group member will be eligible to participate in this Plan. Unless provided otherwise in
      Addendum B, individuals who become Employees as a result of a merger or acquisition will become eligible to participate in this Plan as of the first day of the second Plan Year that begins after the merger or acquisition, i.e., at the end of the Code Section 410(b)(6)(C) transition period.

2.2   PARTICIPATION UPON REEMPLOYMENT. The Participant who terminates and is rehired will be permitted to resume participation as of the first day of any month following the date he resumes Employment or as soon as administratively practicable. The non-participating Employee who terminates and is rehired as a Covered Employee within five years, will receive eligibility credit for his previous period of Employment.

2.3   LEASED EMPLOYEES AND INDEPENDENT CONTRACTORS. Effective January 1, 1997, a
      leased employee is an individual who is not employed by the Employer but has performed services for the Employer on a substantially full-time basis for at least one year, under the Employer's primary direction or control and pursuant to an agreement between an Employer and a leasing organization. Leased employees will be treated as Employees to the extent required under Code Section 414(n), but will not be eligible to participate in this Plan. If a leased employee becomes an Employee, the
      Plan will give him credit for eligibility for the period when he worked as a leased employee. However, the Plan will not give such credit if (a) the leased employee was covered by a money purchase pension plan sponsored by the leasing organization, with nonintegrated employer contributions at least equal to 10 percent of compensation as defined in Code Section
      414(n)(5)(C), and immediate participation and vesting, and (b) leased employees constitute no

                                       12

      more than 20 percent of the Controlled Group's nonhighly compensated employees. If an individual who has worked for an Employer as an independent contractor becomes a common-law employee, or if a court or administrative agency determines that an individual whom an Employer has designated as an independent contractor is in fact a common-law employee, he will not receive credit for any purpose under the Plan until the date when the Committee designates him as an eligible Employee under this Plan.

2.4   ADOPTION OF THE PLAN BY A CONTROLLED GROUP MEMBER. Each Controlled Group
      member is treated as an Employer for any period when the Controlled Group member is shown on SunTrust's master payroll books and records as an
      Affiliate that can make contributions, or for which contributions can be made, on behalf of the Affiliate's Employees to provide coverage under employee benefit plans sponsored by the Company, unless either (a) the
      Controlled Group member is excluded by resolution executed by the Plan
      Committee, or (b) the Controlled Group member maintains another qualified defined contribution plan to which employer or employee contributions are currently being made. Any special provisions that apply to a Controlled
      Group member, as an Employer under the Plan, are set forth in Addendum B.

                                       13

                                    ARTICLE 3

                                  CONTRIBUTIONS

3.1   EMPLOYEE ELECTIVE CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS. The provisions set forth in this Article are effective beginning January 1, 2002, the date as of which the Plan is a safe harbor plan that accepts only Elective
      Contributions that meet the safe harbor requirements under Code Section
      401(k)(12), and Matching Contributions that meet the safe harbor requirements under Code Section 401(m)(11). Rules that were in effect before the Plan became safe harbor, and that will resume effectiveness if the Plan should lose safe harbor status for any Plan Year, are set forth in Addendum A, including the annual nondiscrimination (ADP and ACP) tests that applied to Contributions before 2002.

      (a)   AMOUNT PERMITTED. Effective January 1, 2003, for each payroll period, each Participant may elect the whole percentage of his
            Compensation that he wishes to contribute to the Plan on a before-tax basis, not less than 1 percent nor more than 20 percent.

      (b)   LIMITATIONS ON AMOUNT. The amount of any Participant's Employee
            Contributions may be limited for any Plan Year to avoid exceeding the Dollar Limit as indexed for the Plan Year under Code Section
            402(g) and as described in Section 7.1, and/or the Code Section 415
            Annual Addition limitations described in Section 7.2.

      (c)   SPECIAL PAY. To the extent that the payroll system fails to identify as eligible Compensation items of special pay such as those that relate to changes in status (terminations, transfers, etc.) and payroll corrections, elections may not apply to such pay.

      (d)   CATCH-UP CONTRIBUTIONS. Eligible Participants may elect to make
            Catch-Up Contributions for a Plan Year, under the rules set forth in this Subsection (d).

            (1)   ELIGIBLE PARTICIPANTS. To be eligible to make Catch-Up
                  Contributions for a Plan Year, a Participant must have reached age 50 or must be projected to reach age 50 before the end of the Plan Year;

            (2)   ANNUAL CATCH-UP CONTRIBUTION LIMIT . The following Catch-Up
                  Contribution limits are in effect for the following calendar years: 2002 - $1,000; 2003 - $2,000; 2004 -

                                       14

                  $3,000; 2005 - $4,000; 2006 - $5,000. For years after 2006, the annual limit will be indexed to the CPI in $500 increments under Code Section 414(v).

            (3)   EXCLUSION OF CATCH-UP CONTRIBUTIONS FROM PLAN LIMITS. The Plan
                  will exclude Catch-Up Contributions from: (A) the Employee
                  Contribution percentage limit under Subsection 3.1(a); (B) the
                  Dollar Limit under Section 7.1; (C) the Code Section 415
                  Annual Addition under Section 7.2; and (D) the tax-deduction limit under Subsection 3.2(h).

            (4)   PROCEDURE. Effective January 1, 2003, an Eligible Participant
                  who wishes to make Catch-Up Contributions for a Plan Year
                  must, in accordance with rules announced by the Committee, notify the Service Center during the month preceding the first day of the payroll period for which he wishes to make Catch-Up
                  Contributions. He must elect the Catch-Up contribution amount as a whole percentage, from 1% to 25%, of his Compensation for each payroll period. The elected percentage will apply to
                  increased or decreased Compensation. Each election will remain in effect until the Participant modifies or revokes it. When the Participant's Catch-Up Contributions reach a statutory or
                  Plan limit, the Plan will suspend his Catch-Up Contribution election until the first day of the following Plan Year and, unless otherwise announced by the Committee, will
                  automatically reactivate it unless he has elected to modify his election or to cease participation in the Plan. A
                  Participant may modify or change his Catch-Up Contribution election in accordance with the rules for modifying an
                  election for Elective Contributions as set for in subsections
                  (h) and (i) of this Section 3.1.

            (5)   RECHARACTERIZATION OF DISQUALIFIED CATCH-UP CONTRIBUTIONS. If
                  a Participant elects to make Catch-Up Contributions for a Plan
                  Year, and the Plan allocates his designated Catch-Up
                  Contributions to his Employee Contribution Account, but his
                  Elective Contributions for the Plan Year fail to reach one of the Plan limits or statutory limits listed in Subsection
                  3.1(b), the Plan will recharacterize his Catch-Up
                  Contributions as regular Elective Contributions, to the extent permitted by the Plan's percentage limit

                                       15

                  and the statutory limits. If the Committee discovers that a
                  Participant was not eligible to make Catch-Up Contributions, the Committee will direct the Trustee to refund any amount that exceeds the Plan's percentage limit or a statutory limit.

            (6)   MATCHING CONTRIBUTIONS. The Employers will not make any
                  Matching Contribution on any Catch-Up Contribution, except those that are recharacterized as regular Elective
                  Contributions and that are eligible for a Matching
                  Contribution under Subsection 3.2(a).

      (e)   MAKE-UP CONTRIBUTIONS AFTER MILITARY LEAVE. Effective January 1,
            1996, the Committee will permit each Participant who resumes active
            Employment after an unpaid military leave covered under the
            Uniformed Services Employment and Reemployment Rights Act of 1994 to
            make special Employee Contributions in an amount up to the maximum amount he could have contributed if he had remained in Employment during his period of leave. Each make-up Employee Contribution will be subject to the percentage-of Compensation limit, the Dollar Limit under Code Sections 402(g), and the Annual Addition limit under Code
            Section 415, in effect for the year to which the Employee
            Contribution relates. The Committee will permit the Participant to make his special Employee Contributions during the period beginning on the date when he resumes Employment and continuing for a period equal to the lesser of three times the length of his military leave, or five years. The amount of his special Employee Contributions will be based on the Compensation he would have received if he had remained in active Employment, at his rate of pay in effect when he began his leave. If that pay rate cannot be determined with certainty, the Committee will treat him as having Compensation equal to the amount he received during the 12-month period preceding his leave, or during the entire period of his Employment if shorter than
            12 months.

      (f)   VESTING. All Employee Contributions and Catch-Up Contributions, and
            all earnings allocated to Employee Contribution Accounts and
            Catch-Up Accounts, are fully vested at all times.

      (g)   INITIAL ELECTION TO CONTRIBUTE. The Employee who wishes to begin participating must notify the Service Center during the month preceding the first day of the payroll period in which he wishes to begin participating. He must properly complete the enrollment procedures (including execution of his deferral agreement and beneficiary designation as required by the

                                       16

            Committee). The Service Center will effect all elections to contribute, or to modify or revoke an election, as soon as administratively possible. The Employee who does not begin contributing as of the date when he is first eligible, may elect to begin contributing as of the first day of any subsequent month so long as he remains an eligible Employee. Each election will remain effective until the Participant modifies or revokes his election, or ceases to be an Employee. The elected percentage will apply to increased or decreased Compensation. When the Participant's Elective
            Contributions reach a Plan or statutory limit for a Plan Year, the
            Plan will suspend his election until the first day of the following
            Plan Year and will automatically reactivate it unless he has elected to modify his election or cease participation. The Participant who is eligible to make Catch-Up Contributions under Subsection 3.1(d)
            and has elected to make the maximum amount of Elective Contributions for the Plan Year, may also elect to make Catch-Up Contributions in compliance with any procedures published by the Committee from time to time as the Committee considers appropriate to facilitate administration of Catch-Up Contributions.

      (h)   MODIFICATION. The Participant who has elected to contribute a percentage of his Compensation as his Elective Contributions may
            modify his election as of the first day of any month, by notifying the Service Center and submitting a new election to have a higher or lower percentage deducted from his Compensation. His modification election will become effective as of the first day of the month following the date when the Service Center receives his election.
            Each modification will remain in effect until a new election is properly made. The Committee may publish special procedures for
            Catch-Up Contributions from time to time, as the Committee considers appropriate to facilitate administration of Catch-Up Contributions.
            Effective January 1, 2004, the Committee may limit the election frequency to once in each Plan Year for those Participants who also participate in the SunTrust Banks, Inc. 401(k) Excess Plan or in any
            similar nonqualified deferred compensation plan.

      (i)   CESSATION. A Participant may elect to cease making Employee
            Contributions as of the first day of any month. He may elect to resume making Employee Contributions as of the first day of any subsequent month so long as he remains an eligible Employee. He must submit his election to cease or to resume contributing to the
            Service Center during the month preceding the date when his election becomes effective.

                                       17

      (j)   MISTAKES IN CONTRIBUTIONS. Plan fiduciaries will take reasonable steps to ensure that the Plan is administered as written and in compliance with the Code and ERISA, and to correct defects as promptly as practicable. If the Committee discovers a material defect related to Employee Contributions, it will correct the defect, either by effecting increased payroll deductions, or by refunding any excess deduction, or by re-allocating Employee
            Contributions, as may be needed to put the affected Participant in the same position he would have enjoyed if the defect had not occurred. See Subsection 4.1(e) for additional provisions regarding corrections of mistakes.

      (k)   COMMITTEE REGULATIONS. The Committee may from time to time establish and uniformly apply rules governing elections, including rules regarding the frequency with which elections may be modified or revoked.

3.2   EMPLOYER MATCHING CONTRIBUTIONS. The provisions set forth in this Section are effective beginning January 1, 2002. For each Plan Year, the Company may in its discretion direct the Employers to contribute cash to be used to purchase Employer Stock and/or shares of Employer Stock. The Company may direct that shares of Employer Stock be released from the Suspense
      Account under Subsection 3.4(f). If a Contribution is made in shares of
      Employer Stock, the shares will have a Fair Market Value equal to the amount that would be contributed if cash had been used.

      (a)   MATCHING CONTRIBUTION. The Employers will make a Matching
            Contribution in an amount equal to 100 percent of the first 3 percent, and 50 percent of the next 2 percent, of Compensation contributed by each Participant for each payroll period during the
            Plan Year. Matching Contributions are allocated to Matching Accounts as soon as practicable after the end of each payroll period for which they are made. Subject to the Committee's approval, the
            Employers may make a Matching Contribution in advance of the payroll period to which it relates, in a reasonably calculated amount and in compliance with applicable law, to the extent needed for liquidity.
            The Employers will not make Matching Contributions for Catch-Up
            Contributions.

      (b)   OPPORTUNITY TO MAXIMIZE MATCHING CONTRIBUTIONS. The Committee, in
            its sole and complete discretion, may for any Plan Year direct the
            Employers to make Matching

                                       18

            Contributions (sometimes called true-up Contributions) after the end of each calendar quarter or after the end of the Plan Year. For example, the Committee may direct Employers to make true-up
            Contributions for any Plan Year when Participants are required to elect to contribute the maximum allowable percentage of Compensation under Section 3.1(a) for each payroll period up to the Code Section
            402(g) Dollar Limit in effect for the year, as a condition to being eligible to elect to make Catch-Up Contributions under Subsection
            3.1(d). As soon as practicable after the end of each Plan Year when the Committee directs Employers to make true-up Contributions, or at more frequent intervals as the Committee considers proper, the
            Employers will make true-up Contributions for each Participant whose deferral pattern during the Plan Year caused him to receive allocations of Matching Contributions during the Plan Year in an amount less than the maximum amount permitted under the terms of the
            Plan, i.e., he contributed an amount greater than 5 percent of his
            Compensation for one or more payroll periods during the Plan Year and reached the Code Section 402(g) Dollar Limit before the end of the Plan Year. For Plan Years when the Committee does not publish such requirement in advance, the Employers will make Matching
            Contribution only on the first 5 percent of Compensation contributed for each payroll period throughout the Plan Year, and will not make true-up Contributions.

      (c)   MAKE-UP CONTRIBUTIONS AFTER MILITARY LEAVE. Effective January 1,
            1996, the Employers will make special Matching Contributions for each of their Participants who returns to Employment from unpaid military leave covered under the Uniformed Services Employment and
            Reemployment Rights Act of 1994 and contributes the make-up Employee
            Contributions described in Subsection 3.1(e). Each Matching
            Contribution will relate to the Plan Year for which the make-up
            Employee Contribution is made and will be subject to the
            percentage-of-Compensation limit and Code Section 415 limit in effect for that Plan Year. The Committee will not allocate investment earnings to the make-up Contribution for the period of leave.

      (d)   ACQUISITION LOAN REPAYMENTS. For each Plan Year when the ESOP has an out- standing Acquisition Loan, the Employers will contribute at least the amount necessary to amortize the Acquisition Loan in accordance with its payment terms.

                                       19

      (e)   VESTING. All Employer Contributions and all earnings allocated to
            Employer Contribution Accounts are fully vested at all times.

      (f)   VALUATION OF SHARE UNITS FOR ALLOCATION PURPOSES. Allocations of
            Share Units will be based on Fair Market Value on the date the Share
            Units are allocated.

      (g)   EXCLUSIVE BENEFIT OF PARTICIPANTS. All Employer Contributions will be irrevocable when made and will not revert to the Employers, except as provided in Subsection 3.2(j). All Employer Contributions and attributable earnings will be used for the exclusive benefit of
            Participants and their beneficiaries and for paying the reasonable expenses of administering the Plan.

      (h)   CONTRIBUTIONS LIMITED TO TAX DEDUCTIBLE AMOUNTS.

            (1)   ACQUISITION LOAN PRINCIPAL REPAYMENTS. The Employers may
                  contribute an annual amount that does not exceed 25 percent of the Compensation of all Participants for the Plan Year if the
                  Trustee uses the entire Contribution to repay principal on an
                  Acquisition Loan, no later than the extended due date of the
                  Employer's federal income tax return for the fiscal year in which ends the Plan Year for which the Contribution is made.
                  The Employers may deduct, without any limitation, the portion of their annual Contributions that the Trustee used to repay interest on any Acquisition Loan. The Employers may also
                  deduct all dividends paid on allocated or unallocated Employer
                  Stock held under the ESOP to the extent that the dividends are either (A) made available or paid in cash to Participants
                  within 90 days after the end of the Plan Year in which paid under Subsection 4.1(c), or (B) used to repay an Acquisition
                  Loan the proceeds of which were used to acquire the Employer
                  Stock on which the dividend is paid. The dividend deduction will be taken in the Employer's taxable year when the dividend is declared and made available to Participants or is used to repay the Acquisition Loan.

            (2)   EMPLOYER CONTRIBUTIONS. Effective January 1, 2002, the
                  Employers will limit their Contributions for each Plan Year so that the total annual amount does not exceed 25 percent of the
                  Compensation of all of their Employees for each Plan Year, when

                                       20

                  combined with Employee Contributions and with Employer
                  contributions under all other qualified plans maintained by
                  Controlled Group members, or such other limit as may be
                  specified in Code Section 404(a) from time to time. This
                  deduction will be in addition to the deductions described in
                  Subsection (h)(1). For this purpose, Compensation includes
                  Employee Contributions, but Employee Contributions do not
                  count toward the 25 percent limit.

            (3)   EFFECT ON DEDUCTIBILITY OF CONTRIBUTIONS TO OTHER PLANS. No
                  Employer's federal income tax deductions for its Contributions used to repay Acquisition Loans will reduce the deduction
                  limits applicable to its contributions to any other defined contribution or defined benefit plan.

      (i)   MISTAKES IN CONTRIBUTIONS. Plan fiduciaries will take reasonable steps to ensure that the Plan is administered as written and in compliance with the Code and ERISA, and to correct defects as promptly as practicable. If the Committee discovers a material defect related to Employer Contributions, it may direct the
            Employers to make any Contributions, and/or to reallocate Employer
            Contributions, as may be needed to put Participants in the same position they would have enjoyed if the defect had not occurred. See
            Subsection 4.1(f) for additional provisions regarding corrections of mistakes.

      (j)   RETURN OF EMPLOYER CONTRIBUTIONS. Employer Contributions will be returned to the affected Employers under the following
            circumstances:

            (1)   MISTAKE OF FACT. Employer Contributions made by a mistake of fact will be returned to the affected Employer(s) within one year after such Contribution was made.

            (2)   NONDEDUCTIBLE. All Employer Contributions are conditioned upon their deductibility under Code Section 404 and will be
                  returned to the affected Employer(s) within one year after any disallowance.

3.3   ROLLOVER CONTRIBUTIONS.

                                       21

      (a)   ELIGIBLE ROLLOVER DISTRIBUTION. For purposes of this Section, an
            Eligible Rollover Distribution means a payment received by an
            Employee from another qualified plan or conduit individual retirement account (IRA) as described in Treas. Regs. Section
            1.402(c)-2, Q & A No. 3, i.e., it is either (1) a lump sum payment, or (2) a payment other than one that is part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10 years, or over the lifetime or life expectancy of the Participant or the joint lifetimes or life expectancies of the Participant and his named beneficiary. The
            Committee will not treat as an Eligible Rollover Distribution: (1)
            any distribution required under Code Section 401(a)(9); (2) any corrective refund of employee contributions to any plan; (3) any hardship withdrawals; (4) any distributions from any plan that is not qualified under Code Sections 401(a) and 501(a) (including but not limited to simplified employee pension (SEP) plans and simple retirement accounts), (5) after-tax contributions distributed from any qualified or non-qualified plan, or (6) ESOP dividends received as a result of a Code Section 404(k) election.

      (b)   ROLLOVER OR DIRECT PLAN TRANSFER. An Employee who receives an
            Eligible Rollover Distribution may roll over all or part of the distribution to the Trust, if the Committee determines that it complies with the requirements described in this Section. The
            Committee may accept the distribution as a direct plan-to-plan transfer. An Employee can make a Rollover Contribution before he completes his eligibility period under Section 2.1, or before he elects to participate, and will have his Rollover Contribution as his sole interest in the Plan until he begins making Elective
            Deferrals.

      (c)   TIMING. A rollover must be made within 60 days after the Employee receives the Eligible Rollover Distribution, except to the extent that the IRS permits a longer period under the Participant's circumstances.

      (d)   REQUIRED INFORMATION. The Committee will adopt such procedures, and may require such information from the Employee who desires to make a
            Rollover Contribution, as it considers necessary to determine whether the proposed rollover or direct plan transfer will meet the requirements of this Section. The Committee may require the Employee to submit a written certification that he received his Eligible
            Rollover Distribution from another qualified plan

                                       22

            or from a conduit IRA. Upon approval by the Committee, the Rollover
            Contributions will be deposited in the Trust Fund and will be credited to the Employee's Rollover Account.

      (e)   PROHIBITED ROLLOVERS AND TRANSFERS. The Committee will not accept
            Rollover Contributions from any plan that is subject to the joint and survivor annuity requirements set forth in Code Sections
            401(a)(11) and 417, unless the Employee's Spouse consented in writing to the distribution from such plan in a manner that complies with the spousal consent requirements prescribed under Code Sections
            401(a)(11) and 417. The Committee may require the Employee to submit a written certification that he received his distribution from a qualified plan that either was not subject to the spousal consent requirements or contained an exemption for his distribution, or that his Spouse properly consented to the distribution. The Plan will not accept the rollover of loans or any property other than cash and
            SunTrust common stock, except as provided in Addendum B.

      (f)   REFUND OF PROHIBITED ROLLOVERS. In the event the Committee discovers that a Participant has made a Rollover Contribution to the Plan that fails to comply with this Section or with any applicable law, the
            Committee will refund the Contribution and all earnings attributable to it as soon as practicable.

      (g)   RELIANCE ON EMPLOYEE'S REPRESENTATIONS. The Committee will in good faith rely on the representations made by the eligible Employee in his application to make a Rollover Contribution and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

3.4   ACQUISITION LOANS. The Board may from time to time authorize and direct the Trustee to make an Acquisition Loan either to purchase Employer Stock or to repay a previous Acquisition Loan. No proceeds from any Acquisition
      Loan may be used for any other purpose.

      (a)   ELIGIBLE LENDERS. The Trustee may make Acquisition Loans from any financial institution or other entity it considers appropriate, including a party in interest as defined in ERISA Section 3(14), or a disqualified person as defined in Code Section 4975(e)(2). A party in interest and/or disqualified person may guarantee any Acquisition
            Loan.

                                       23

      (b)   LOAN TERMS. Each Acquisition Loan will be for a specific term, and will bear a reasonable rate of interest. No Acquisition Loan will be payable upon demand except in the event of default.

      (c)   REPAYMENT. The Trustee will repay the principal and interest due on each Acquisition Loan, first from dividends paid on the Financed
            Shares, and after all such dividends have been used for repayment, from Employer Contributions made to repay the Acquisition Loan, and then from other earnings attributable to Employer Contributions made to repay the Acquisition Loan, according to directions from the
            Committee. To the extent permitted by the terms of the Acquisition
            Loan, the Committee may direct repayment more rapidly than specified in the amortization schedule, subject to the limitations on releasing Financed Shares described in Subsection (f).

      (d)   COLLATERAL AND SECURITY. The Trustee may use as collateral to secure any Acquisition Loan the Financed Shares acquired with the proceeds.
            The Trustee will not pledge any Plan assets other than Financed
            Shares as collateral for an Acquisition Loan. No lender will have recourse against any Plan assets other than Financed Shares that remain subject to pledge at the time of default. No Employer Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call or other option, or buy-sell agreement or any similar arrangement while held by the Plan, or when distributed from the
            Plan. This restriction will continue to apply after the Acquisition
            Loan has been repaid and will apply even if the ESOP has ceased to be an ESOP under Code Section 4975(e)(7).

      (e)   SUSPENSE ACCOUNT. The Trustee will maintain a separate Suspense
            Account to hold the Financed Shares acquired with the proceeds of each separate Acquisition Loan, whether or not the shares are encumbered under the terms of the Loan. Pursuant to directions from the Committee from time to time, the Trustee either will hold the dividends paid on the Financed Shares in the Suspense Account until they are released as described in Subsection (f), or will use the dividends to repay the Acquisition Loan.

      (f)   RELEASE OF FINANCED SHARES FROM SUSPENSE ACCOUNT. The Trustee will release Financed Shares from each Suspense Account under one of the following methods, which method will be determined by the Committee for each Acquisition Loan. The Financed Shares released

                                       24

            from the Suspense Account for each Plan Year will be allocated, on the basis of Fair Market Value as of the release date, to Matching
            Accounts under Section 3.2. To determine the number of Financed
            Shares to be released for each Plan Year from each Suspense Account, the Trustee will multiply the number of Shares held in the Suspense
            Account by one of the fractions described below. The Committee will structure each Acquisition Loan so that the number of Financed
            Shares to be released for each Plan Year is expected not to exceed the number needed to meet the Matching Contribution obligation. If the Committee determines that the number of shares required to be released for any Plan Year is greater than the number that can be used to meet the Matching Contribution obligation, the Committee may forego the Plan's status as a safe harbor plan for that Plan Year, or may protect the Plan's status as a safe harbor plan either by restructuring the loan (to the extent permitted by Department of
            Labor guidelines), or by making additional Contributions. The
            Committee may direct the Employers to make additional Contributions either as a uniform percentage of Compensation for all eligible
            Employees including those who have not made Employee Contributions for the Plan Year, or may make additional Matching Contributions in a uniform rate.

            (1)   PRINCIPAL-ONLY PAYMENT METHOD. Under this method, the fraction will be the ratio of the amount of principal repaid for the
                  Plan Year over the amount of principal to be repaid for the current and all future Plan Years. Under this method, annual principal payments must be made at least as rapidly as level payments over the loan term, which cannot exceed ten years, including renewals and extensions, and the portion of each repayment treated as interest may not exceed the payment
                  amount that would be treated as interest under standard loan amortization tables.

            (2)   PRINCIPAL-AND-INTEREST METHOD. Under this method, the fraction will be the ratio of the amount of principal and interest
                  repaid for the Plan Year over the amount of principal and
                  interest to be repaid for the current and all future Plan
                  Years. The Plan will use this method for any Acquisition Loan that has a flexible repayment schedule.

      (g)   DEFAULT. In the event of a default on an Acquisition Loan, the
            Trustee will transfer to the lender Plan assets equal in value to the amount of the defaulted balance. In the event of default on an
            Acquisition Loan from a party in interest as defined in ERISA
            Section 3(14),

                                       25

            or a disqualified person as defined in Code Section 4975(e)(2), the
            Trustee will transfer to such lender only the number of Financed
            Shares necessary to meet the repayment schedule of the Acquisition
            Loan.

3.5   PURCHASE AND SALE OF EMPLOYER STOCK. Pursuant to directions from the
      Committee, the Trustee may purchase Employer Stock from any source, but may not pay more than Fair Market Value for any share. The Trustee may purchase either outstanding shares, newly-issued shares, or treasury shares. To the extent that the Trustee needs to obtain cash for distributions under Articles 5 and 6, the Trustee may sell Employer Stock on the New York Stock Exchange or to the Company.

3.6   PAYMENT TO THE TRUSTEE. The Employers will transfer to the Trustee, no later than the 15th business day of the month following the month in which
      Employee Contributions are withheld, the amounts withheld for all of their
      Participants during the payroll periods ending in that month. The
      Employers will transfer their Employer Contributions to the Trustee as soon as practicable after the end of the payroll period for which they are made, but no later than the extended due date of the Company's federal income tax return for the fiscal year that ends in the Plan Year for which the Contribution is made. However, Employer Contributions that the Trustee uses to repay an Acquisition Loan will be made no later than 60 days after the end of the Plan Year for which the repayment is used to release and allocate shares from the Suspense Account.

3.7   ELECTIVE ACCOUNT TRANSFERS. The Committee may permit Participants to elect to make voluntary transfers of Account balances from another qualified defined contribution plan of the same type into this Plan, if the transfers are associated with either a corporate transaction (e.g., a merger or acquisition) or a change in a Participant's employment status
      (e.g., a transfer from another employer, whether or not it is a Controlled
      Group member). The Committee will allocate the transferred accounts to corollary Accounts in this Plan. This Plan will not be obligated to protect benefits that were provided in the transferor plan, i.e., the Code
      Section 411(d)(6) anti-cutback rules do not apply. After December 31,
      2001, the Committee will not permit this type of transfer for any eligible rollover distribution if the Participant can elect a direct rollover of his entire Account balances.

                                       26

                                    ARTICLE 4

                                   ALLOCATIONS

4.1   ADJUSTMENTS TO ACCOUNT BALANCES.

      (a)   REGULAR VALUATION DATES. As of each Valuation Date, the Trustee will determine the Fair Market Value of the Trust Fund. As soon as practicable after the Trustee receives the Employers' payroll data and other relevant records, the recordkeeper or the Trustee will adjust the Account balances of each Participant to reflect his allocations of Contributions, withdrawals and payments from his
            Accounts, and investment gains or losses and expenses.

      (b)   ADMINISTRATIVE FEES. The Plan may charge reasonable and uniform administrative fees to Participant Accounts.

      (c)   DIVIDENDS ON EMPLOYER STOCK. The Plan will use dividends issued on
            Employer Stock acquired with an Acquisition Loan and held in a
            Suspense Account, to repay any outstanding balance on that
            Acquisition Loan. Effective January 1, 2002, the Plan will maximize the Company's tax deductions available under Code Section 404(k) by permitting Participants and beneficiaries to elect whether to receive the dividends declared on the Share Units allocated to their
            Accounts in a cash payment to be made no later than 90 days after the end of the Plan Year in which the dividends were paid, or to reinvest them in the Employer Stock Fund. The Plan will provide the elections in a manner that permits Participants and beneficiaries reasonable time to make their elections with respect to each dividend declaration. The Plan will honor each Participant's and beneficiary's election as in effect on the record date for that dividend. The elections for each quarterly dividend become irrevocable on the record date for the dividend, unless the
            Committee has timely established and communicated a different irrevocability date. The Plan treats elections as evergreen so that each election remains in effect until the Participant or beneficiary affirmatively elects to change it. Participants and beneficiaries may change their dividend elections at any time for dividends to be declared after the submission date of the change request. The Plan treats any Participant or beneficiary who fails to make an affirmative election as if he had elected to reinvest his dividends in the Employer Stock Fund. The Plan will not distribute any earnings on any dividends that are reinvested in Employer Stock and subsequently distributed

                                       27

            pursuant to an election under this Section. Beginning in 2003, the
            Plan will decrease elected cash distributions to reflect any losses attributable to the dividend between the record date and the distribution date. The Committee may apply special election rules to the extent necessary to maximize the deduction for dividends declared during 2001, as permitted under IRS Notice 2002-2.

      (d)   VALUATIONS BINDING. In determining the value of the Trust Fund and the individual Accounts, the Trustee and the Committee will exercise their best judgment, and all determinations of value will be binding upon Participants and their beneficiaries.

      (e)   STATEMENT OF ACCOUNT BALANCES. As soon as practicable after the end of each Plan Year, the Committee will provide to each Participant and beneficiary for whom an Account is maintained a statement showing all allocations to and distributions and withdrawals from his Accounts, and the current value of his Accounts. For any Plan
            Year, the Committee may provide statements more frequently than annually.

      (f)   MISTAKES IN ACCOUNT BALANCES. The Committee will take reasonable steps to ensure that the Plan document is in compliance with all applicable laws as in effect from time to time, and to ensure that the Plan is administered as written. If the Committee discovers a material defect in any Account balance or payment from the Plan, it will take reasonable steps to correct the defect as promptly as practicable. The Committee will make a good faith effort to correct administrative errors in the manner that it considers appropriate under the circumstances and in compliance with IRS guidance on self-correction of operational defects. If the Committee determines that the burden or expense of seeking recovery of any overpayment or correcting any immaterial defect would be greater than is warranted under the circumstances, it may in its discretion forego recovery or other correction efforts. In correcting administrative defects, the
            Committee may make de minimis variances from Plan provisions
            (including but not limited to medium and timing of payment), to the extent any such variance would comply with applicable qualification requirements if it were set forth in a written provision of the
            Plan.

4.2   INVESTMENT ELECTIONS.

                                       28

      (a)   INVESTMENT FUNDS. From time to time, the Committee will direct the
            Trustee to make available one or more funds for the investment of
            Account balances, except those that are not eligible for
            diversification, as elected by each Participant or beneficiary. The
            Committee will timely describe the investment funds that are available from time to time, in written notices to Participants and beneficiaries. Except as may be provided in Addendum B or announced otherwise by the Committee, balances in the Employer Contribution
            Accounts will not be subject to election but will be invested in the
            Employer Stock Fund, until the Participant reaches age 55 and elects to diversify his investment in Employer Stock under Subsection
            4.2(g).

      (b)   COMPLIANCE WITH ERISA SECTION 404(C). The Plan will be administered in a manner to comply with ERISA Section 404(c). Participants will be permitted to exercise control over the investment of their
            Accounts, so that Plan fiduciaries will not be liable for any loss that results from any Participant's exercise of control.

      (c)   LIQUIDITY. The Trust Fund may hold cash and other liquid investments in such amounts as the Committee and/or the Trustee consider necessary to meet the Plan's liquidity requirements and to pay administrative expenses.

      (d)   INVESTMENT ELECTIONS. Participants must contact the Service Center to make their investment elections. The Service Center will issue a written confirmation of each election that it receives.

            (1)   INITIAL ELECTION. As of the date he enters the Plan, the
                  Participant may elect to have the aggregate balances in his
                  Employee Contribution Accounts invested among the investment funds in 1 percent increments.

            (2)   FAILURE TO ELECT. The Committee will direct the Trustee to invest the Employee Contribution Account balances of any
                  Participant who fails to timely complete his election, in a fund that invests primarily in fixed-income investments with relatively short average maturities.

                                       29

      (e)   CHANGE IN INVESTMENT ELECTION. As of any Valuation Date, each
            Participant may change his investment election for the balance(s) in his existing Employee Contribution Account(s), and each Participant who is eligible to diversify under Subsection 4.2(g) may make investment elections for the balance(s) in his Employer Contribution
            Account(s), in 1 percent increments. Reinvestment elections for existing balances will become effective as of the Valuation Date when made if the Participant completes his investment election no later than the daily time deadline. Otherwise, the election will become effective as of the next following Valuation Date. The
            Committee will establish and publish to Participants from time to time the daily time deadlines by which elections must be completed.
            Investment elections for future Employee Contributions, and for future Employer Contributions for Participants who are eligible to diversify, will be effective when made.

      (f)   INSIDER TRADING RULES. The Committee may enforce rules that restrict
            Participants who are insiders under Rule 16b-3 of Section 16 of the
            Securities Exchange Act of 1934, from engaging in certain
            discretionary transactions relating to the Employer Stock Fund that would trigger the short-swing profit recovery rules. Discretionary transactions may include (A) elective distributions (in-service withdrawals and loans under Article 5 that require liquidation of shares held in the Employer Stock Fund), and (B) investment elections that involve transfers to and from the Employer Stock
            Fund.

      (g)   DIVERSIFICATION ELECTIONS. Beginning on the first day of the month during which each Participant reaches age 55, he may diversify all or part of the balance in his Matching Account at any time, by making a fund transfer in 1 percent increments among the available investment funds as of any Valuation Date, or as otherwise provided in Addendum B. Beginning January 1, 2005, each Participant, regardless of age, may diversify up to 50 (fifty) percent of the
            Matching Contribution that is allocated to his Account after 2004, by making a fund transfer in 1 percent increments among the available investment funds as of any Valuation Date.

      (h)   REINVESTMENT OF EARNINGS. All dividends, capital gains distributions and other earnings attributable to the Account balances invested in each investment fund will be reinvested in that investment fund, except to the extent that dividends on Employer Stock are paid currently to Participants who elect to cash out their dividends under Subsection 4.1(c).

                                       30

      (i)   INVESTMENT EXPENSES. All expenses of each investment fund will be paid from that fund, to the extent not paid directly by the
            Employers.

      (j)   SPECIAL ELECTION RULES. The Committee may permit (1) investments in increments greater or lesser than 1 percent, (2) other investment funds, (3) other election filing dates, and/or (4) any other variance from these rules as it considers appropriate, under regulations adopted by the Committee, published to Employees, and uniformly applied.

4.3   VOTING RIGHTS. Each Participant will have the right to direct the Trustee as to the manner in which the Employer Stock represented by the Share
      Units held in his Accounts will be voted. The Trustee will vote combined fractional shares of Employer Stock represented by the Share Units in the manner that most closely reflects Participants' direction. The Trustee will refrain from voting the shares of Employer Stock represented by Share
      Units held in the Accounts of Participants who fail to give directions, except as required by any applicable law. The Trustee will vote unallocated shares of Employer Stock in the Suspense Account in the manner that the Trustee determines to be in the best interest of Participants and beneficiaries. For voting purposes, each Participant will be a named fiduciary with respect to the Employer Stock represented by the Share
      Units allocated to his Account. The Committee will provide to Participants and to the Trustee proxy material and other voting information identical to that provided to other stockholders.

4.4   TENDER OFFERS. In the event the Trustee receives any information or material that reasonably indicates a tender offer is being made to holders of Employer Stock, the Committee will furnish such information or material to each Participant whose Accounts are invested in the Employer Stock
      Fund, together with a form on which the Participant can confidentially direct the Trustee whether to tender the Employer Stock represented by his
      Share Units or take any other solicited action with respect to the
      Employer Stock represented by his Share Units. The Trustee will tender combined fractional shares of Employer Stock represented by the Share
      Units in the manner that most closely reflects Participants' direction.
      The Trustee will refrain from tendering the shares of Employer Stock represented by Share Units held in the Accounts of Participants who fail to give directions, except as required by any applicable law. The Trustee will tender unallocated shares of Employer Stock in the Suspense Account in the manner that the Trustee determines to be in the best interest of
      Participants and beneficiaries. For each Participant who sells the Share
      Units held

                                       31

      in his Accounts, the Trustee will reinvest the proceeds according to his current investment election, unless he elects otherwise under Subsection
      4.2(e). For purposes of any tender offer, each Participant will be a named fiduciary with respect to the Employer Stock represented by the Share
      Units held in his own Accounts.

                                       32

                                    ARTICLE 5

                        IN-SERVICE WITHDRAWALS AND LOANS

5.1   WITHDRAWALS WITHOUT A HARDSHIP. An in-service withdrawal is one made while the Participant is still in Employment and before he has had a payment event as described in Section 6.1. Unless the Committee directs otherwise, withdrawals are paperless transactions. The Participant must contact the
      Service Center and specify the amount or percentage of his available
      Account balances to be withdrawn. The Trustee will issue payment of the amount withdrawn as promptly as practicable after approval of the request.

      (a)   TYPES OF IN-SERVICE WITHDRAWALS. Hardship withdrawals are described in Section 5.2. The other types of withdrawals that can be made in-service are as follows.

            (1)   IN-SERVICE WITHDRAWAL FROM AFTER-TAX ACCOUNT. Each Participant
                  may withdraw all or part of his After-Tax Account balance as of any Valuation Date during his Employment. Withdrawals made from an After-Tax Account will be made in the following order:
                  (1) After-Tax Contributions made before 1987, without any
                  earnings; and (2) After-Tax Contributions made after 1986 and a pro rata share of earnings credited to his After-Tax Account both before and after 1986.

            (2)   IN-SERVICE WITHDRAWAL FROM ROLLOVER ACCOUNT. Each Participant
                  may withdraw all or part of his Rollover Account balance as of any Valuation Date during his Employment.

            (3)   IN-SERVICE WITHDRAWAL AFTER AGE 59-1/2. At any time after any
                  Participant reaches age 59-1/2, he may withdraw all or part of any of his Account balances.

            (4)   IN-SERVICE WITHDRAWAL AT AGE 70-1/2. Beginning in the calendar year when an active Participant reaches age 70-1/2, he may elect either to begin receiving payment of his Account
                  balances or to continue deferring payment until he retires.
                  The Plan will pay to any active Participant who is a 5-percent owner of any Employer, the minimum annual amount required
                  under Code Section 401(a)(9) for each year

                                       33

                  beginning in the year when he reaches age 70-1/2, with
                  payments beginning no later than April 1 of the following
                  year.

      (b)   AVAILABLE AMOUNT. The amount available to the Participant who makes an in-service withdrawal will be based on his available Account balances (minus any outstanding loan balance) determined as of the
            Valuation Date on which the withdrawal request is processed. Except as provided in Addendum B, Participants cannot withdraw Employer
            Contributions that were made under a Merged Plan, or any investment earnings credited to such Contributions after 1988.

      (c)   ORDER OF WITHDRAWAL FROM ACCOUNTS. The Committee will determine and publish to Participants from time to time the order in which each type of in-service withdrawal will be made from Participant
            Accounts.

      (d)   PRO RATA WITHDRAWALS FROM INVESTMENT FUNDS. In compliance with directions from the Committee with respect to the order of withdrawal from Accounts, the recordkeeper will subtract each in-service withdrawal pro rata from the investment funds in which the Account balances available for the withdrawal are invested. The recordkeeper will determine the amount to be subtracted from each investment fund by multiplying the amount of the withdrawal by the ratio of the amount invested in each investment fund to the total aggregate available Account balances.

      (e)   WITHDRAWALS OF MONEY PURCHASE PLAN BALANCES. A Participant may
            withdraw any portion of his Account balance that is attributable to employer contributions to a Merged Plan that was a money purchase plan, at any time after he reaches normal retirement age (age 59-1/2 for this purpose). The married Participant who makes a withdrawal from such Account (before or after his Termination Date) must have his Spouse's written consent in compliance with Subsection 6.7(b).

5.2   HARDSHIP WITHDRAWALS. The active Participant who wishes to make a hardship withdrawal during his Employment must contact the Service Center and specify the amount to be withdrawn. He must provide a written explanation of the reasons for the withdrawal and such other information as the
      Committee may request. The Trustee will issue payment of the amount withdrawn as promptly

                                       34

      as practicable after approval of the request. No Participant who has terminated Employment, and no beneficiary, will be eligible to make a hardship withdrawal.

      (a)   AVAILABLE AMOUNT. The amount withdrawn may not exceed the actual expenses incurred or to be incurred by the Participant because of his hardship, plus (as part of the same withdrawal) the reasonably estimated amount of taxes and penalties he must pay on the withdrawal. The sum of the Participant's outstanding loan balance under Section 5.3 (if any), plus the amount of his hardship withdrawal, may not exceed his total aggregate available Account balances determined as of the hardship withdrawal date. The
            Participant may withdraw, to the extent applicable for him: (1) the dollar amount of his Elective Contributions made after 1992
            (excluding earnings); (2) the dollar amount of his Matching
            Contributions that were made for Plan Years 1993 through 2001
            (excluding earnings) and that have been maintained in the Plan for at least 24 months; (3) the dollar amount of his Elective
            Contributions made under a Merged Plan (excluding earnings accrued after 1988); and (4) his Non-Matching Contributions that were made after 1988 (excluding earnings and amounts attributable to a money purchase pension plan) and that have been maintained in the Plan for at least 24 months.

      (b)   IMMEDIATE AND HEAVY FINANCIAL NEED. The Participant may make a hardship withdrawal only if he incurs a hardship that creates an immediate and heavy financial need that he cannot meet without the withdrawal. Effective January 1, 2006, a hardship withdrawal must be necessitated by either:

            (1)   Expenses for, or necessary to obtain, medical care for the
                  Participant, Spouse, qualifying child, or qualifying relative, which would be deductible under Code Section 213(d) if
                  determined without regard to whether medical expenses exceed
                  7.5% of adjusted gross income.;

            (2)   Costs directly related to the purchase of the Participant's principal residence, (including land purchase and all
                  construction costs, and excluding mortgage payments).

            (3)   Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education (including trade school) for the Participant,
                  Spouse, qualifying child or qualifying relative;

                                       35

            (4)   Payments necessary to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage on his principal residence;

            (5)   Payments for burial or funeral expenses for the Participant's deceased Spouse, qualifying child or qualifying relative;

            (6)   Expenses for the repair of damage to the Participant's
                  principal residence that would qualify for the casualty
                  deduction under Code Section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income;

            (7)   Any other catastrophic financial hardship that the Committee determines to have consequences similar in severity to the events listed above, and that make the withdrawal necessary for the safety or well-being of the Participant, his Spouse, qualifying child or qualifying relative.

      (c)   WITHDRAWAL NECESSARY TO MEET NEED. The Committee will treat a withdrawal as necessary to meet the immediate and heavy financial need if the following requirements are met:

            (1)   AMOUNT NEEDED. The amount withdrawn cannot exceed the amount of the need.

            (2)   LOANS AND DIVIDENDS. The Participant must obtain all other available withdrawals, distributions and nontaxable loans
                  under all qualified and nonqualified plans maintained by his
                  Employer, if any. The Participant will not be required to
                  obtain commercial loans. The Participant must elect to receive a cash payment for any dividends that are currently available under Subsection 4.1(c)

            (3)   SUSPENSION. After the Participant receives his hardship
                  withdrawal, the Committee will suspend his Elective
                  Contributions to this Plan and his contributions to or
                  deferrals under any other qualified or nonqualified cash or stock plan maintained by any Employer. For withdrawals made on or after January 1, 2002, the suspension period is 6 months.

      (d)   NONDISCRIMINATION. The Committee will determine the existence of the
            Participant's immediate and heavy financial need and the necessity for the withdrawal to meet the need, in a uniform and
            nondiscriminatory manner.

                                       36

      (e)   RELIANCE ON PARTICIPANT'S REPRESENTATIONS. The Committee will in good faith rely on the representations made by the Participant in his application for the hardship withdrawal and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

5.3   LOANS. The Committee will grant loans in a uniform and nondiscriminatory manner, subject to the following rules.

      (a)   APPLICATION AND ELIGIBILITY. The Participant who wishes to make a loan from his Account during his Employment must contact the Service
            Center and specify the amount to be borrowed. No Participant may receive a loan after he terminates Employment, and no beneficiary will be eligible for a loan. The Committee may deny a Participant's loan application if he failed to repay a previous Plan loan according to his repayment schedule. Any Participant who, on or after January, 2004, has defaulted on the outstanding balance of a previous loan, will not be eligible to make a loan.

      (b)   AVAILABLE AMOUNT. The Participant may request a loan from the aggregate balances in his Accounts. The total principal amount of the Participant's outstanding loans may not exceed the lesser of (1)
            50 percent of his aggregate Account balances as of the date the loan is approved, or (2) $50,000. If he has an outstanding loan balance, the $50,000 limit will be reduced by an amount equal to his highest outstanding balance during the twelve months immediately preceding the date when his loan is made, minus his current outstanding balance (i.e., his total principal repayments during the past 12 months). The minimum amount of each loan will be $1,000.00, unless the Committee has published another limit.

      (c)   ORDER OF ACCOUNT LIQUIDATION. Unless the Committee determines that a different order is appropriate, the Trustee will acquire the cash proceeds to make each loan by liquidating the Participant's Accounts in the following order, to the extent applicable for him: (1)
            Rollover Account; (2) Matching Account; (3) Non-Matching Account;
            (4) Merged (Prior Employer) Account; (5) Before-Tax Account; and (6)
            After-Tax Account. Unless the Committee determines that a different method is appropriate, the Trustee will subtract the proceeds of each loan pro rata from the investment funds in which the Account balances are invested.

                                       37

      (d)   LOAN ORIGINATION FEES. The Trustee will deduct an origination fee from the proceeds of each loan, in the amount stated in the Summary
            Plan Description as in effect from time to time or in another type of Participant communication. The Trustee will also deduct the fees for any required state documentary stamps or Uniform Commercial Code
            (UCC) filing fees. The Trustee will reflect the deduction on the statement that it issues with the proceeds. Early repayment of a loan will not result in reimbursement of any of the fees. Effective
            January 1, 2004, the Trustee will not deduct an origination fee from the proceeds of a loan made to a Participant who is on active military leave covered by the Uniformed Services Employment and
            Reemployment Rights Act of 1994 (USERRA).

      (e)   FREQUENCY OF LOANS. Each Participant will be eligible to have no more than two outstanding loans at any one time.

      (f)   INTEREST. Each loan will bear interest at a reasonable rate established by the Committee from time to time on the basis of rates currently charged by commercial lenders. The Plan will charge interest on loans in a uniform and nondiscriminatory manner.
            Effective January 1, 2004, for any period when a Participant is on active unpaid military leave covered by USERRA, he may submit a written request to the Committee to charge an interest rate not greater than 6% (or such other rate prescribed by the Servicemembers
            Civil Relief Act or other applicable law) on any loan that he has outstanding during that period (see Subsection (k)).

      (g)   SECURITY. Each loan will be secured by the Participant's pledge of the balances in his Accounts from which his loan is made. The
            Committee will treat each loan as an investment of the Participant's borrowed Account balances and will credit his principal and interest payments to the Accounts from which his loan proceeds were taken.
            Principal and interest payments will be invested according to the
            Participant's current election for his Employee Contributions.

      (h)   TERM. Each loan will be for a term not exceeding five years, except that the term may extend up to 10 years if the loan proceeds are used to purchase the Participant's principal residence (including land purchase and construction costs). Effective January 1, 2004, if

                                       38

            the Plan suspends the repayment obligation of any Participant who has a period of active military leave covered by USERRA, the
            Committee will extend the term of a loan made to such Participant by a period equal to the period of his loan suspension. The Plan does not extend the term of any loan for any Participant who is not on active military leave covered by USERRA, except as provided in subsection (l) below.

      (i)   REPAYMENT.

            (1)   PAYROLL DEDUCTION FOR ACTIVE PARTICIPANT. So long as the
                  Participant earns Compensation, he must make his loan
                  repayments by payroll deductions in equal amounts throughout the term of the loan. The amount of each repayment must be at least $25, or such other minimum amount as may be established by the Committee and stated in the Summary Plan Description as in effect from time to time or in another type of Participant communication.

            (2)   INACTIVE PARTICIPANT. The Participant who has an outstanding loan balance when he terminates, retires, or begins an unpaid leave, either may repay his outstanding balance in full, or may continue to make his scheduled loan repayments, by
                  personal check or other cash equivalent, not less frequently than monthly. The Trustee may charge a fee for processing each repayment. The Participant who has incurred a Disability and has qualified for benefits under his Employer's long-term
                  disability plan, is treated as being in Employment and on an authorized unpaid leave.

      (j)   DEFAULT. If the Participant fails to timely repay his loan, by the end of the calendar quarter following the calendar quarter in which such failure occurs, the Committee will declare a default of the entire outstanding balance, but will not deduct any portion of the defaulted balance from his Before-Tax Account unless he has terminated Employment or become Disabled. If the Participant has terminated or become Disabled, the Committee will treat the defaulted loan as a deemed distribution and will issue a Form 1099-R for the year in which the default occurs. If he has not terminated or become Disabled, the Committee will treat the defaulted loan as a deemed distribution except for the portion that was loaned from his
            Before-Tax Account, which cannot be distributed until his Disability or Termination Date.

                                       39

            The Committee will hold the canceled note in the Participant's
            Before-Tax Account as a non-income-producing investment until he becomes Disabled or terminates employment, and will then reduce his
            Before-Tax Account balance by the amount of the defaulted loan balance attributable to that Account.

      (k)   SUSPENSION OF REPAYMENTS DURING MILITARY LEAVE. Each Participant may
            elect to suspend his loan repayments while he is on unpaid military leave covered by USERRA. The five-year maximum repayment period will be extended by the length of the suspension. Effective January 1,
            2004, for any period when a Participant has as active unpaid military leave covered by USERRA, he may submit a written request to the Committee, with a copy of his call-up and/or extension orders, to charge an interest rate not greater than 6% (or such other rate prescribed by the Servicemembers Civil Relief Act or other applicable law). If the Participant fails to submit his written request before his loan repayments resume, the Committee will charge the rate stated in his promissory note. The Participant may submit his request at any time within 180 days after his termination or release from military service; if his repayments have resumed when he submits his request the Committee will make the appropriate adjustment. For any period when a Participant receives full
            Compensation from his Employer while on active military leave, the
            Plan will charge the interest rate stated in his promissory note.

      (l)   SUSPENSION OF REPAYMENTS DURING UNPAID LEAVE OF ABSENCE. Effective
            January 1, 2004, each Participant may elect to suspend his loan repayments for a period up to 12 months while he is on an unpaid leave of absence, other than a military leave covered by USERRA.
            This suspension will not extend the original term of the loan beyond five years, and the amount of each repayment due after the leave ends or after the first year of the leave, will not be less than the repayment amount required under the terms of the original loan. The
            Participant must make a balloon payment before the end of the original loan in the amount of the suspended repayments plus accrued interest.

      (m)   LOANS FROM MONEY PURCHASE PLAN BALANCES. The married Participant who borrows any portion of his Account balance that is attributable to employer contributions to a Merged

                                       40

            Plan that was a money purchase plan, must have his Spouse's written consent in compliance with Subsection 6.7(b).

      (n)   REVISIONS TO LOAN RULES AND PROCEDURES. Effective January 1, 2004,
            the Committee may in its discretion revise the rules and procedures that govern Plan loans, as it considers appropriate for
            administrative and/or compliance purposes.

5.4   DIRECT ROLLOVER. To the extent permitted under Section 6.10, the Committee will permit Participants to effect direct rollovers of their in-service withdrawals, under the rules set forth in Section 6.10. Withdrawals required under Code Section 401(a)(9), hardship withdrawals made after
      December 31, 1998, and loan proceeds are not eligible for rollover.

                                       41

                                    ARTICLE 6

                          POST-EMPLOYMENT DISTRIBUTIONS

6.1   DISTRIBUTION EVENTS.

      (a)   TERMINATION OF EMPLOYMENT OR DISABILITY. The Participant who
            terminates Employment for any reason or becomes Disabled, will be eligible for either immediate or deferred payment of his aggregate
            Account balances. The Participant must contact the Service Center and apply for payment, and must provide all requested documentation.
            The Trustee will issue payment as soon as practicable after the
            Committee approves the application. Effective January 1, 2002, payment may be made to Participants who have transferred to an employer outside the Controlled Group, i.e., terminated Employment, even if they continue working in the same position and same location for the new employer, if assets are not transferred from this Plan to a plan maintained by the new employer, and the new employer does not maintain this Plan.

      (b)   DEATH. If a Participant dies with any Account balances, the Plan will pay his balances to his beneficiary(s) under the rules stated
            in Section 6.6. The beneficiary(s) must contact the Service Center and apply for payment, and must provide all requested documentation.
            The Trustee will issue payment as soon as practicable after the
            Committee approves the application.

      (c)   EMPLOYER-INITIATED TRANSFER. The Company may merge this Plan with another qualified defined contribution plan. The Company may spin off a portion of this Plan and direct the Trustee to transfer affected Participant's Account balances to another employer's qualified plan. The Plan is not required to obtain Participant consent for such transactions. The transferee plan must protect all benefits covered under Code Section 411(d)(6), e.g., forms of payment.

      (d)   EMPLOYEE-INITIATED VOLUNTARY DIRECT TRANSFERS (CHANGE IN EMPLOYMENT
            TRANSFER). The Committee may permit Participants to elect to make voluntary transfers of Account balances from this Plan, if the transfers are associated with either a corporate transaction (e.g., a merger or acquisition) or a change in a Participant's employment status (e.g., a

                                       42

            transfer to another employer, whether or not it is a Controlled
            Group member, that has not adopted the plan in which the Participant originally participated). It is not necessary for the transferee plan to protect benefits that were provided in the transferor plan,
            i.e., the Code Section 411(d)(6) anti-cutback rules do not apply.
            This type of direct transfer is not available for an eligible rollover distribution for which the Participant can elect a direct rollover of his entire Account balances.

      (e)   PLAN TERMINATION. If the Plan terminates in part or in whole, and the Committee directs payment of benefits to affected Participants and beneficiaries, distributions will be made only in lump sum payments. The installment option will not be available for distributions made on account of Plan termination. However, the Plan will not make distributions under this Subsection if an Employer maintains a Successor Plan. For this purpose, EMPLOYER means an entity that is a Controlled Group member on the effective date of the Plan termination. SUCCESSOR PLAN means any other defined contribution plan maintained by the same Employer, excluding ESOPs and simplified employee pensions (SEPs), that exists at any time during the period beginning on the Plan termination date and ending
            12 months after the final distribution date of all assets from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the Plan termination date, fewer than 2 percent of the Participants in this Plan are eligible under the
            Successor Plan, that plan will not be treated as a Successor Plan.

6.2   AMOUNT OF PAYMENT. The Participant or beneficiary will receive his payment(s) based on the amount of his Account balances (minus any outstanding loan balance) determined as of the Valuation Date on which the payment request is processed.

6.3   TIMING OF PAYMENT. The Committee will direct the Trustee or other payor to issue the payment to the Participant or beneficiary as soon as practicable after it approves the request. If the Trustee is required to sell Employer
      Stock in order to distribute cash, the Plan will delay payment for the period required to effect the sale.

      (a)   PAYMENT TO THE PARTICIPANT. The Participant may elect to receive or begin receiving payment of his Account balances as soon as administratively practicable after his Termination Date, but not later than the end of the second calendar month following the

                                       43

            month when he reaches age 70-1/2. Effective March 28, 2005, the terminated or Disabled Participant whose aggregate Account balances exceed $1,000 may leave all or part of his Account balances in the
            Plan until that date.

      (b)   PAYMENT TO A BENEFICIARY. The beneficiary of the deceased
            Participant may elect to receive or begin receiving payment of his
            Account balances as soon as administratively practicable after providing evidence satisfactory to the Committee of the
            Participant's death. The non-Spouse beneficiary may not defer payment later than the last day of the calendar year following the year in which the Participant's death occurs. The surviving-Spouse beneficiary may not defer payment later than the last day of the calendar year in which the deceased Participant would have reached age 70-1/2.

6.4   FORMS OF PAYMENT.

      (a)   ACCOUNT BALANCE OVER $1,000. Regardless of the reason for
            termination of Employment, the Participant or beneficiary whose
            Account balances exceed $1,000 may elect to receive payment in one of the following forms:

            (1)   LUMP SUM payment; or

            (2)   INSTALLMENTS in substantially equal monthly, quarterly,
                  semi-annual, or annual payments, over a period that does not exceed the Participant's or beneficiary's life expectancy or the joint and last survivor life expectancy of the Participant and his beneficiary, but not longer than 9 years. The
                  Participant or beneficiary who initially elects installment payments may elect at any time to receive a lump sum payment of the remaining balances, or may elect not more frequently than once in any 12-month period to increase the amount of the installment payments. From time to time, the Committee will establish and publish to Participants and beneficiaries the order in which the Trustee will deduct installment payments from Accounts and from the investment funds in which Accounts are invested. The Participant or beneficiary will be permitted to change investment elections during the installment period on the same basis as active Participants. See Addendum A for rules in effect before January 1, 2006.

                                       44

      (b)   ACCOUNT BALANCE NOT OVER $1,000. As soon as practicable after the
            Participant's Termination Date, the Plan will automatically make a lump sum payment in cash to any Participant or beneficiary whose aggregate Account balances do not exceed $1,000 as of the payment date. The Participant or beneficiary may elect to receive Employer
            Stock for the portion of his Accounts invested in Employer Stock as of the payment date. When the Account balances of a Participant or beneficiary who is receiving installment payments decrease to less than $1,000, the Plan will not cash out those balances unless the
            Participant or beneficiary elects a lump sum payment. The automatic cash-out threshold was $3,500 before 1998, and was $5,000 from
            January 1, 1998 until March 28, 2005.

6.5   MEDIUM OF PAYMENT. The Participant or beneficiary may elect to receive the
      Account balances either (1) entirely in cash; (2) entirely in whole shares of Employer Stock, or (3) a combination of cash and Employer Stock. The
      Plan will distribute cash for amounts invested in funds other than the
      Employer Stock Fund, and cash or shares of Employer Stock for amounts invested in the Employer Stock Fund. Any fractional share of Employer
      Stock will be paid in cash. If the Trustee is not able to purchase a sufficient number of shares of Employer Stock, the Committee will notify the Participant or beneficiary that distribution will be delayed until the
      Trustee is able to settle the purchase. If the Trustee is not able to purchase a sufficient number of shares of Employer Stock within one year after the elected distribution date, or before the required distribution date described in Section 6.6 if earlier, the Plan will distribute cash instead of Employer Stock.

6.6   REQUIRED DISTRIBUTION RULES. The following provisions are effective
      January 1, 2003. The requirements of this Section take precedence over any inconsistent provisions of the Plan. The Plan will determine and pay all distributions required under this Section in accordance with Code Section
      401(a)(9) and Treas. Regs. Section 1.401(a)(9). The Plan permits a terminated Participant to defer payment until the end of the second calendar month following the month when he reaches age 70-1/2. The Plan makes a lump sum payment of his Account balances, or begins installment payments, no later than that date.

      (a)   APPLICABLE DEFINITIONS. For purposes of this Section, the following terms have the meanings set forth below.

                                       45

            (1)   ACCOUNT BALANCE means the Account Balance as of the last
                  valuation date in the calendar year immediately preceding the
                  Distribution Calendar Year.

            (2)   DESIGNATED BENEFICIARY means the Participant's surviving
                  Spouse, or another individual who is designated as a
                  beneficiary under Section 6.7 and is a Designated Beneficiary under Treas. Regs. Section 1.401(a)(9)-4. The Plan permits
                  Participants to designate multiple beneficiaries.

            (3)   DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution
                  Calendar Year is the calendar year immediately preceding the calendar year that contains his Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under this Section.

            (4)   FIVE-YEAR RULE means the rule that requires the Plan to
                  distribute the entire balance in an Account by December 31 of the year containing the fifth anniversary of the Participant's or Spouse's death, i.e., when the Participant dies before his
                  Required Beginning Date and has no Designated Beneficiary.

            (5)   LIFE EXPECTANCY means Life Expectancy as computed by using:
                  (A) the Uniform Lifetime Table for Participants, and (B) the
                  Single Life Table for surviving Spouses and other Designated
                  Beneficiaries. If a Participant submits a written request to the Committee, the Plan will compute the Life Expectancy of him and his Designated Beneficiary by using the Joint and Last
                  Survivor Table. These tables are set forth in Treas. Regs.
                  Section 1.401(a)(9)-9. Regardless of the number of years of a
                  Spouse's or other Designated Beneficiary's Life Expectancy according to the applicable table, the Plan will distribute the Participant's entire Account balance to such individual over a period not longer than 9 years.

            (6)   LIFE EXPECTANCY RULE means the rule that requires the Plan to distribute the

                                       46

                  entire balance in an Account over a period determined by using the Life Expectancy of the Participant and/or Designated
                  Beneficiary, as applicable. After the Participant's death, the
                  Plan will treat the surviving Spouse or other Designated
                  Beneficiary (if any) as if the Life Expectancy does not exceed
                  9 years.

            (7)   REQUIRED BEGINNING DATE means April 1 following the later of the calendar year in which the Participant reaches age 70-1/2 or the year in which he retires, except that the Required
                  Beginning Date for any Participant who is a 5-percent owner is
                  April 1 following the calendar year in which he reaches age
                  70-1/2 even if he has not retired. The Required Beginning Date for a surviving Spouse is December 31 of the later of the
                  calendar year in which the Participant would have reached age
                  70-1/2 if he had survived, or the year when he died. The
                  Required Beginning Date for a non-Spouse Beneficiary is
                  December 31 of the calendar year following the year in which the Participant died, or December 31 of the year containing the fifth anniversary of the Participant's death, as
                  applicable under this Section. The Plan will distribute each
                  Participant's and each Beneficiary's entire interest, or begin to make distribution, no later than his Required Beginning
                  Date.

      (b)   SEPARATE ACCOUNTS FOR MULTIPLE BENEFICIARIES. If a Participant is
            survived by multiple Designated Beneficiaries, and if the Committee establishes separate accounts by December 31 of the year following the year of the Participant's death, the Plan will calculate the minimum distributions for each Designated Beneficiary by using his
            Life Expectancy under the Single Life Table, as recalculated each year. Otherwise, the Plan will use the Life Expectancy of the oldest
            Designated Beneficiary to determine the required minimum
            distribution for all Designated Beneficiaries. However, Life
            Expectancy will not exceed 9 years.

      (c)   PARTICIPANT'S DEATH BEFORE HIS REQUIRED BEGINNING DATE. If a
            Participant dies before his Required Beginning Date, the Plan will distribute the entire balance in his Account, or begin to make distribution, no later than the applicable Required Beginning Date, and will complete the distribution over the following applicable period. The Trustee will ignore any payment made before the Required
            Beginning

                                       47

            Date and will treat the Spouse or other Designated Beneficiary as if the Participant had died before payments began, even if the
            Participant had received his first minimum annual payment before his death.

            (1)   IF THE SURVIVING SPOUSE IS THE SOLE DESIGNATED BENEFICIARY,
                  the Plan will make or begin distribution by December 31 of the calendar year following the later of the calendar year in
                  which the Participant died or the calendar year in which he would have attained age 70 1/2 if he had survived. The Plan will distribute the entire balance in the Account over a
                  period not to exceed the lesser or 9 years, or the Spouse's
                  Life Expectancy using the Single Life Table, as recalculated each year. For each Distribution Calendar Year, the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of the Spouse's remaining Life Expectancy, or a period of 9 years minus 1 for each previous Distribution Calendar Year.

            (2)   IF THE SURVIVING SPOUSE IS NOT THE SOLE DESIGNATED
                  BENEFICIARY, the Plan will begin distribution to the
                  Designated Beneficiary by December 31 of the calendar year following the calendar year in which the Participant died. The
                  Plan will distribute the entire balance in the Account over a period not to exceed the lesser of 9 years, or the Designated
                  Beneficiary's Life Expectancy using the Single Life Table, as recalculated each year. For each Distribution Calendar Year, the Plan will distribute a minimum amount equal to the
                  quotient obtained by dividing the Account Balance by the
                  lesser of the Designated Beneficiary's remaining Life
                  Expectancy, or a period of 9 years minus 1 for each previous
                  Distribution Calendar Year.

            (3)   IF THERE IS NO DESIGNATED BENEFICIARY AS OF SEPTEMBER 30 OF
                  THE YEAR FOLLOWING THE YEAR OF THE PARTICIPANT'S DEATH, the
                  Plan will distribute the entire balance in the Account by
                  December 31 of the calendar year containing the fifth
                  anniversary of the Participant's death.

            (4)   IF THE SURVIVING SPOUSE IS THE SOLE DESIGNATED BENEFICIARY AND
                  THE SURVIVING SPOUSE DIES AFTER THE PARTICIPANT BUT BEFORE
                  DISTRIBUTIONS TO THE SURVIVING SPOUSE BEGIN, the Plan will begin distributions by the time specified

                                       48

                  in Subsection (c)(a) above (the surviving Spouse's Required
                  Beginning Date) and will apply Subsections (c)(2) and (3)
                  above as if the surviving Spouse were the Participant.

      (d)   PARTICIPANT'S DEATH AFTER HIS REQUIRED BEGINNING DATE. If a
            Participant dies after his Required Beginning Date, the Plan will determine required minimum distributions under this Subsection.

            (1)   REQUIRED MINIMUM DISTRIBUTIONS DURING THE PARTICIPANT'S
                  LIFETIME. During the Participant's lifetime, for each
                  Distribution Calendar Year the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account
                  Balance by the distribution period in the Uniform Lifetime
                  Table, using the Participant's age as of his birthday in the
                  Distribution Calendar Year. The Plan will base the
                  distribution for the year of the Participant's death on his
                  Life Expectancy using the Uniform Lifetime Table. Mellon says it's standard is to use the Uniform Lifetime Table. If a
                  Participant's sole beneficiary for the Distribution Calendar
                  Year is his Spouse who is more than 10 years younger than he, he may submit a written request to the Committee that the Plan use the quotient obtained by dividing the Account Balance by the number in the Joint and Last Survivor Table obtained by using the Participant's and Spouse's attained ages as of their birthdays in the Distribution Calendar Year.

            (2)   PARTICIPANT'S DEATH ON OR AFTER HIS REQUIRED BEGINNING DATE
                  WITH A DESIGNATED BENEFICIARY. If a Participant dies on or after his Required Beginning Date and has a Spouse or other
                  Designated Beneficiary, for each Distribution Calendar Year after the year of the Participant's death the Plan will
                  distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of 9 years or the longer of the remaining Life Expectancy of the Participant or
                  Designated Beneficiary, measuring both Life Expectancies using the Single Life Table. The Participant's remaining Life
                  Expectancy is calculated using his age in the year of death, reduced by one for each subsequent year.

                  (A)   IF THE SURVIVING SPOUSE IS THE PARTICIPANT'S SOLE
                        DESIGNATED

                                       49

                        BENEFICIARY, the Plan will calculate the Spouse's
                        remaining Life Expectancy for each Distribution Calendar
                        Year after the year of the Participant's death using the
                        Single Life Table and the Spouse's age as of the
                        birthday in that year. For Distribution Calendar Years
                        after the year of the Spouse's death, the Plan will
                        calculate the Spouse's remaining Life Expectancy using
                        the Spouse's age as of the birthday in the calendar year
                        of the Spouse's death, reduced by one for each
                        subsequent calendar year. Life Expectancy will not
                        exceed 9 years.

                  (B)   IF THE SURVIVING SPOUSE IS NOT THE SOLE DESIGNATED
                        BENEFICIARY, the Plan will calculate the Designated
                        Beneficiary's remaining Life Expectancy using the Single
                        Life Table and the Beneficiary's age in the year
                        following the year of the Participant's death, reduced
                        by one for each subsequent year. Life Expectancy will
                        not exceed 9 years.

            (3)   PARTICIPANT'S DEATH ON OR AFTER HIS REQUIRED BEGINNING DATE
                  WITH NO DESIGNATED BENEFICIARY. If a Participant dies on or after his Required Beginning Date and does not have a Spouse or other Designated Beneficiary as of September 30 of the year after the year of his death, for each Distribution Calendar
                  Year after the year of the Participant's death the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the Participant's remaining
                  Life Expectancy calculated using the Single Life Table and his age in his year of death, reduced by one for each subsequent year. Life Expectancy will not exceed 9 years.

      (e)   QUALIFIED DOMESTIC RELATIONS ORDERS (QDRO). The Plan may defer a required minimum distribution for a period up to 18 months as necessary to give the Committee time to review and implement the terms of a QDRO.

      (f)   TRUST AS DESIGNATED BENEFICIARY. If a Participant names a trust as a beneficiary, the Plan may treat the beneficiaries of the trust as the Designated Beneficiaries for purpose of the minimum distribution requirements. The Designated Beneficiaries

                                       50

            must provide the Committee the trust documentation that certifies the Designated Beneficiaries under the trust, by October 31 of the year following the year of the Participant's death.

      (g)   ELECTION TO ALLOW PARTICIPANTS OR BENEFICIARIES TO ELECT FIVE-YEAR
            RULE. The Plan will permit each Participant and each Designated
            Beneficiary to elect, on an individual basis, whether the Five-Year
            Rule or the Life Expectancy Rule will apply to distributions after the Participant's death. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Subsection (c), or by September 30 of the calendar year which contains the fifth anniversary of the
            Participant's (or, if applicable, surviving Spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, the Plan will make distributions in accordance with
            Subsections (c) and (d).

      (h)   AGE 65 PAYMENT RULE. Unless the Participant elects otherwise, the
            Plan will make or begin to make payment of his Account balances no later than the 60th day after the end of the Plan Year in which occurs the latest of: (1) his 65th birthday; (2) the tenth anniversary of the date he began participating in the Plan; or (3)
            his Termination Date. The Plan treats a failure to elect earlier payment as an election to defer.

6.7   BENEFICIARY DESIGNATION.

      (a)   PROCEDURE. The Participant may name as his primary and/or contingent beneficiary one or more individuals or an entity other than a natural person, e.g., a trust, foundation, school, or church, to receive any Account balances remaining in the Plan after his death.
            The surviving Spouse will be the sole primary beneficiary unless the
            Spouse has waived that right under Subsection (b). If no designated beneficiary survives the Participant, the Plan will treat the surviving Spouse (if any) as the beneficiary, or if none then the
            Participant's descendants per stirpes, or if none then the
            Participant's estate. If the Participant names more than one beneficiary, he must designate the percentages payable to each, and may indicate whether

                                       51

            each beneficiary is primary or secondary. The Participant who elects the installment form of payment may designate a primary and secondary beneficiary, and may change his beneficiary(s) at any time before his death, with Spousal consent if he is married. If the
            Participant was receiving installment payments, the Plan will pay any balance that remains after the death of the last surviving designated beneficiary, to that beneficiary's estate. After the
            Participant's death, the beneficiary will have the right to make investment elections under Section 4.2, and to elect payment under the rules set forth in this Article 6. The Plan will not honor any beneficiary designation that the Committee or the Service Center did not receive before the Participant's death.

      (b)   WAIVER OF SPOUSE'S RIGHTS. The sole primary beneficiary of the married Participant is his surviving Spouse, unless he elects to have all or any part of his Account balances that otherwise would be payable to his surviving Spouse in the event of his death, payable instead to one or more beneficiary(s) designated under Subsection
            (a). Each such election must be in writing and (1) must be signed by the Participant and his Spouse; (2) the Spouse's consent must acknowledge the effect of the election and that he/she cannot later revoke the waiver unless the Participant makes a new beneficiary designation; (3) the Spouse's consent must either specifically approve each named beneficiary and the elected form of payment, or must permit the Participant to name any beneficiary and elect any form of payment; and (4) the Spouse's consent must be witnessed by a notary public. Spousal consent will not be required if the
            Participant provides the Committee with a decree of abandonment or legal separation, or with satisfactory evidence that he cannot obtain consent because he has been unable to locate his Spouse after reasonable effort. If the Spouse is legally incompetent, the
            Spouse's court-appointed guardian may give consent, even if the guardian is the Participant.

      (c)   PAYMENT TO MINOR OR INCOMPETENT BENEFICIARIES. If the deceased
            Participant's beneficiary is a minor, or is legally incompetent, the
            Trustee will make payment to the court-appointed guardian or representative of such beneficiary, or to a trust established for the benefit of such beneficiary, as applicable. If no guardian or representative is appointed, and no trust is established, the Plan will defer payment until the beneficiary reaches majority or becomes legally competent under applicable state law. Such payment will be in full satisfaction of all

                                       52

            liability that the Plan and Plan fiduciaries have with respect to the deceased Participant and the beneficiary.

      (d)   DISCLAIMER OF BENEFICIARY STATUS. Any beneficiary can disclaim the right to receive all or part of the Account balance that otherwise would be payable, by presenting to the Committee a written and notarized disclaimer. The Plan will treat the beneficiary who has disclaimed his rights as if he predeceased the Participant.

      (e)   JUDICIAL DETERMINATION. If the Committee for any reason considers it improper to direct any payment as specified in this Section, it may have a court of applicable jurisdiction determine to whom payments should be made.

6.8   PAYMENT TO THE PARTICIPANT'S REPRESENTATIVE. If the Participant is
      incompetent to handle his affairs at any time while he is eligible to receive a payment from the Plan, the Trustee will make payment to his court-appointed personal representative, or if none is appointed the
      Trustee may in its discretion make payment to his next-of-kin or attorney-in-fact, for the benefit of the Participant. The Committee may request a court of competent jurisdiction to determine the payee. Such payment will be in full satisfaction of all liability that the Plan and
      Plan fiduciaries have with respect to the Participant.

6.9   UNCLAIMED BENEFITS. In the event the Committee cannot locate, with reasonable effort and after a period of five years, any person entitled to receive the Participant's Account balances, his balances will be forfeited but will be reinstated, as required under Treasury Regulations Section
      1.401(a)-14(d) or any other applicable law, in the event he subsequently makes a claim for benefits.

6.10  DIRECT ROLLOVER. The Participant or surviving Spouse or Spousal alternate payee under a qualified domestic relations order, who receives an eligible rollover distribution from this Plan, may instruct the Committee to transfer all or part of the distribution to another qualified retirement plan (which for this purpose includes Code Section 403(b) plans and Code
      Section 457(b) governmental plans, beginning January 1, 2002) or to an individual retirement account (IRA). Before January 1, 2002, a surviving
      Spouse cannot roll over to another qualified retirement plan. An eligible rollover distribution is either (a) a lump sum payment, or (b) a payment other than one that is part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10

                                       53

      years, or over the lifetime or life expectancy of the Participant or the joint lifetimes or life expectancies of the Participant and his named beneficiary. Beginning January 1, 2002, the Committee will permit rollovers from the After-Tax Accounts. The following will not be eligible for rollover: (a) minimum annual amounts required to be paid under Code
      Section 401(a)(9) as described in Section 6.6; (b) amounts paid as cash dividends on Employer Stock under Subsection 4.1(c); (c) hardship withdrawals made after December 31, 1998; (d) refunds of Excess 402(g)
      Deferrals; (e) refunds of Employee Contributions that had been designated as Catch-Up Contributions but that failed to meet the requirements set forth in Subsection 3.1(d); and (f) any refunds required to satisfy the
      ADP Test and/or ACP Test in the event the Plan loses safe harbor status for any Plan Year. The Committee will provide timely notice of the right to make a direct rollover. The payee must timely provide in writing all information required to effect the rollover. Non-Spousal beneficiaries cannot make rollovers.

                                       54

                                    ARTICLE 7

                          LIMITATIONS ON CONTRIBUTIONS

7.1   EXCESS 402(g) DEFERRALS. The Plan will limit each Participant's Elective
      Contributions to the Dollar Limit in effect for each calendar year under
      Code Section 402(g), as indexed under that Section. In the event any
      Participant makes Excess 402(g) Deferrals for any calendar year, the excess amount will be distributed under the following rules.

      (a)   TIME OF DISTRIBUTION. If the Participant made his Excess 402(g)
            Deferral solely to this Plan, the Committee will distribute the excess amount and attributable earnings as soon as practicable after it discovers the excess. If the Participant made his Excess 402(g)
            Deferral in whole or in part to another qualified plan or individual retirement account but wishes to withdraw all or part of the excess amount from this Plan, he must submit to the Committee no later than
            March 15 written documentation that he made Excess 402(g) Deferrals for the previous calendar year and a request that a specified amount of the excess be distributed from this Plan. In the event any Excess
            402(g) Deferral is not refunded by April 15 of the calendar year following the calendar year in which it was contributed, it will remain in the Participant's Before-Tax Account until a distribution event occurs under Article 5 or 6, except to the extent the Internal
            Revenue Service (IRS) permits earlier distribution under a self-correction program or otherwise. The Plan will not refund any
            Excess 402(g) Deferral in excess of the amount the Participant has actually contributed to this Plan plus attributable earnings.

      (b)   REPORTING FORM. When the Trustee refunds the Excess 402(g) Deferral, it will designate the refund as an Excess 401(g) Deferral on the appropriate form published by the IRS so that the Participant can designate the refund as an Excess 402(g) Deferral on his income tax return.

      (c)   ORDER OF DISTRIBUTIONS. From time to time, the Committee will instruct the recordkeeper whether to use the first-in-first-out method, or the last-in-first-out method, to make refunds of Excess
            402(g) Deferrals.

                                       55

      (d)   INCLUSION IN ANNUAL ADDITION. Excess 402(g) Deferrals made by HCEs and by NCEs that are refunded in the same Plan Year or by April 15 of the next following Plan Year will not be included in their Annual
            Additions under Section 7.2. Excess 402(g) Deferrals that are also
            Excess Annual Additions and that are refunded under Subsection
            7.2(b) as such, will not be included in the Participant's Annual
            Addition.

      (e)   DETERMINATION OF EARNINGS. The Committee will use the Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's Excess 402(g) Deferrals for the
            Plan Year for which the Contribution was made, and will ignore gap period earnings (for the period between the end of the Plan Year and the refund date).

7.2   CODE SECTION 415 LIMITATION. In no event will the Maximum Annual Addition for any Participant exceed the Code Section 415 Limit described in this
      Section.

      (b)   APPLICABLE DEFINITIONS. For purposes of this Section, the following terms will have the meanings set forth below.

            (1)   ANNUAL ADDITION means, for each Participant for each
                  Limitation Year, the sum of (A) Employee Contributions and
                  Employer Contributions allocated to his Accounts under this
                  Plan; (B) any contributions allocated to an individual medical account that is part of a pension or annuity plan maintained by a Controlled Group member from which benefits described in
                  Code Section 401(h) are payable; (C) any contributions to
                  separate post-retirement medical benefit accounts maintained for key employees under Code Section 419A(d)(3) under a
                  welfare benefit fund; and (E) any allocations under a
                  simplified employee pension maintained by any Employer. Annual
                  Addition EXCLUDES (A) Excess 402(g) Deferrals timely refunded under Section 7.1, (B) any Contributions distributed as Excess
                  Annual Additions under Subsection 7.2(a)(4), and Catch-Up
                  Contributions. For purposes of determining the Annual
                  Addition, the Committee will use cost basis to value Financed
                  Shares and will use Fair Market Value for other shares of
                  Employer Stock. For any Limitation Year for which no more than one-third of the Employer Contributions used to repay
                  principal and/or interest on an Acquisition Loan are allocated to HCEs, the Annual Addition will not include

                                       56

                  the Participant's allocable share of Employer Contributions used to pay interest on an Acquisition Loan, if the Trustee makes the interest payment no later than the due date of the
                  Company's federal income tax return, including extensions, for the fiscal year in which ends the Limitation Year for which the Contribution was made. The Committee may in its discretion reallocate Employer Contributions to the extent necessary to avoid allocating more than one-third of such Contributions to
                  HCEs for any Limitation Year. For any Limitation Year when more than one-third of the Employer Contributions are
                  allocated to HCEs, each Participant's Annual Addition will be based on both principal and interest payments on any
                  Acquisition Loan.

            (2)   COMPENSATION means the taxable earnings paid to the
                  Participant by an Employer and reported on his Form W-2 for the Limitation Year, plus salary reduction amounts deferred under Code Sections 401(k),125 and/or 132(f).

            (3)   CONTROLLED GROUP means the Controlled Group as defined in
                  Article 1, except that 50 percent is substituted for 80
                  percent each place it appears. For purposes of the Code
                  Section 415 Limit, all Controlled Group members are considered to be a single Employer.

            (4)   EXCESS ANNUAL ADDITION means any Elective Contribution and/or
                  Employer Contribution that exceeds the Participant's Maximum
                  Annual Addition for the Limitation Year.

            (5)   LIMITATION YEAR means the Plan Year.

            (6)   MAXIMUM ANNUAL ADDITION means, for each Participant during each Limitation Year, an amount that does not exceed the
                  lesser of (A) $ 40,000 as indexed in $1,000 increments under
                  Code Section 415, or (B) 100 percent of his Compensation.

      (b)   EXCESS ANNUAL ADDITIONS. The Committee will remove from each
            Participant's Accounts any allocations that would cause his Annual
            Addition for any Plan Year to exceed his Maximum Annual Addition, if the excess results from a reasonable error in estimating his annual
            Compensation, or in determining the amount of Elective Contributions that he can

                                       59

            make under the Dollar Limit described in Section 7.1, or under other circumstances that the Internal Revenue Service permits. The
            Committee will refund unmatched Employee Contributions, and then matched Employee Contributions, with attributable earnings. The
            Committee will then remove the Matching Contributions attributable to the refund(s) to a suspense account. The Committee will reallocate the amount in the suspense account to all Participants as part of their Matching Contribution for the same or the next Plan
            Year. In the event the Plan terminates before the suspense account balance is reduced to zero, the Committee will allocate the remaining balance as a uniform percentage of Compensation.

      (c)   COMBINING OF PLANS. For purposes of applying the limitations described in this Section, all defined contribution plans that are qualified under Code Sections 401(a) and 501(a) and are maintained by Controlled Group members, will be treated as a single defined contribution plan. If any Controlled Group member maintains a qualified defined contribution plan for any Plan Year, the Committee will determine from which plan any Excess Annual Addition will be distributed.

      (d)   COMPLIANCE WITH CODE SECTION 415. The intent of this Section is that the maximum permissible allocation under Code Section 415 is available to each Participant for each Limitation Year. If there is any discrepancy between this Section and Code Section 415, Code
            Section 415 will prevail.

7.3   TOP-HEAVY RULES. Since the Plan is a safe harbor plan that accepts only
      Elective Contributions that meet the safe harbor requirements of Code
      Section 401(k)(12), and Matching Contributions that meet the safe harbor requirements of Code Section 401(m)(11), the Plan is deemed to be in compliance with the Code Section 416 top-heavy rules effective January 1,
      2002. The top-heavy rules that were in effect before January 1, 2002, and that will resume effectiveness if the Plan fails to qualify as a safe-harbor plan for any Plan Year, are set forth in Addendum A.

                                       58

                                    ARTICLE 8

                        AMENDMENT, TERMINATION AND MERGER

8.1   AMENDMENT.

      (a)   PROCEDURE. The Company reserves the right to amend the Plan from time to time. Amendments that significantly impact funding and/or
            Employer Contributions will be subject to the approval of the Board or the Compensation Committee. With respect to other amendments, the
            Committee will determine when an amendment is appropriate, and will cause the amendment to be drafted. The amendment will be adopted, or the adoption will be ratified, by signature of a member of the
            Committee.

      (b)   PROHIBITED AMENDMENTS. The Committee will not permit the adoption of any amendment that would have the effect of any of the following:

            (1)   EXCLUSIVE BENEFIT. No amendment will permit any part of the
                  Trust Fund to be used for purposes other than the exclusive benefit of Participants and beneficiaries and the payment of reasonable administrative expenses.

            (2)   NONREVERSION. No amendment will cause any assets of the Trust
                  Fund to be returned to any Employer, except as provided in
                  Subsection 3.2(j) and 8.2(c).

            (3)   NO CUT-BACK. No amendment will eliminate or reduce any
                  Participant's Account balance accrued before the amendment.

      (c)   ADMINISTRATIVE CHANGES WITHOUT PLAN AMENDMENT. The Committee
            reserves authority to make administrative changes to this Plan document that do not alter the minimum qualification requirements, without formal amendment to the Plan. The Committee may effect such changes by substituting pages in the Plan document with corrected pages. Administrative changes include, but are not limited to corrections of typographical errors and similar errors, conforming provisions for administrative procedures to actual practice and changes in practice, and deleting or correcting language that fails to accurately reflect the intended provision of the Plan.

                                       59

8.2   TERMINATION OF THE PLAN.

      (a)   RIGHT TO TERMINATE. The Company expects this Plan to be continued
            indefinitely but necessarily reserves the right to terminate the
            Plan or any portion of the Plan and all contributions attributable to the terminated portion at any time, and to terminate the participation of any Employer at any time, subject to approval of the Board. The Committee has sole and complete discretionary authority to determine when a partial termination of the Plan has occurred.

      (b)   PROVISION FOR BENEFITS UPON PLAN TERMINATION. In the event of termination, the Company may either: (1) continue the Trust, or any portion of the Trust for so long as it considers advisable and so long as permitted by law, either through the existing trust agreement(s), or through successor funding media; or (2) terminate the Trust, or any portion of the Trust, pay all expenses, and direct the payment of the benefits, either in the form of lump-sum distributions, transfer to another qualified plan, or any other form selected by the Committee, to the extent permitted by applicable law.

      (c)   SURPLUS REVERSION. Any assets that remain after all benefits under the Plan have been allocated will be returned to the affected
            Employer(s), to the extent permitted by applicable law.

8.3   ADOPTION OF THE PLAN BY A CONTROLLED GROUP MEMBER. The following provisions are effective as of the close of business on June 30, 2005.

      (a)   BENEFIT AFTER MERGER, CONSOLIDATION OR TRANSFER. In the event of any merger or consolidation of the Plan with any other plan, or the transfer of assets or liabilities by the Plan to another plan, each
            Participant will be entitled to receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

      (b)   NATIONAL COMMERCE FINANCIAL CORPORATION INVESTMENT PLAN. Effective
            as of the

                                       60

            close of business on June 30, 2005, the National Commerce Financial
            Corporation Investment Plan, as amended and restated effective
            August 1, 2001 and subsequently amended (the NCF 401(k) Plan), is further amended to provide that the NCF 401(k) Plan is amended to be, and is merged with and into this Plan.

                                       61

                                    ARTICLE 9

                                 ADMINISTRATION

9.1   ALLOCATION OF FIDUCIARY RESPONSIBILITIES. The Plan fiduciaries will have the powers and duties described below, and may delegate their duties to the extent permitted under ERISA Section 402.

      (a)   COMPANY. The Company, through its Board, will be responsible for appointing and removing Compensation Committee members, appointing and removing the Trustee, and for terminating the Plan or any substantial part of the Plan. The Company and each other Employer will be responsible for making Contributions to the Plan in the amounts determined by the Compensation Committee. As used in this
            Article 9, the term Committee refers to the Plan Committee.

      (b)   COMPENSATION COMMITTEE. The Chairman of the Compensation Committee
            will be responsible for appointing Committee members. The
            Compensation Committee may delegate its responsibilities to the
            Committee and to appropriate officers of the Company.

      (c)   THE COMMITTEE.

            (1)   APPOINTMENT AND TERMINATION OF OFFICE. The Committee will
                  consist of not less than 3 individuals who will be appointed by and serve at the pleasure of the Chairman of the
                  Compensation Committee of the Board. The Chairman will have the right to remove any member of the Committee at any time. A member may resign at any time by written resignation to the
                  Committee and the Chairman. The Chairman will appoint a
                  successor to fill any vacancy in the Committee's membership.

            (2)   ORGANIZATION OF COMMITTEE. The Committee will elect a chairman from among its members, and will appoint a secretary who may or may not be a Committee member. The Committee may appoint agents who may or may not be Committee members, as it
                  considers necessary for the effective performance of its
                  duties, and may delegate to the agents ministerial powers and duties as it considers expedient or appropriate. The Committee will fix the compensation of the agents. Employee Committee members will serve as such without additional compensation.

                                       62

            (3)   COMMITTEE MEETINGS. The Committee will hold meetings at least annually. A majority of the members then in office will
                  constitute a quorum. Each action of the Committee will be
                  taken by a majority vote of all members then in office,
                  provided that the Committee may establish procedures for
                  taking written votes without a meeting.

            (4)   POWERS OF THE COMMITTEE. The Committee will have primary
                  responsibility for administering the Plan and all powers
                  necessary to enable it to properly perform its duties, and will have sole and complete discretionary authority in the exercise of its powers and duties, including but not limited to the following. The Board intends to grant to the Committee such sole and complete discretionary authority in the exercise of all its powers and duties as to invoke the
                  arbitrary-and-capricious standard of review as opposed to the de novo standard.

                  (A)   RULES. The Committee may adopt rules and regulations
                        necessary for the performance of its duties under the
                        Plan.

                  (B)   AMENDMENT AND CONSTRUCTION. The Committee will have the
                        power to amend the Plan, construe the Plan, and make
                        final decisions on all questions and disputes arising
                        under the Plan. The Committee must obtain Board approval
                        to terminate the entire Plan, but will have
                        discretionary authority to effect a partial termination
                        of the Plan and to determine when a partial termination
                        has occurred.

                  (C)   INDIVIDUAL ACCOUNTS. The Committee or its agent will
                        maintain individual Accounts for each Participant, and
                        will allocate Contributions, expenses, investment
                        earnings/losses, withdrawals and distributions, to the
                        proper Accounts.

                  (D)   RIGHTS TO BENEFITS. The Committee will have sole and
                        complete discretionary authority to determine the
                        eligibility of any individual to participate in the
                        Plan, the right of any Participant or beneficiary to
                        receive benefits, and the amount of benefits to which
                        any Participant or beneficiary may be entitled under the
                        Plan,

                                       63

                        and to implement the claims procedure described in
                        Section 9.4. For this purpose, benefits include
                        in-service withdrawals and loans.

                  (E)   EMPLOYEE DATA. The Committee will request from the
                        Employers complete information regarding the
                        Compensation and Employment of each Participant and
                        other facts as it considers necessary from time to time,
                        and will treat Employer records as conclusive with
                        respect to such information.

                  (F)   PAYMENTS. The Committee will direct the payment of
                        Account balances from the Trust, or may appoint a
                        disbursing agent, and will specify the payee, the amount
                        and the conditions of each payment.

                  (G)   DISCLOSURE. The Committee will prepare and distribute to
                        the Employees plan summaries, notices and other
                        information about the Plan in such manner as it deems
                        proper and in compliance with applicable law.

                  (H)   APPLICATION FORMS. To the extent that elections and
                        applications are not executed via electronic media, the
                        Trustee or the Committee will provide forms for use by
                        Participants in making contribution and investment
                        elections, in-service withdrawals and loans, and
                        applying for benefits.

                  (I)   SAFE HARBOR COMPLIANCE. The Committee will monitor the
                        Plan's compliance with the safe harbor requirements set
                        forth in Code Sections 401(k)(12) and 401(m)(11)
                        throughout each Plan Year and will take any action it
                        considers necessary and appropriate to ensure that the
                        requirements are satisfied for each Plan Year. Before
                        the 2002 Plan Year, the Committee ensured annual
                        compliance with the ADP and ACP nondiscrimination tests.

                  (J)   DELEGATION OF DUTIES. The Committee may delegate any of
                        its administrative duties to Company employees and other
                        agents, and may retain legal counsel, accountants,
                        actuaries, consultants and such other agents as it
                        considers necessary to properly administer the Plan.

                                       64

                  (K)   FINANCIAL STATEMENTS. The Trustee periodically will
                        prepare reports of the Plan's operation, showing its
                        assets and liabilities in reasonable detail, and will
                        submit a copy of each report to the Board and cause a
                        copy to be maintained in the office of the secretary of
                        the Committee.

                  (L)   REPORTING. The Committee will cause to be filed all
                        reports required under ERISA and the Code.

                  (M)   INVESTMENT MANAGER. Subject to the Board's approval, the
                        Committee may from time to time and at any time,
                        appoint, approve the appointment of, remove, and/or
                        replace, one or more investment managers.

                  (N)   CORRECTION OF DEFECTS. Plan fiduciaries will take
                        reasonable steps to ensure that the Plan document is in
                        compliance with all applicable laws as in effect from
                        time to time, and to ensure that the Plan is
                        administered as written. If the Committee discovers a
                        material defect in the Plan's operation or
                        administration, It will take reasonable steps to correct
                        the defect as promptly as practicable.

      (d)   THE TRUSTEE. The Company may discharge the Trustee and appoint one or more successor Trustees, who will have the duties and
            responsibilities described in the trust agreement executed by the
            Company and the Trustee(s). The trust agreement will be an integral part of this Plan.

9.2   EXPENSES. The Committee will determine, in its sole discretion, whether the expenses incurred in administering the Plan and Trust will be paid by the Employers or by the Trustee from the Trust Fund. Plan expenses include but are not limited to (a) fees and charges for attorneys, accountants, consultants, investment managers, and the Trustee; (b) office space used for the administration of the Plan; and (c) the salary and related costs of any person who provides administrative services to the Plan. The Plan may hire employees and pay them reasonable compensation, and may share employees with an Employer with a reasonable pro-ration of compensation.
      No Employee will receive any additional compensation for services performed in connection with the Plan. The Trustee will pay from the Trust
      Fund the expenses incurred in connection with the investment of

                                       65

      Plan assets. The Committee may direct the Trustee to reimburse the
      Employers for reasonable administrative expenses they have paid directly on behalf of the Plan.

9.3   INDEMNIFICATION. The Employers will indemnify and hold harmless the
      Committee and each member, and each Employee to whom the Committee has delegated responsibility under this Article, from all joint or several liability for their acts and omissions in the administration of the Plan, except for their own breach of fiduciary duty and willful misconduct.

9.4   CLAIMS PROCEDURE.

      (a)   APPLICATION FOR BENEFITS. Each Participant, or beneficiary, must submit a written application for payment, with such documentation as the Committee considers necessary to process the claim. The
            Committee may adopt forms and require that the forms be used for the submission of claims. The Plan will not treat as a claim any oral or electronic request for information or for a re-determination of benefits. The Committee reserves the right to withhold payment of any claim for which conflicting claims have been asserted. The
            Trustee will not pay any benefit under the Plan until the Committee has determined, in its sole and complete discretion, that the claimant is entitled to the benefit.

      (b)   DECISION ON CLAIM. Within 90 days after receipt of a claim and all necessary information, the Committee will issue a written decision.
            If the claim is denied in whole or in part, the notice will set forth (1) specific reasons for the denial and references to Plan provisions upon which the denial is based; (2) a description of any additional information necessary to process the claim; and (3) an explanation of the Plan's appeals procedure. If special
            circumstances require an extension of time (which cannot exceed 90 additional days), the Committee will furnish the claimant written notice of the extension, and an explanation why it is necessary, before the end of the initial 90-day period.

      (c)   APPEAL. The claimant and/or his representative may appeal an adverse decision by requesting in writing, within 60 days after he receives the decision, that the Committee review the decision. Or, if the
            Committee fails to issue a decision, the claimant must submit his appeal within 150 days after he initially filed his claim, or 240 days if the Committee secured the 90-day extension described in
            Subsection (b). He may submit a statement of

                                       66

            issues and supporting arguments and any evidence that he has to support his claim. He may inspect all documents that are reasonably pertinent to his case, upon reasonable notice to the Committee, but may not inspect confidential information concerning any other person. The Committee may set the matter for oral hearing and give the claimant reasonable notice of the time and place. The Committee will proceed promptly to resolve all issues and issue a written decision, with a statement of reasons and references to supporting provisions of the Plan, within 60 days. If special circumstances require an extension of time, the Committee will render a decision as soon as possible, but not later than 120 days after receipt of the appeal. If an extension is required, the Committee will issue written notice with an explanation of the circumstances requiring the extension, before the extension period begins.

      (d)   SPECIAL TIME PERIOD FOR COMMITTEE MEETINGS. Notwithstanding
            Subsection 9.4(c), during periods when the Committee holds regularly scheduled meetings at least quarterly, and a claimant's request for appeal is received less than 30 days before a scheduled meeting, the
            Committee may render its decision on the appeal during the second regularly scheduled meeting after receiving the request for appeal.
            However, if an appeal hearing is held, the Committee may render its decision during the third regularly scheduled meeting after receiving the request for appeal. If the Committee invokes the extensions described in this Subsection (d), it will issue written notice with an explanation of the rules in this Subsection and the date when the decision will be rendered, not later than the first meeting date after receiving the request for appeal. The Committee will notify the claimant in writing of its determination, within 5 days after it makes its decision on the appeal.

      (e)   EXHAUSTION OF ADMINISTRATIVE REMEDIES. Unless the claimant has timely exhausted the administrative remedies described in this
            Section 9.4, the claimant will not be entitled to pursue any remedies available under ERISA Section 502(a).

9.5   SUSPENSION OF PARTICIPANT RIGHTS. Effective January 1, 2003, the Committee
      reserves the right to adopt rules and procedures that in its discretion it determines to be reasonably necessary:

      (a)   to impose a reasonable period of suspension, restriction, or limitation, on the rights of all or any Participants to make investment elections or transfers, loans, withdrawals

                                       67

            and/or distributions, to accommodate changes in recordkeepers, trustees, investment managers or advisors, and/or investment funds;

      (b)   to comply with restrictions imposed by law or by third parties, such as stock exchanges, investment managers, fund managers or the
            Securities Exchange Commission or other regulatory body;

      (c)   to comply with investment fund limitations on market timing; and

      (d)   to comply with laws and regulations regarding officers who are subject to Rule 16b of Section 16 of the Securities Exchange Act of
            1934, and/or the Sarbanes-Oxley Act of 2002; or

      (e)   to protect the interests of other Participants and beneficiaries.

The Committee may impose penalties on any Participant who fails to comply with the Committee's rules and procedures.

9.6   BLACKOUT PERIODS. Effective January 1, 2003, if a period of suspension of
      Participant rights is a blackout period, the Committee will provide advance notice to the affected Participants in compliance with DOL Regs.
      Section 2520.101-3(d)(1). A blackout period is a period for which any ability that is otherwise available under the Plan, for Participants or beneficiaries to direct or diversify their Account balances, or to obtain loans, withdrawals or distributions, is temporarily suspended, limited, or restricted for any period longer than three consecutive business days.

                                       68

                                   ARTICLE 10

                                  MISCELLANEOUS

10.1  HEADINGS. The headings and subheadings in this Plan have been inserted for convenient reference, and to the extent any heading or subheading conflicts with the text, the text will govern.

10.2  CONSTRUCTION. The Plan will be construed in accordance with the laws of the State of Georgia, without regard to its choice-of-law rules, except to the extent such laws are preempted by ERISA or the Code or any other applicable federal law.

10.3  CONTINUED QUALIFICATION FOR TAX-EXEMPT STATUS. Notwithstanding any other provision of the Plan, the amendment and restatement of the Plan is adopted on the condition that it will be approved by the Internal Revenue
      Service as meeting the requirements of the Code and ERISA for tax-exempt status. In the event continued qualification is denied and cannot be obtained by revisions satisfactory to the Committee, the Committee may delete all or any part of the amendment and restatement, or may declare it null and void in its entirety.

10.4  NONALIENATION. No benefits payable under the Plan will be subject to the claim or legal process of any creditor of any Participant or beneficiary, and no Participant or beneficiary will alienate, transfer, anticipate or assign any benefits under the Plan, except that distributions will be made pursuant to (a) qualified domestic relations orders issued in accordance with Code Section 414(p), (b) judgments and levies resulting from federal tax assessments, and (c) agreements between a Participant or beneficiary and an Employer under Treasury Regulations Section 1.401(a)(13)(e) for the use of all or part of his benefits under the Plan to repay his indebtedness to the Employer, which amount of benefits will be paid in a lump sum as soon as practicable after the agreement is executed and will be subject to the withholding requirements set forth in Section 10.7; and
      (d) as otherwise required by law. Effective August 5, 1997, the Committee will offset the Account balances of any Participant or beneficiary if required under a judgment of conviction for a crime involving the Plan, or under a civil judgment or a consent order, or settlement agreement with a governmental agency, in an action brought in connection with a violation of fiduciary duty under the Plan.

                                       69

10.5  NO EMPLOYMENT RIGHTS. Participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, or upon termination of Employment any right or interest in the Plan except as provided in the Plan.

10.6  NO ENLARGEMENT OF RIGHTS. No person will have any right to or interest in any part of the Plan except as specifically provided in the Plan.

10.7  WITHHOLDING FOR TAXES. Payments under the Plan will be subject to withholding for income taxes as required by law. The Committee will withhold 20 percent federal income tax from each eligible rollover distribution over $200 that is not rolled over directly into another qualified retirement plan or individual retirement account under Sections
      5.4 or 6.10. The Committee will withhold the amount or percentage elected by the Participant for any payment that is not an eligible rollover distribution.

10.8  SUSPENSION OF TRANSACTIONS. The Committee may direct the temporary suspension of certain Plan transactions, as it considers necessary to accommodate changes in the Plan's record keeping and/or administrative systems or programs. The Committee will provide reasonable notice to
      Participants of the dates when each suspension will begin and end.

10.9  QUALIFIED DOMESTIC RELATIONS ORDER. As provided in Section 10.4, distributions under this Plan will be made in accordance with a qualified domestic relations order issued in accordance with Code Section 414(p) (a
      "Qualified Domestic Relations Order").

      (a)   REQUIREMENTS FOR QDRO. A domestic relations order must meet the following requirements in order to be a Qualified Domestic Relations
            Order.

            (1)   The order must constitute a judgment, decree or order
                  (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including
                  community property law) that relates to the provision of child support, alimony payments or marital property rights to a
                  Spouse, former Spouse, child or other dependent of a
                  Participant ("Alternate Payee"). The order must

                                       70

                  create or recognize the existence of an Alternate Payee's
                  right to, or assign to an Alternate Payee the right to,
                  receive all or a portion of the benefits payable to a
                  Participant under this Plan.

            (2)   The order must clearly state (i) the name, last known mailing address and Social Security number of the Participant and each
                  Alternate Payee covered by the order (unless the Committee knows such information), (ii) the amount or percentage of the
                  Participant's Plan benefits to be paid to each such Alternate
                  Payee, or the manner in which such amount or percentage is to be determined and (iii) the number of payments or the period to which the order applies, and (iv) the order is to
                  specifically apply to this Plan.

            (3)   The order may not require the Plan to

                  (i)   provide any type or form of benefit or any option not
                        otherwise provided under the Plan,

                  (ii)  pay any benefits to any Alternate Payee prior to the earlier of the affected Participant's termination of
                        employment or the earlier of either (I) the earliest
                        date benefits are payable under the Plan to a
                        Participant, or (II) the later of the date the
                        Participant attains age 50, or the earliest date on
                        which the Participant could obtain a distribution from
                        the Plan if the Participant separated from service,

                  (iii) provide increased benefits (determined on the basis of actuarial value), or

                  (iv)  pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior
                        Qualified Domestic Relations Order.

      (b)   TREATMENT OF ALTERNATE PAYEE AS SPOUSE. For purposes of this Plan, an

                                       71

            Alternate Payee who is the Participant's former Spouse will be treated as the Participant's Spouse (instead of the actual Spouse)
            for purposes of any death benefits and spousal consent requirements
            (or, if applicable, for purposes of any qualified joint and survivor annuity or pre-retirement survivor annuity required in Addendum B)
            if, and to the extent, the Qualified Domestic Relations Order provides for such treatment. Under no circumstances, however, may the spouse of any Alternate Payee (who is not a Participant) be treated as a Spouse under the terms of the Plan.

      (c)   NOTICE. Upon receipt of a domestic relations order (including approval of a property settlement agreement) relating to the Plan, the Committee shall promptly notify the affected Participant and any
            Alternate Payee of the receipt of the order and of the Committee's procedure for determining whether the order is a Qualified Domestic
            Relations Order.

      (d)   PROCEDURE. The Committee shall establish a procedure to determine the status of an order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified
            Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate
            Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the
            Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

      (e)   LUMP SUM DISTRIBUTION. Whenever an Alternate Payee has an interest in a portion of a Participant's Account, the Alternate Payee may elect an immediate lump sum distribution of the benefit to which the
            Alternate Payee is entitled, provided this does not conflict with the terms of the Qualified Domestic Relations Order. Such a distribution may be made before the Participant's earliest retirement age and even though the Participant has not terminated employment with the Employers. As provided in Section 6.10, an
            Alternate Payee who receives a distribution

                                       72

            from the Plan that is an eligible rollover distribution may instruct the Committee to transfer all or part of the distribution to another qualified plan that will accept the rollover or to an individual retirement account or annuity.

                                       73

      IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused this amendment and restatement of the SunTrust Banks, Inc. 401(k) Plan to be executed by its duly authorized officer this _____ day of February, 2006, to be effective as of
January 1, 2006, except that certain provisions are effective as of other dates stated in the affected sections of this Plan.

                                         SUNTRUST BANKS, INC.

                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

ATTEST:

By:
   -----------------------------------
Title:
      --------------------------------

Corporate Seal:

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM A
                       HISTORY OF REVISED PLAN PROVISIONS

                                TABLE OF CONTENTS

                                                                                PAGE

ARTICLE 1   DEFINITIONS
            A-1.11   Compensation                                                A-1
                     (d)  Statutory Limit                                        A-1
            A-1.53   Valuation Date                                              A-1

ARTICLE 2   ELIGIBILITY
            A-2.2    Participation Upon Reemployment                             A-2

ARTICLE 3   CONTRIBUTIONS
            A-3.2    Employer Contributions                                      A-2
                     (a)  Employer Matching Contribution                         A-2
                     (e)  Vesting                                                A-3

ARTICLE 5   IN-SERVICE DISTRIBUTIONS
            A-5.1    Withdrawal Without a Hardship                               A-3
                     (a)  Types of In-Service Withdrawals                        A-3
            A-5.2    Hardship Withdrawal                                         A-3
            A-5-4    No In-service Withdrawal from Money Purchase Accounts       A-4

ARTICLE 6   POST-EMPLOYMENT DISTRIBUTIONS
            A-6.4    Forms of Payment                                            A-4

ARTICLE 7   LIMITATIONS ON CONTRIBUTIONS
            A-7.2    Code Section 415 Limitations                                A-4
            A-7.3    Top-Heavy Rules                                             A-4
                     (a)  Applicable Definitions                                 A-5
                     (b)  Determination of Top-Heavy Status                      A-6
                     (c)  Minimum Benefit During Top-Heavy Plan Years            A-7
            A-7.4    Nondiscrimination (ADP and ACP) Tests                       A-7
                     (a)  ADP Test                                               A-8
                     (b)  ACP Test                                               A-8
                     ( )  Correction of Excess ADP Contributions and ACP
                          Contributions                                          A-9
                     (d)  Excess Annual Addition                                A-11
                     (e)  Corrective Contribution                               A-11

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM A
                       HISTORY OF REVISED PLAN PROVISIONS

The following provisions are records of the Plan's relevant history. These provisions have the same Section headings and numbers as the corollary Sections in the main test of the Plan, with the prefix "A-" to correspond to this
Addendum A. Certain provisions explain historical events; others explain rules that were in effect during the stated periods of the Plan's existence but have been revised as set forth in the corollary Sections of the main text of the
Plan. Although revised, these historical provisions may continue to affect the amount of and/or entitlement to benefits of a Participant or beneficiary whose benefits are determined after the dates when these provisions were changed, particularly those Participants who terminated before the effective date of one or more revisions.

                                    ARTICLE 1

                                   DEFINITIONS

A-1.4     ANNUAL ADDITION. Effective January 1, 2002, the limit on Annual
          Additions was $40,000 (as indexed in $1,000 increments under Code
          Section 415) or 100 percent of the Participant's Compensation for the
          Limitation Year. See Subsection 7.2(a).

A-1.11    COMPENSATION.

          (a)   MIP EXCLUDED BEFORE 2006. Prior to January 1, 2006,
                Compensation, for purposes of calculating Plan contributions, did not include non-deferred payments under the SunTrust MIP or any successor plan.

          (c)   STATUTORY LIMIT. For Plan Years 1989 through 1993, each
                Participant's Compensation taken into account for all purposes under the Plan was limited to $200,000 (as indexed under Code
                Section 401(a)(17)). For Plan Years 1994 through 2001, each
                Participant's Compensation taken into account for all purposes under the Plan was limited to $150,000 (as indexed in $10,000 increments under Code Section 401(a)(17)). Such indexed
                Compensation limit was $170,000 for 2000 and 2001.

                                      A-2

A-1.12    CONTRIBUTIONS.

          (b) EMPLOYEE CONTRIBUTIONS.

                (0)   ELECTIVE CONTRIBUTIONS. From January 1, 2000 through
                      December 31, 2002, a Participant's Elective Contributions
                      were allowed in whole percentages, between 1 percent and
                      15 percent, of Compensation for each payroll period in
                      each Plan Year.

A-1.50    SPOUSE. The one-year marriage requirement was rescinded effective July
          1, 2001.

A-1.53    VALUATION DATE. Before July 1, 1997 when the Plan adopted daily valuation, the Valuation Date was the last day of each calendar month.

                                      A-3

                                    ARTICLE 2

                                   ELIGIBILITY

A-2.2     PARTICIPATION UPON REEMPLOYMENT. Before the 2002 Plan Year, the Plan
          did not allocate Matching Contributions to any Participant until he had completed 12 months of Employment. The Participant who terminated and was rehired was permitted to resume participation as of the first day of any month following the date he resumed Employment or as soon thereafter as administratively practicable. For each rehired
          Participant whose Employment Date preceded August 1, 1998, the Plan treated him as if he had completed 12 months of pre-break Employment and was eligible to receive Matching Contributions when he resumed
          Participation in the Plan. Each rehired Participant whose Employment
          Date was after July 31, 1998 and whose break did not exceed 12 months, received credit for his actual pre-break months of Employment and for the months between his Termination Date and his rehire date, for purposes of eligibility to receive Matching Contributions. Each rehired Participant whose Employment Date was after July 31, 1998 and whose break exceeded 12 months, received credit for his actual pre-break months of Employment for purposes of eligibility to receive
          Matching Contributions.

A-2.4     ADOPTION OF THE PLAN BY A CONTROLLED GROUP MEMBER. Before January 1,
          2002, a Controlled Group member could adopt the Plan by appropriate action of its board of directors or authorized officer(s) or representative(s), subject to approval of the Board and the Committee.

                                    ARTICLE 3

                                  CONTRIBUTIONS

A-3.1     EMPLOYEE ELECTIVE CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS.

          (a)   AMOUNT PERMITTED. Before January 1, 2003, the limit on a
                Participant's before-tax contributions was 15 percent of
                Compensation.

          (a)   CATCH-UP CONTRIBUTIONS. Before January 1, 2003, eligible
                Participants who elected to make the maximum Elective
                Contributions described in Subsection (a) for a Plan Year, could also elect to make Catch-Up Contributions for that Plan Year, under the rules set forth in this Subsection (d).

                                      A-4

                (0)   ELIGIBLE PARTICIPANTS. Before January 1, 2003, to be
                      eligible to make Catch-Up Contributions for a Plan Year, a
                      Participant (A) must have reached age 50 or must be
                      projected to reach age 50 before the end of the Plan Year;
                      and (B) must have elected to make the maximum Elective
                      Contributions permitted under the Plan for the Plan Year
                      to which his Catch-Up Contribution election applies.

                (1)   ANNUAL CATCH-UP CONTRIBUTION LIMIT AND PRO-RATED LIMIT.
                      Before January 1, 2003, when the Committee considered it
                      appropriate to facilitate administration, if a Participant was eligible to make Catch-Up Contributions and entered or re-entered the Plan mid-year, the Plan would pro-rate the
                      limit in effect for that Plan Year, to equal the ratio of
                      his months of participation over 12 multiplied by the
                      annual limit.

A-3.2     EMPLOYER CONTRIBUTIONS.

          ( )   EMPLOYER MATCHING CONTRIBUTION. During the first month of the
                2000 Plan Year, the recordkeeper improperly allocated an
                Employer Contribution in a manner that overstated the amounts in the Employer Contribution Accounts invested in Employer Stock.
                As soon as practicable after the Committee discovered the
                overstatement, it directed the recordkeeper to correct the balances of Participants who had not received distributions. For
                Participants who had received distributions, which the Committee determined to be a nondiscriminatory group, the Company made an extra Employer Contribution in the amount necessary to reconcile the distributed Account balances with the Trust Fund. The
                Committee determined, within its discretion reserved in
                Subsection 4.1(f), that the cost of attempting to recover the overstated amounts exceeded the amounts involved, and that the extra Employer Contribution was the more reasonable method to achieve reconciliation.

          (e)   VESTING. Before January 1, 1997, the Plan used a five-year cliff vesting schedule, and complied with the break-in-service rules set forth in Code Sections 410 and 411. Effective as of January
                1, 1997, all Employer Contribution Accounts became fully vested, including the Accounts of Participants who had terminated and had not yet incurred a five-year break in service. The Plan used the elapsed-time method to account for vesting service.

                                      A-5

                                      A-6

                                    ARTICLE 5

                        IN-SERVICE WITHDRAWALS AND LOANS

A-5.1     WITHDRAWALS WITHOUT A HARDSHIP.

          ( )   TYPES OF IN-SERVICE WITHDRAWALS.

                (0)   REQUIRED IN-SERVICE WITHDRAWALS. Before the 1997 calendar
                      year, the Plan paid required annual amounts to each active
                      Participant who had reached his age 70-1/2 required
                      beginning date under Code Section 401(a)(9). The Plan
                      ceased this practice in 1997, as permitted by the Small
                      Business Jobs Protection Act of 1996. The Plan is not
                      required to grandfather the practice because it permits
                      as-needed withdrawals after Participants reach age 59-1/2.

A-5.2     HARDSHIP WITHDRAWALS. For the Participant who received a hardship withdrawal before January 1, 2002, the Plan imposed 12 months suspension on his eligibility to make Elective Contributions. The Code
          Section 402(g) Dollar Limit on his Elective Contributions (described in Section 7.1 of the main text of the Plan) for the calendar year following the calendar year in which he received his hardship withdrawal, was reduced by the amount of the Elective Contributions he made during the calendar year in which he received his hardship withdrawal. The Dollar Limit in effect for the second calendar year applied to the two calendar years as if they were a single year.
          Effective January 1, 2002, the Plan no longer applies the Dollar Limit across two Plan Years.

          (b)   IMMEDIATE AND HEAVY FINANCIAL NEED. Before January 1, 2006, a
                hardship withdrawal had to be necessitated by either:

                (0)   Medical expenses previously incurred by either the
                      Participant, his Spouse or dependents, or medical care
                      needed in the future for any such person;

                (1)   Costs directly related to the purchase of the
                      Participant's principal residence, (including land
                      purchase and all construction costs and excluding mortgage payments).

                                      A-7

                (2)   Tuition payments, related educational fees, and room and
                      board for the next 12 months of post-secondary education
                      (including trade school) for the Participant, his Spouse
                      or dependents;

                (3)   Threatened imminent eviction from, or foreclosure of the
                      mortgage on, the Participant's principal residence;

                (0)   Any other catastrophic financial hardship (such as funeral expenses for the Participant's Spouse, dependents or
                      immediate family members) that the Committee determines to have consequences similar in severity to the events listed above, and that make the withdrawal necessary for the
                      safety or well-being of the Participant, his Spouse or
                      dependents.

A-5.4     NO IN-SERVICE WITHDRAWAL FROM MONEY PURCHASE ACCOUNTS. Effective March
          12, 1995, the Plan has not and will not permit any Participant or beneficiary to make any withdrawal from any balances that have been transferred into this Plan from any money purchase balances in any other plan, or from the post-transfer earnings on those balances, before he has had a payment event as described in Section 6.1.

                                      A-8

                                    ARTICLE 6

                          POST-EMPLOYMENT DISTRIBUTIONS

A-6.3     TIMING OF PAYMENT.

          ( )   From January 1, 1998 to March 28, 2005, the aggregate Account balance amount was $5,000 and before 1998, it was $3,500.

A-6.4     FORMS OF PAYMENT. Before April 1, 2002, the Plan provides annuity forms of payment to certain acquired or merged entities listed in
          Addendum C, which forms were grandfathered from predecessor plans that merged into this Plan. During 2001, the Plan provided a 90-day notice to all affected Participants that effective April 1, 2002 the Plan no longer will offer annuity forms of payment. However, with respect to
          Money Purchase Accounts, the Plan will continue to provide the single life annuity as the normal form for unmarried Participants, and the 50 percent joint and survivor annuity as the normal form for married
          Participants.

          (b)   ACCOUNT BALANCE. The automatic cash-out threshold was $3,500 before 1998, $5,000 from January 1, 1998 to March 28, 2005, and
                $1,000 effective March 28, 2005.

A-6.6     REQUIRED DISTRIBUTION RULES. The following provisions were effective from January 1, 1997 to January 1, 2003.

          ( )   PARTICIPANT'S REQUIRED BEGINNING DATE. The Plan permits the terminated Participant to defer payment until the end of the second calendar month following the month when he reaches age
                70-1/2. The Plan will make a lump sum payment, or begin
                installment payments, of his Account balances no later than that date. The Plan will calculate the minimum amount required to be paid annually, based on his total Account balances as of the last day of the preceding year. However, unless the Participant elects otherwise, the Plan will make or begin to make payment of his Account balances no later than the 60th day after the end of the Plan Year in which occurs the latest of: (1) his 65th
                birthday; (2) the tenth anniversary of the date he began
                participating in the Plan; or (3) his Termination Date. The Plan
                treats a failure to elect earlier payment as an election to defer.

                                      A-9

          (a)   PARTICIPANT'S DEATH BEFORE REQUIRED BEGINNING DATE. If the
                Participant dies with an Account balance and before his required beginning date under Subsection (a), the Trustee will ignore any payment made before the required beginning date for purposes of the beneficiary's required beginning date, i.e., the Trustee will treat the beneficiary as if the Participant had died before payments began, even if the Participant had received his first minimum annual payment before his death. If the beneficiary is the surviving Spouse, the Trustee will begin payments to the
                Spouse no later than the last day of the calendar year in which the deceased Participant would have reached age 70-1/2, and will calculate each minimum annual payment on the basis of a period not to exceed the lesser of 9 years, or the Spouse's life
                expectancy as recalculated each year. If the beneficiary is not the Spouse, the Trustee will begin payments no later than the last day of the calendar year following the year in which the
                Participant died and will calculate each minimum annual payment on the basis of a period not to exceed the lesser of 9 years, or the beneficiary's life expectancy as recalculated each year. If the Trustee does not begin payments by such date, the Trustee will pay the entire balance no later than the end of the
                calendar year in which the fifth anniversary of the
                Participant's death occurs.

          (b)   PARTICIPANT'S DEATH AFTER REQUIRED BEGINNING DATE. If the
                Participant dies after his required beginning date, the Trustee will pay out his remaining Account balances in an annual amount at least as great as the annual installment amount the
                Participant received for each year between his required
                beginning date and his date of death, regardless of the identity of his beneficiary(s).

          (c)   COMPLIANCE WITH CODE SECTION 401(A)(9). The intent of this
                Section is that the distribution date for each Participant and beneficiary will be within the limitations permitted under Code
                Section 401(a)(9). If there is any discrepancy between this
                Section and Code Section 401(a)(9), that Code Section will prevail.

A-6.7     BENEFICIARY DESIGNATION. From January 1, 2002 through December 31,
          2003, to be treated as a survivor, an individual beneficiary must have survived the Participant by a period no less than 30 days.

                                      A-10

                                    ARTICLE 7

                          LIMITATIONS ON CONTRIBUTIONS

A-7.2     CODE SECTION 415 LIMITATION. Before the 2002 Limitation Year, each
          Participant's Maximum Annual Addition was $35,000 or 25 percent of his
          Compensation, whichever was lesser, or the applicable limit in Code
          Section 415(c).

A-7.3     TOP-HEAVY RULES. Before the Plan became a safe harbor plan under Code
          Sections 401(k)(12) and 401(m)(11) on January 1, 2002, the Plan was
          required to prove that it was not top-heavy under Code Section 416.
          Effective for the 2002 Plan Year, the Plan is exempt from the top-heavy rules as a safe harbor plan. The Committee has determined that the Plan was not top-heavy for any Plan Year before 2002. The following rules applied before the Plan became safe harbor in the 2002
          Plan Year. These rules, which have been revised to comply with the
          Economic Growth and Tax Reform and Reconciliation Act of 2001, will again apply if the Plan should lose safe harbor status for any Plan
          Year.

          ( )   APPLICABLE DEFINITIONS. For purposes of this Section, the
                following terms have the meanings set forth below.

                (0)   AGGREGATION GROUP. The REQUIRED AGGREGATION GROUP includes each qualified plan maintained in the Controlled Group in
                      which a Key Employee is a participant, and each other plan that enables any plan with Key Employee participants to
                      meet the requirements of Code Section 401(a)(4) or 410,
                      which plans are required to be aggregated for purposes of
                      determining top-heavy status. The PERMISSIVE AGGREGATION
                      GROUP includes the qualified plans of the Controlled Group that are required to be aggregated, plus such plans that
                      are not part of the Required Aggregation Group but that
                      satisfy the requirements of Code Sections 401(a)(4) and
                      410 when considered together with the Required Aggregation
                      Group.

                (0)   CUMULATIVE ACCOUNT BALANCES means the Cumulative Account
                      Balance of each Participant as of any Determination Date,
                      which includes his: (A) Employer Contribution Account
                      balance as of the most recent Valuation Date, adjusted by
                      allocations of his proportionate share of Employer
                      Contributions actually made and allocations of investment
                      gains or losses made or due to be made under Section 4.1

                                      A-11

                      of the main text of the Plan as of the Determination Date;
                      (B) Employee Contribution Account balances as of the most
                      recent Valuation Date, adjusted by allocations of
                      investment gains or losses made or due to be made under
                      Section 4.1 as of the Determination Date; and (C)
                      distributions made during the one-year period ending on
                      the Determination Date because of termination, death or
                      Disability and any in-service withdrawals made during the
                      five-year period ending on the Determination Date, but
                      excluding distributions made to or on behalf of any
                      Participant who has not performed service for an Employer
                      during the one-year period ending on the Determination
                      Date, and excluding distributions rolled over to qualified plans maintained by Controlled Group members that are
                      reflected in Account balances. Before 2002, the lookback
                      period was 5 years for all distributions.

                (0)   DETERMINATION DATE means, for each Plan Year, the last day of the preceding Plan Year.

                (0)   KEY EMPLOYEE means any Employee or former Employee
                      (including any deceased employee) who at any time during
                      the Plan Year that includes the Determination Date was an
                      officer of an Employer having annual Compensation greater
                      than $130,000 (as adjusted under Code Section 416(i)(1)
                      for Plan Years beginning after December 31, 2002), a
                      5-percent owner of an Employer, or a 1-percent owner of an
                      Employer having annual Compensation greater than $150,000.
                      No more than the lesser of 50 Employees or 10 percent of
                      all Employees (at least 3) are treated as officers.

                (0)   NON-KEY EMPLOYEE means an Employee who is not a Key
                      Employee.

                (0)   TOP-HEAVY PLAN YEAR means a Plan Year when the Plan is
                      top-heavy.

          ( )   DETERMINATION OF TOP-HEAVY STATUS. The Plan will be treated as top-heavy for the tested Plan Year if either: (1) the sum of the
                Cumulative Account Balances of Participants who are Key
                Employees exceeds 60 percent of the sum of the Cumulative
                Account Balances of all Participants; or (2) the Plan is part of a Required Aggregation Group in which more than 60 percent of the sum of (A) aggregated Cumulative Account Balances, and (B)

                                      A-12

                present values of accrued benefits under defined benefit plans, have been accumulated in favor of Key Employees (including distributions under any Employer-sponsored plan during the
                1-year period ending on the determination date, or during the past 5-year period for any in-service withdrawals). The Plan will not be considered a top-heavy plan with respect to any Plan
                Year in which the Plan is part of a Required or Permissive
                Aggregation Group that is not top-heavy.

          ( )   MINIMUM BENEFIT DURING TOP-HEAVY PLAN YEARS. Each Participant
                who is a Non-Key Employee in a Top-Heavy Plan Year and who also participates in a defined benefit plan maintained by a
                Controlled Group member, will receive the minimum benefit under the defined benefit plan required under Code Section 416(c)(1).
                Each Non-Key Employee Participant who does not participate in a defined benefit plan, and who has not terminated Employment as of the last day of the Plan Year, will receive an allocation of
                Employer Contributions in an amount not less than the lesser of
                (A) 3 percent of his taxable Form W-2 Compensation, or (B) the
                Compensation percentage of the Key Employee whose percentage is the highest of all Participants for the Plan Year, which
                percentage is calculated by including both Employer
                Contributions (other than Safe Harbor Contributions) and
                Employee Contributions. The Company will make the required
                Employer Contribution for each eligible Non-Key Employee
                Participant whether or not he has made any Employee
                Contributions for the Plan Year, and regardless of his level of
                Form W-2 Compensation for the Plan Year.

A-7.4     NONDISCRIMINATION (ADP AND ACP) TESTS. Before January 1, 2002, the
          Plan was required to satisfy the ADP and ACP Tests for each Plan Year.
          Effective in 2002, the Plan meets the safe harbor requirements under
          Code Sections 401(k)(12) and 401(m)(11) and is exempt from nondiscrimination testing. For each Plan Year before 2002 when the
          Plan was redesigned as safe harbor, the Committee ensured that the
          Plan met the nondiscrimination tests in that it (a) limited or directed the Trustee to refund Employee Contributions for HCEs to the extent necessary to meet the ADP Test, and (b) limited Matching
          Contributions for HCEs to the extent necessary to meet the ACP Test.
          Alternatively, the Plan authorized the Committee to direct the Company to make the Corrective Contributions described in Subsection (e).
          Beginning in 1999, the Plan excluded from the ADP and ACP Tests any
          NCE who had less than one Year of Service and was younger than age 21.
          The Plan did not use the lookback year testing method.

                                      A-13

          If the Plan should lose safe harbor status for any Plan Year, these rules will again apply for that Plan Year.

          ( )   ADP TEST. The Plan conducted the ADP Test for each Plan Year to determine whether the Actual Deferral Percentage (ADP) for the
                HCE Group and the ADP for the NCE Group for each Plan Year were within the maximum disparity described in Subsection (a)(3). The
                Plan conducted the ADP Test by the following steps:

                (0)   ACTUAL DEFERRAL RATIO (ADR). The Committee determined the
                      ratio of the sum of each Participant's Employee
                      Contributions and any of his Employer Contributions used
                      in the ADP Test, to his Compensation.

                (1)   AVERAGE DEFERRAL PERCENTAGE (ADP). The ADP for the HCE
                      Group is the average of their individual ADRs, calculated
                      separately for each Participant in the HCE Group. The ADP
                      for the NCE Group is the average of their individual ADRs, calculated separately for each Participant in the NCE
                      Group.

                (2)   MAXIMUM DISPARITY. In no Plan Year did the Average
                      Deferral Percentage of the HCE Group exceed the greater
                      of: (A) the ADP of the NCE Group multiplied by 1.25; or
                      (B) the lesser of the ADP of the NCE Group plus 2
                      percentage points, or the ADP of the NCE Group multiplied
                      by 2.

          ( )   ACP TEST. The Plan conducted the ACP Test to determine whether the Actual Contribution Percentage (ACP) for the HCE Group and
                the ACP for the NCE Group for each Plan Year were within the maximum disparity permitted under Subsection (b)(3). The Plan conducted the ACP Test by the following steps:

                (0)   ACTUAL CONTRIBUTION RATIO (ACR). The Committee determined
                      the ratio of each Participant's allocation of Matching
                      Contributions and any Corrective Contributions made to
                      satisfy the ACP Test, to his Compensation.

                (1)   AVERAGE CONTRIBUTION PERCENTAGE (ACP). The ACP for the HCE
                      Group is the average of their individual ACRs, calculated
                      separately for each Participant in the

                                      A-14

                      HCE Group. The ACP for the NCE Group is the average of
                      their individual ACRs, calculated separately for each
                      Participant in the NCE Group.

                (2)   MAXIMUM DISPARITY. In no Plan Year did the Average
                      Contribution Percentage of the HCE Group exceed the
                      greater of: (A) the ACP of the NCE Group multiplied by
                      1.25; or (B) the lesser of the ACP of the NCE Group plus 2 percentage points, or the ACP of the NCE Group multiplied
                      by 2.

          (a)   CORRECTION OF EXCESS ADP CONTRIBUTIONS AND EXCESS ACP
                CONTRIBUTIONS. Before the 2002 Plan Year, the Committee
                corrected Excess ADP Contributions and Excess ACP Contributions
                by using the following rules. If the Plan should lose safe harbor status for any Plan Year, the Committee will use these rules if correction is needed.

                (0)   CORRECTION BEFORE EXCESS CONTRIBUTIONS ARE MADE. If the
                      Committee determined, before Excess ADP Contributions
                      and/or Excess ACP Contributions were made, that the Plan
                      would fail to meet either the ADP Test or the ACP Test or
                      both tests for that Plan Year, it either made the
                      Corrective Contribution described in Subsection (e) or
                      limited the Employee Contributions and/or the Matching
                      Contributions for the HCE Group by such amount and
                      beginning as of such pay period as it considered necessary to prevent failing the ADP Test and/or ACP Test.

                (1)   CORRECTION AFTER EXCESS CONTRIBUTIONS ARE MADE. If the
                      Committee determined, after the Plan had already received
                      Excess ADP Contributions and/or Excess ACP Contributions,
                      that the Plan would fail to meet either the ADP Test or
                      the ACP Test or both tests for that Plan Year, it selected one or more of the following methods to cure the failure:
                      (A) directed that the Corrective Contribution described in
                      Subsection 3.2(c) be made, or (B) refunded, distributed
                      and/or forfeited the excess amounts and attributable
                      earnings for affected HCEs. The Committee effected the
                      curative method no later than the end of the Plan Year
                      following the Plan Year for which the excess amount was
                      contributed, and if practicable by March 15 of that Plan
                      Year.

                      ( )   REFUND OF EXCESS ADP CONTRIBUTIONS. If the Committee
                            elected to correct the excess by making refunds, it
                            determined the dollar amount of the excess

                                      A-15

                            to be refunded by using the ratio leveling method,
                            and then refunded Excess ADP Contributions to HCEs
                            in the order of the dollar amount contributed,
                            beginning with the HCE with the highest dollar
                            amount and continued the refunds, if necessary,
                            until all HCEs had the same dollar amount, and then
                            reduced those dollar amounts equally. The Committee
                            first refunded unmatched Employee Contributions to
                            each affected HCE, and then refunded matched
                            Employee Contributions.

                      ( )   FORFEITURE OF EXCESS ACP CONTRIBUTIONS. For any Plan
                            Year, the Committee forfeited Matching Contributions
                            attributable to refunded Employee Contributions. To
                            the extent that forfeitures (if any) were not
                            sufficient to cure failure of the ACP Test, the
                            Committee distributed Excess ACP Contributions to
                            HCEs. The Committee determined the dollar amount of
                            the Matching Contributions to be distributed, by
                            using the ratio leveling method, and then
                            distributed the excess amount by the dollar leveling
                            method, i.e., in the order of the dollar amount
                            contributed, beginning with the HCE with the highest
                            dollar amount and continued the distributions, if
                            necessary, until all HCEs had the same dollar
                            amount, and then reduced those dollar amounts
                            equally.

                (2)   DETERMINATION OF EARNINGS. The Committee used the Plan's
                      normal method of calculating earnings to determine the
                      amount of earnings attributable to each Participant's
                      Excess ADP Contributions and/or Excess ACP Contributions
                      for the Plan Year for which the Contributions were made,
                      and ignored gap period earnings (for the period between
                      the end of the Plan Year and the correction date).

          (b)   EXCESS ANNUAL ADDITION. Any Employee Contribution or Employer
                Contribution that was an Excess Annual Addition for purposes of the Code Section 415 limit, and was distributed under Subsection
                7.2(b), was not be included in the ADP Test or ACP Test, as applicable.

          (c)   CORRECTIVE CONTRIBUTION. In each Plan Year in which the Plan had
                Excess ADP Contributions and/or Excess ACP Contributions, the
                Plan authorized the Committee, in

                                      A-16

                its discretion and in lieu of the refunds/distributions/
                forfeitures described in this Section 7.4, to direct the Company to make a Corrective Contribution in the amount necessary to satisfy the ADP Test and/or ACP Test. The Committee could cause each Corrective Contribution to be allocated by one of the following methods, and could select the group(s) of NCEs to whom the Contributions were allocated and the percentages allocated to each group (for example, the entire Contribution could be allocated to the lowest-paid 10 percent of NCEs). The Committee could require each NCE Participant to execute a nondisclosure agreement as a condition to receiving an allocation of the
                Corrective Contribution.

                (0)   QUALIFIED MATCHING CONTRIBUTIONS (QMACS). The Committee
                      could direct each affected Employer to make a Corrective
                      Contribution to match a percentage of the Employee
                      Contributions made by certain NCE Participants for the
                      Plan Year, in addition to the Matching Contribution
                      described above in Subsection (a), in the amount necessary to meet the ADP Test and/or ACP Test for the Plan Year.
                      The Committee could direct uniform or nonuniform
                      percentages for each selected NCE Participant.

                (1)   QUALIFIED NONELECTIVE CONTRIBUTIONS (QNECS). The Committee
                      could direct each affected Employer to make a Corrective
                      Contribution in an amount equal to a percentage of the
                      Compensation earned by selected NCE Participants for the
                      Plan Year, in addition to the Matching Contribution
                      described above in Subsection (a), in the amount necessary to meet the ADP Test and/or ACP Test for the Plan Year.
                      The Committee could direct uniform or nonuniform
                      percentages for each selected NCE Participant.

                (2)   FIXED-DOLLAR METHOD. The Committee could determine the
                      amount of the Corrective Contribution needed to satisfy
                      the ADP Test and/or ACP Test for the Plan Year, and could
                      allocate those dollars among selected NCE Participants on
                      the basis of performance or by any method selected by the
                      Committee.

A-8.3     ADOPTION OF THE PLAN BY A CONTROLLED GROUP MEMBER. Before June 30,
2005, this provision read as follows:

                                      A-17

                PLAN MERGER. In the event of any merger or consolidation of the
                Plan with any other plan, or the transfer of assets or
                liabilities by the Plan to another plan, each Participant will be entitled to receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

                                      A-18

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B
                           ACQUIRED OR MERGED ENTITIES

Special provisions that apply only to Participants who were employed by each of the entities identified below before it was acquired by or merged with the
Company or became part of the Controlled Group, are set forth in separate numbered units of this Addendum B. The numbered units are arranged by effective dates. The special provisions set forth in each numbered unit have the same
Section numbers and headings as the corollary Sections in the main text of the
Plan, with the prefix "B" to correspond to this Addendum B. Except to the extent that special provisions alter the corollary provisions in the main text of the
Plan, the main text applies.

UNIT NO.  ACQUIRED OR MERGED ENTITIES                 EFFECTIVE DATE        PAGE

B1        First National Bank of Venice               April 1, 1992           1
B2        HomeTrust Bank of Georgia                   January 1, 1993         2
B3        First National Bank of Florence             February 1, 1993        3
B4        Coast Bank and Federal Savings Bank         February 22, 1993       4
B5        Flagler National Bank                       March 15, 1993          5
B6        Regional Investment Corporation,
          Premium Assignment Corporation,
          Andrew Jackson Savings Bank, and
          Baker Mortgage Loans, Inc.                  February 17, 1994       6
B7        Peoples State Bank                          May 12, 1995            7
B8        Key Biscayne Bank & Trust                   August 11, 1995         8
B9        Stephens Diversified Leasing, Inc.          October 11, 1995        9
B10       Ponte Vedra Banking Corporation             January 19, 1996       10
B11       Union Planters Bank                         September 5, 1997      11
B12       Equitable Securities Corporation            January 1, 1998        12
B13       Citizens Bancorporation                     October 31, 1998       13
B14       First Union Corporation                     December 31, 1998      14
B15       Crestar Financial Corporation               December 31, 1998      15
B16       The Regency Group                           April 30, 1999         18
B17       Assets Management Advisors, Inc.            March 28, 2001         19
B18       The Robinson-Humphrey Company, LLC          July 26, 2001          20
B19       Huntington Bancshares                       February 15, 2002      21
B20       Eagle Capital, LLC                          February 1, 2003       22
B21       Home Financial Group LLC                    June 1, 2003           23
B22       Lighthouse Financial Corporation            June 2, 2003           24
B23       Sun America Mortgage Corporation            August 1, 2003         25
B24       Seix Investment Advisors, Inc.              May 28, 2004           26
B25       National Commerce Financial Corporation     October 1, 2004        27
B26       Zevenbergen Capital, Inc.                   January 1, 2005        33

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B1
                          FIRST NATIONAL BANK OF VENICE

                                    ARTICLE 1

                                   DEFINITIONS

B1-1.1      ACCOUNTS. The Venice Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included leveraged and non-leveraged ESOP contributions, which were subject to 5-year cliff vesting but became fully vested on January 1, 1997, and tax credit ESOP contributions (commonly called PAYSOP
            contributions) that were fully vested.

B1-1.16     EFFECTIVE DATE means April 1, 1992, the date when First National
            Bank of Venice (Venice) became part of the Controlled Group (the
            COMPANY MERGER DATE). January 1, 1993 was the date when the Venice
            Plan became part of this Plan (the PLAN MERGER DATE).

B1-1.42     PLAN (VENICE PLAN) means the Florida Westcoast Banks, Inc. Employee
            Stock Bonus Plan, which was merged into this Plan as of the January
            1, 1993 Plan Merger Date.

                                    ARTICLE 2

                                   ELIGIBILITY

B1-2.1      ELIGIBILITY. Each Employee who had worked for Venice before the
            Company Merger Date, had met the Venice Plan eligibility
            requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Venice for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-1

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B2
                            HOMETRUST BANK OF GEORGIA

                                    ARTICLE 1

                                   DEFINITIONS

B2-1.1      ACCOUNTS. The HomeTrust Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included leveraged ESOP contributions, matching contributions, and
            discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax Accounts.

B2-1.16     EFFECTIVE DATE means January 1, 1993, the date when HomeTrust Bank of Georgia (HomeTrust) became part of the Controlled Group, and the date when the HomeTrust Plan became part of this Plan (the
            COMPANY/PLAN MERGER DATE).

B2-1.42     PLAN (HOMETRUST PLAN) means the Home Federal Savings Bank of Georgia
            Employee Stock Ownership Plan, which was merged into this Plan as of the January 1, 1993 Company/Plan Merger Date.

                                    ARTICLE 2

                                   ELIGIBILITY

B2-2.1      ELIGIBILITY. Each Employee who had worked for HomeTrust on the
            Company/Plan Merger Date, had met the HomeTrust Plan eligibility requirements, and was an active Employee on the Company/Plan Merger
            Date, became eligible to participate in this Plan on that date. This
            Plan granted credit for service with HomeTrust for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-2

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B3
                         FIRST NATIONAL BANK OF FLORENCE

                                    ARTICLE 1

                                   DEFINITIONS

B3-1.1      ACCOUNTS. The Florence Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax
            Accounts. After-tax contributions were merged into After-Tax
            Accounts. Rollover contributions were merged into Rollover Accounts.
            The Florence Plan offered annuity forms of payment and required
            Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms will not be offered and Spousal consent will not be required after March 31, 2002.

B3-1.16     EFFECTIVE DATE means February 1, 1993, the date when the First
            National Bank of Florence (Florence) became part of the Controlled
            Group (the COMPANY MERGER DATE). July 1, 1993 was the date when the
            Florence Plan became part of this Plan (the PLAN MERGER DATE).

B3-1.42     PLAN (FLORENCE PLAN) means the First National Bank of Florence
            Retirement Savings Plan, which was merged into this Plan as of the
            July 1, 1993 Plan Merger Date.

                                    ARTICLE 2

                                   ELIGIBILITY

B3-2.1      ELIGIBILITY. Each Employee who had worked for Florence before the
            Company Merger Date, had met the Florence Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Florence for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-3

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B4
                       COAST BANK AND FEDERAL SAVINGS BANK

                                    ARTICLE 1

                                   DEFINITIONS

B4-1.16     EFFECTIVE DATE means February 22, 1993, the date when Coast Bank and
            Federal Savings (Coast) became part of the Controlled Group (the
            COMPANY MERGER DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B4-2.1      ELIGIBILITY. Each Employee who had worked for Coast before the
            Company Merger Date, had met this Plan's eligibility requirements, and was an active Employee on July 1, 1993, became eligible to participate in this Plan on that date. This Plan granted credit for service with Coast for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-4

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B5
                              FLAGLER NATIONAL BANK

                                    ARTICLE 1

                                   DEFINITIONS

B5-1.16     EFFECTIVE DATE means March 15, 1993, the date when Flagler National
            Bank (Flagler) became part of the Controlled Group (the COMPANY
            MERGER DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B5-2.1      ELIGIBILITY. Each Employee who had worked for Flagler before the
            Company Merger Date, had met this Plan's eligibility requirements, and was an active Employee on July 1, 1993, became eligible to participate in this Plan on that date. This Plan granted credit for service with Flagler for purposes of eligibility to participate and to receive Matching Contributions.

                                       B-5

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B6
        REGIONAL INVESTMENT CORPORATION, PREMIUM ASSIGNMENT CORPORATION,
           ANDREW JACKSON SAVINGS BANK, AND BAKER MORTGAGE LOANS, INC.

                                    ARTICLE 1

                                   DEFINITIONS

B6-1.16     EFFECTIVE DATE means February 17, 1994, the date when Regional
            Investment Corporation, Premium Assignment Corporation, Andrew
            Jackson Savings Bank, or Banker Mortgage Loans, Inc. (Andrew
            Jackson) became part of the Controlled Group (the COMPANY MERGER
            DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B6-2.1      ELIGIBILITY. Each Employee who had worked for Andrew Jackson before the Company Merger Date, had met this Plan's eligibility
            requirements, and was an active Employee on April 1, 1994, became eligible to participate in this Plan on that date. This Plan granted credit for service with Andrew Jackson for purposes of eligibility to participate and to receive Matching Contributions.

                                       B-6

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B7
                               PEOPLES STATE BANK

                                    ARTICLE 1

                                   DEFINITIONS

B7-1.16     EFFECTIVE DATE means May 12, 1995, the date when Peoples State Bank
            (Peoples) became part of the Controlled Group (the COMPANY MERGER
            DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B7-2.1      ELIGIBILITY. Each Employee who had worked for Peoples before the
            Company Merger Date, had met this Plan's eligibility requirements, and was an active Employee on July 1, 1995, became eligible to participate in this Plan on that date. This Plan granted credit for service with Peoples for purposes of eligibility to participate and to receive Matching Contributions.

                                       B-7

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B8
                            KEY BISCAYNE BANK & TRUST

                                    ARTICLE 1

                                   DEFINITIONS

B8-1.1      ACCOUNTS. The Key Biscayne Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax
            Accounts. After-tax contributions were merged into After-Tax
            Accounts. Rollover contributions were merged into Rollover Accounts.
            The Key Biscayne Plan offered annuity forms of payment and required
            Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms will not be offered and Spousal consent will not be required after March 31, 2002.

B8-1.16     EFFECTIVE DATE means August 11, 1995, the date when Key Biscayne
            Bank & Trust (Key Biscayne) became part of the Controlled Group (the
            COMPANY MERGER DATE). January 1, 1996 was the date when the Key
            Biscayne Plan became part of this Plan (the PLAN MERGER DATE).

B8-1.42     PLAN (KEY BISCAYNE PLAN) means the Key Biscayne Bank 401(k) Profit
            Sharing Plan, which was frozen as of the August 11, 1995 Company
            Merger Date and merged into this Plan as of the January 1, 1996 Plan
            Merger Date.

                                    ARTICLE 2

                                   ELIGIBILITY

B8-2.1      ELIGIBILITY. Each Employee who had worked for Key Biscayne before the Company Merger Date, had met the Key Biscayne Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Key Biscayne for purposes of eligibility to participate and to receive Matching Contributions.

                                       B-8

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                   ADDENDUM B9
                       STEPHENS DIVERSIFIED LEASING, INC.

                                    ARTICLE 1

                                   DEFINITIONS

B9-1.16     EFFECTIVE DATE means October 11, 1995, the date when Stephens
            Diversified Leasing, Inc. (Stephens) became part of the Controlled
            Group (the COMPANY MERGER DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B9-2.1      ELIGIBILITY. Each Employee who had worked for Stephens before the
            Company Merger Date, had met this Plan's eligibility requirements, and was an active Employee on January 1, 1996, became eligible to participate in this Plan on that date. This Plan granted credit for service with Stephens for purposes of eligibility to participate and to receive Matching Contributions.

                                       B-9

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B10
                        PONTE VEDRA BANKING CORPORATION

                                   ARTICLE 1

                                  DEFINITIONS

B10-1.1     ACCOUNTS. The Ponte Vedra Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax
            Accounts. After-tax contributions were merged into After-Tax
            Accounts. Rollover contributions were merged into Rollover Accounts.

B10-1.16    EFFECTIVE DATE means January 19, 1996, the date when Ponte Vedra
            Banking Corporation (Ponte Vedra) became part of the Controlled
            Group (the COMPANY MERGER DATE). April 1, 1996 was the date when the
            Ponte Vedra Plan became part of this Plan (the PLAN MERGER DATE).

B10-1.42    PLAN (PONTE VEDRA PLAN) means the Ponte Vedra National Bank
            Retirement Savings Plan, which was merged into this Plan as of the
            April 1, 1996 Plan Merger Date.

                                    ARTICLE 2

                                   ELIGIBILITY

B10-2.1     ELIGIBILITY. Each Employee who had worked for Ponte Vedra before the
            Company Merger Date, had met the Ponte Vedra Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Ponte Vedra for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-10

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B11
                          UNION PLANTERS NATIONAL BANK

                                    ARTICLE 1

                                   DEFINITIONS

B11-1.1     ACCOUNTS. Former Union Planters employees who became Participants were permitted to roll over account balances distributed from the
            Union Planters Plan, into a Rollover Account in this Plan.

B11-1.16    EFFECTIVE DATE means September 5, 1997, the date when the Company purchased certain bank branches located in Tennessee from Union
            Planters National Bank (Union Planters) and hired certain Union
            Planters employees (the ACQUISITION DATE). Those branches are located at Johnson City (two branches), Bristol (two branches),
            Kingsport, and Greenville, Tennessee.

B11-1.42    PLAN (UNION PLANTERS PLAN) means the Union Planters Retirement
            Savings Plan, which was not merged into this Plan.

                                    ARTICLE 2

                                   ELIGIBILITY

B11-2.1     ELIGIBILITY. Each Employee who had worked for Union Planters Bank before the Acquisition Date, had met the eligibility requirements for the Union Planters Plan, and was an active Employee on that date, became eligible to participate in this Plan on that date. This
            Plan granted credit for service with Union Planters Bank for purposes of eligibility to participate and to receive Matching
            Contributions.

                                      B-11

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B12
                        EQUITABLE SECURITIES CORPORATION

                                    ARTICLE 1

                                   DEFINITIONS

B12-1.1     ACCOUNTS. The Equitable Plan was frozen as of December 31, 1999. No
            Equitable Plan accounts were transferred to this Plan.

B12-1.16    EFFECTIVE DATE means January 1, 1998, the date when Equitable
            Securities Corporation (Equitable) became part of the Controlled
            Group (the ACQUISITION DATE). Equitable subsequently was renamed
            SunTrust Capital Markets, Inc.

B12-1.42    PLAN (EQUITABLE PLAN) means the Equitable Securities Profit Sharing
            Plan, which was frozen as of December 31, 1999, and is sponsored by
            SunTrust Capital Markets, Inc.

                                    ARTICLE 2

                                   ELIGIBILITY

B12-2.1     ELIGIBILITY. Each Employee who had worked for Equitable before the
            Acquisition Date, had met the Equitable Plan eligibility
            requirements, and was an active Employee on that date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Equitable for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-12

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B13
                             CITIZENS BANCORPORATION

                                    ARTICLE 1

                                   DEFINITIONS

B13-1.1     ACCOUNTS. The Citizens Plan was terminated as of December 31, 1998, and all account balances were distributed. Former Citizens employees who became Participants were permitted to roll over those account balances into a Rollover Account in this Plan.

B13-1.16    EFFECTIVE DATE means October 31, 1998, the date when the Citizens
            Bancorporation (Citizens), a bank holding company based in Marianna,
            Florida, became part of the Controlled Group (the COMPANY MERGER
            DATE).

B13-1.42    PLAN (CITIZENS PLAN) means the Citizens Bancorporation Profit
            Sharing Plan, which was terminated as of December 31, 1998, and from which all account balances were distributed.

                                    ARTICLE 2

                                   ELIGIBILITY

B13-2.1     ELIGIBILITY. Each Employee who had worked for Citizens before the
            Company Merger Date, had met the Citizens Plan eligibility requirements, and was an active Employee on January 1, 1999, became eligible to participate in this Plan on that date. This Plan granted credit for service with Citizens for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-13

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B14
               FIRST UNION CORPORATION (CERTAIN FLORIDA BRANCHES)

                                    ARTICLE 1

                                   DEFINITIONS

B14-1.1     ACCOUNTS. The following First Union Plan accounts were
            direct-transferred into the corollary Accounts under this Plan on
            July 1, 2000: matching contributions (which were fully vested on
            March 1, 2000) were transferred into Employer Contribution Accounts;
            before-tax contributions were transferred into Before-Tax Accounts;
            after-tax contributions were transferred into After-Tax Accounts;
            and rollover contributions were transferred into Rollover Accounts.
            The First Union Plan offered annuity forms of payment and required
            Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms will not be offered and Spousal consent will not be required after March 31, 2002.

B14-1.16    EFFECTIVE DATE means December 31, 1998, the date when the Company purchased certain bank branches located in Florida from First Union
            Corporation and hired certain First Union employees (the ACQUISITION
            DATE). Those branches are located at Lake Panasoffkee, Wildwood,
            Bushnell and Webster in Sumter County; Crystal River in Citrus
            County; Weeki Wachee and Spring Hill in Hernando County.

B14-1.42    PLAN (FIRST UNION PLAN) means the First Union Corporation Savings
            Plan. The First Union Plan accounts of individuals who became
            SunTrust Employees on the Acquisition Date were frozen as of that date.

                                    ARTICLE 2

                                   ELIGIBILITY

B14-2.1     ELIGIBILITY. Each Employee who had worked for the acquired branches of First Union on the Acquisition Date, had met the First Union Plan
            eligibility requirements, and was an active Employee on January 1,
            1999, became eligible to participate in this Plan on that date. This
            Plan granted credit for service with First Union for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-14

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B15
            CRESTAR FINANCIAL CORPORATION AND AFFILIATED CORPORATIONS

                                    ARTICLE 1

                                   DEFINITIONS

B15-1.1     ACCOUNTS. The Crestar Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions (which are available for investment elections without regard to age), and tax credit ESOP contributions (commonly called PAYSOP contributions), all of which were fully vested. Before-tax contributions were merged into Before-Tax Accounts. After-tax contributions (made before 1988)
            were merged into After-Tax Accounts. Rollover contributions were merged into Rollover Accounts.

            MONEY PURCHASE ACCOUNTS (which were merged into the Crestar Plan when Crestar acquired Providence Savings & Loan) are maintained separately, and are subject to in-service withdrawal restrictions and the Spousal consent requirements set forth in Subsection 6.7(b)
            of the main text of the Plan. Spousal consent is required for loans and for post-Employment distribution in a form other than the normal form. Spousal consent to a form of payment other than the normal form is not valid unless given within 90 days before the Benefit
            Commencement Date. The normal form of payment for each Money
            Purchase Account is the single life annuity for the unmarried
            Participant, and the 50 percent joint and survivor annuity for the married Participant. If a Participant dies with a Money Purchase
            Account balance, and before his Benefit Commencement Date, the Plan will pay the balance in that Account to his surviving Spouse in the form of a 50 percent qualified preretirement survivor annuity unless the Spouse elects another form.

B15-1.16    EFFECTIVE DATE means December 31, 1998, the date when Crestar
            Financial Corporation (Crestar) and its affiliates and subsidiaries became part of the Controlled Group (the COMPANY MERGER DATE). The
            Crestar Employees' Thrift and Profit Sharing Plan and the Crestar
            Merger Plan for Transferred Employees (the Crestar Plans) became part of this Plan as of July 1, 1999 (the PLAN MERGER DATE).

                                      B-15

B15-1.42    PLAN (CRESTAR PLAN) means the Crestar Employees' Thrift and Profit
            Sharing Plan, and/or the Crestar Merger Plan for Transferred
            Employees, as applicable, which were merged into this Plan as of the
            July 1, 1999 Plan Merger Date.

                                    ARTICLE 2

                                   ELIGIBILITY

B15-2.1     ELIGIBILITY. Each Employee who had worked for Crestar before the
            Company Merger Date, had met a Crestar Plan's eligibility
            requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan as of the Plan Merger
            Date. Each Employee who began working for Crestar between January 1 and May 31, 1999 and who was an active Employee on the Plan Merger
            Date, became eligible to participate in this Plan as of August 1,
            1999 and became eligible to receive Matching Contributions as of the first anniversary of his hire date. This Plan granted credit for service with Crestar for purposes of eligibility to participate and to receive Matching Contributions.

                                    ARTICLE 3

                                  CONTRIBUTIONS

B15-3.1     EMPLOYEE CONTRIBUTIONS. The contribution percentage that each affected Participant had in effect under the Crestar Employees'
            Thrift and Profit Sharing Plan as of June 30, 1999, remained in effect on the July 1, 1999 Plan Merger Date. However, the minimum contribution rate increased from 1 percent to 2 percent, with an automatic increase for each Participant who had a 1 percent rate in effect on that date. Effective January 1, 2002, the minimum is 1 percent.

B15-3.2     EMPLOYER CONTRIBUTIONS. Employer Matching Contributions allocated to affected Participants' Crestar Plan Accounts before the July 1, 1999
            Plan Merger Date, are fully vested and remain eligible for investment elections, regardless of age.

                                    ARTICLE 5

                        IN-SERVICE WITHDRAWALS AND LOANS

B15-5.1     WITHDRAWALS WITHOUT A HARDSHIP. This Plan has grandfathered the option that was available under the Crestar Plan for affected
            Participants to elect to make in-service withdrawals from the pre-merger balances in their Accounts, excluding Employer

                                      B-16

            Contributions that had been allocated within the 24-month period preceding the withdrawal, and excluding all balances in Before-Tax
            Accounts and Money Purchase Accounts. The minimum withdrawal is
            $100.

                                      B-17

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B16
                                THE REGENCY GROUP

                                    ARTICLE 1

                                   DEFINITIONS

B16-1.16    EFFECTIVE DATE means April 30, 1999, the date when The Regency Group became part of the Controlled Group (the COMPANY MERGER DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B16-2.1     ELIGIBILITY. Each Employee who had worked for Regency before the
            Company Merger Date, had met this Plan's eligibility requirements, and was an active Employee on June 1, 1999, became eligible to participate in this Plan on that date. This Plan granted credit for service with Regency for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-18

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B17
                     ASSETS MANAGEMENT ADVISORS, INC. (AMA)

                                    ARTICLE 1

                                   DEFINITIONS

B17-1.1     ACCOUNTS. The AMA Plan was frozen as of March 27, 2001. No AMA Plan accounts were transferred to this Plan.

B17-1.16    EFFECTIVE DATE means March 28, 2001, the date when Assets Management
            Advisors, Inc. (AMA) became part of the Controlled Group (the
            COMPANY MERGER DATE).

B17-1.42    PLAN (AMA PLAN) means the Assets Management Advisors Plan, which was frozen as of March 27, 2001.

                                    ARTICLE 2

                                   ELIGIBILITY

B17-2.1     ELIGIBILITY. Each Employee who had worked for AMA before the Company
            Merger Date, had met this Plan's eligibility requirements, and was an active Employee on June 1, 2001, became eligible to participate in this Plan on that date. This Plan granted credit for service with
            AMA for purposes of eligibility to participate and to receive
            Matching Contributions.

                                      B-19

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B18
                       THE ROBINSON-HUMPHREY COMPANY, LLC

                                    ARTICLE 1

                                   DEFINITIONS

B18-1.1     ACCOUNTS. The accounts of affected Employees under the Citigroup
            Plan were distributed when they became SunTrust Employees, and they were permitted to roll those distributions into Rollover Accounts in this Plan.

B18-1.16    EFFECTIVE DATE means July 26, 2001, the date when SunTrust purchased certain assets and properties relating to the institutional business of The Robinson-Humphrey Company, LLC (Robinson-Humphrey) (the
            ACQUISITION DATE). Robinson-Humphrey had been a Delaware limited liability company and a wholly-owned subsidiary of Solomon Smith
            Barney, Inc.

B18-1.42    PLAN (CITIGROUP PLAN) means the Citigroup 401(k), from which distributions were made to Robinson-Humphrey participants who became
            SunTrust Employees on the Acquisition Date.

                                    ARTICLE 2

                                   ELIGIBILITY

B18-2.1     ELIGIBILITY. Each Employee who had worked for Robinson Humphrey before the Acquisition Date, had met this Plan's eligibility requirements, and was an active Employee on August 1, 2001, became eligible to participate in this Plan on that date. This Plan granted credit for service with Robinson Humphrey for purposes of
            eligibility to participate and to receive Matching Contributions.

                                      B-20

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B19
               HUNTINGTON BANCSHARES, THE HUNTINGTON NATIONAL BANK

                                    ARTICLE 1

                                   DEFINITIONS

B19-1.16    EFFECTIVE DATE means February 15, 2002, the date when the Florida
            Franchise of Huntington Bancshares and The Huntington National Bank
            (Huntington) became part of the Controlled Group (the ACQUISITION
            DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B19-2.1     ELIGIBILITY. Each Employee who had worked for Huntington before the
            Acquisition Date, had met this Plan's eligibility requirements, and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Huntington for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-21

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B20
                               EAGLE CAPITAL, LLC

                                    ARTICLE 1

                                   DEFINITIONS

B20-1.16    EFFECTIVE DATE means February 1, 2003, the date when certain employees of Eagle Capital, LLC (EAGLE CAPITAL) began working for
            AMA, a member of the Controlled Group (THE 2003 AMA HIRE DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B20-2.1     ELIGIBILITY. Each Employee who had worked for Eagle Capital before the 2003 AMA Hire Date, had met this Plan's eligibility requirements and was an active Employee on February 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Eagle Capital for purposes of eligibility to
            participate and to receive Matching Contributions.

                                      B-22

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B21
                            HOME FINANCIAL GROUP LLC

                                    ARTICLE 1

                                   DEFINITIONS

B21-1.16    EFFECTIVE DATE means June 1, 2003, the date when Home Financial became part of the Controlled Group (THE COMPANY ACQUISITION DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B21-2.1     ELIGIBILITY. Each Employee who had worked for Home Financial before the Company Acquisition Date, had met this Plan's eligibility requirements and was an active Employee on July 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Home Financial for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-23

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B22
                        LIGHTHOUSE FINANCIAL CORPORATION

                                    ARTICLE 1

                                   DEFINITIONS

B22-1.1     ACCOUNTS. The defined contribution plan maintained by Lighthouse
            Financial Corporation (LIGHTHOUSE) was terminated before Lighthouse became a part of the Controlled Group. On distribution of benefits from the Lighthouse Plan, Participants could request to have a rollover to this Plan.

B22-1.16    EFFECTIVE DATE means June 2, 2003, the date when Lighthouse became part of the Controlled Group (THE COMPANY MERGER Date).

B22-1.42    PLAN (LIGHTHOUSE PLAN) means the 401(k) Plan previously maintained by Lighthouse.

                                    ARTICLE 2

                                   ELIGIBILITY

B22-2.1     ELIGIBILITY. Each Employee who had worked for Lighthouse before the
            Company Merger Date, had met this Plan's eligibility requirements and was an active Employee on June 2, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Lighthouse for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-24

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B23
                        SUN AMERICA MORTGAGE CORPORATION

                                    ARTICLE 1

                                   DEFINITIONS

B23-1.1     ACCOUNTS. The defined contribution plan maintained by Sun America
            Mortgage Corporation (SUN AMERICA) was terminated before Sun America became a part of the Controlled Group. On distribution of benefits from the Sun American Plan, participants could request to have a rollover to this Plan.

B23-1.16    EFFECTIVE DATE means August 1, 2003, the date when Sun America became part of the Controlled Group (THE COMPANY MERGER DATE).

B23-1.42    PLAN (SUN AMERICA PLAN) means the Sun America Mortgage Company
            401(k) Profit Sharing Plan.

                                    ARTICLE 2

                                   ELIGIBILITY

B23-2.1     ELIGIBILITY. Each Employee who had worked for Sun America before the
            Company Merger Date, had met this Plan's eligibility requirements and was an active Employee on August 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Sun America for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-25

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B24
                         SEIX INVESTMENT ADVISORS, INC.

                                    ARTICLE 1

                                   DEFINITIONS

B25-1.16    EFFECTIVE DATE means May 28, 2004, the date when Seix Investment
            Advisors, Inc. became part of the Controlled Group (the ACQUISITION
            DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B25-2.1     ELIGIBILITY. Each Employee who had worked for Seix before the
            Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on July 1, 2004. This
            Plan granted credit for service with Seix for purposes of
            eligibility to participate and to receive Matching Contributions.

                                      B-26

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B25
                     NATIONAL COMMERCE FINANCIAL CORPORATION

            On October 1, 2004, National Commerce Financial Corporation became part of the Controlled Group (THE COMPANY MERGER DATE). The National Commerce
Financial Corporation Investment Plan was frozen as of the close of business on
December 31, 2004. The following provisions relating to Articles 2 and 5 are effective October 1, 2004.

                                    ARTICLE 2

                                   ELIGIBILITY

B25-2.1     ELIGIBILITY. Each Employee who had worked for National Commerce
            Financial Corporation before the Company Merger Date, had met this
            Plan's eligibility requirements and was an active Employee on
            January 1, 2005, became eligible to participate in this Plan on that date. On that date, this Plan granted credit for service with
            National Commerce Financial Corporation and its controlled group members for purposes of eligibility to participate and to receive
            Matching Contributions.

                                    ARTICLE 5

                        IN-SERVICE WITHDRAWALS AND LOANS

B25-5.3   LOANS.

      (a)   APPLICATION AND ELIGIBILITY. To ensure that loans from this Plan and loans from the National Commerce Financial Corporation Investment
            Plan meet the applicable limits, loans will not be available from this Plan to any Participant who is also a Participant in the
            National Commerce Financial Corporation Investment Plan.

      The following provisions are effective as of the close of business on June
      30, 2005, unless otherwise stated.

                                      B-27

                                    ARTICLE 1

                                   DEFINITIONS

B25-1.1     ACCOUNTS. The NCF Plan is frozen as of the close of business on
            December 31, 2004. Accounts from the NCF Plan that were transferred to this Plan as part of the merger of the NCF Plan into this Plan include the following:

            (a)   The Before-Tax Account is merged with the Before-Tax Account in the SunTrust 401(k) Plan. This Account reflects a Participant's interest in Before-Tax contributions by his Employer equal to the amount of his elected salary reduction. The Before-Tax Accounts also include funds that were formerly part of the National Bank of
            Commerce ESOP/TIRA Plan that were previously merged into that plan and accounted for as the Employee Deferral Merger Subaccounts. The
            Before-Tax Account is always 100% vested.

            (b)   The Matching Account reflects a Participant's interest in
            matching contributions made by a Plan Sponsor under the NCF
            Investment Plan and by an Employer under this Plan. The Frozen
            Matching Account reflects a Participant's 100% vested interest in matching contributions made by a Merged Plan. Matching Contributions under this Plan are 100% vested. NCF Plan Participants terminating before July 1, 2005, shall have their vested interest in the NCF
            Matching Account determined under the provisions of the NCF Plan as in effect at their termination of employment with the Employers under the NCF Plan.

            (c)   The After-Tax Account reflects a Participant's interest in
            After-Tax contributions made by the Participant under the NCF Plan or under a Predecessor Plan. All After-Tax Accounts are merged into one After-Tax Account.

            (d)   The Rollover Accounts from the NCF Plan were merged into this
            Plan's Rollover Accounts.

            (e)   The Profit Sharing Account reflects a Participant's interest in a profit sharing or merged plan account that was transferred to the NCF Plan from a Merged Plan.

                                      B-28

            (f)   The Former ESOP Account reflects a Participant's accumulated interest under a plan that was an ESOP at the time it merged into the NCF Investment Plan but afterwards was no longer considered to be part of an ESOP. In particular, the ESOP Account reflects the portion of the Participant's Account which is attributable to non-stock investments as well as full and fractional shares, if any, of Company Stock originally purchased in the American Federal Plan prior to the merger of such plan into the CCB Savings Plan and the elimination of the ESOP feature of that plan.

            (g)   The ESOP Account reflects a Participant's interest in the ESOP portion of the NCF Investment Plan. It includes a Participant's interest in the portion of the NBC ESOP/TIRA Plan (which was merged into the NCF Investment Plan on August 1, 2001) that was an ESOP, including the ESOP amounts that were merged into the NBC ESOP\ TIRA
            Plan and accounted for as the Employer Merger Subaccount in that plan. The ESOP Account consisted of an NBC ESOP Diversification
            Subaccount (containing all investments in the ESOP Account that were individual funds that did not include Company Stock), and the portion of the Participant's ESOP Account that is invested in the
            Employer Stock Fund.

            (h)   The Former Qualified Nonelective Contribution Account reflects a Participant's interest in a qualified nonelective contribution account maintained under the American Federal Plan, which was merged into the NCF Plan. The funds in such Account are 100% vested at all times and are subject to the distribution limitations outlined in
            Code Section 401(k)(2)(B) and applicable regulations.

B25-1.10A   COMPANY MERGER DATE has the same definition as Effective Date.

B25-1.16    EFFECTIVE DATE means October 1, 2004, the date when National
            Commerce Financial Corporation and its affiliates and subsidiaries became part of the Controlled Group (the "Company Merger Date"). The
            NCF Plan was merged into and became part of this Plan as of the close of business on June 30, 2005 (the "Plan Merger Date").

B25-1.37    MERGED PLAN means with respect to the NCF Plan, all of the following plans that were merged into the NCF Plan as of August 1, 2001: CCB
            Financial Corporation Retirement

                                      B-29

            Savings Plan, National Bank of Commerce ESOP\TIRA Plan, and the
            First Mercantile Profit Sharing Plan.

B25-1.42    "NCF PLAN" means the National Commerce Financial Corporation
            Investment Plan, which was merged into this Plan as of the close of business on June 30, 2005.

B25-1.42A   PLAN MERGER DATE means the close of business on June 30, 2005, the date when the NCF Plan was merged into this Plan.

                                    ARTICLE 2

                                   ELIGIBILITY

B25-2.1     ELIGIBILITY.

            (a)   Each Employee who, before the Company Merger Date, had worked for National Commerce Financial Corporation or an entity within its
            Controlled Group and who, on January 1, 2005, had met this Plan's eligibility requirements and was an active Employee, became eligible to participate in this Plan on that date.

            (b)   Effective January 1, 2005, this Plan granted credit for
            service with National Commerce Financial Corporation and its
            Controlled Group Members for purposes of eligibility to participate and vesting in any Accounts attributable to the NCF Plan which are not fully vested.

            (c)   Each individual who was a Participant in the NCF Plan as of the Plan Merger Date and had not previously become a Participant in this Plan automatically becomes a Participant in this Plan on the
            Plan Merger Date.

                                    ARTICLE 3

                                  CONTRIBUTIONS

B25-3.32    EMPLOYER MATCHING CONTRIBUTIONS. Forfeitures under the NCF Plan that are not allocated as of the close of business on June 30, 2005, shall be used to reduce Employer

                                      B-30

            Matching Contributions (or to restore forfeitures as provided in
            Article VI of this Addendum B24) and not to increase benefits.

                                    ARTICLE 4

                                   ALLOCATIONS

B25-4.2     INVESTMENT ELECTIONS.

            (a)   INVESTMENT FUNDS. Accounts transferred to this Plan in
            connection with the merger of the NCF Plan will be invested in the investment funds available to Participants in accordance with
            Section 4.2 of the main text of the Plan. The NCFC Stock Fund, the
            NCFC ESOP Stock Fund and the NCFC Merged Stock Fund will be merged into the Employer Stock Fund effective as of the Plan Merger Date or as soon thereafter as practicable. Unless the Plan is amended to provide otherwise, there is no limitation on the percentage of a
            Participant's Account that may be invested in the Employer Stock
            Fund.

            (g)   DIVERSIFICATION ELECTIONS. The diversification rules in the
            NCF Plan Section 5.3 shall not apply to Accounts transferred to this
            Plan. Instead, Section 4.2(g) of the main text of the Plan shall apply to all ESOP Accounts.

                                    ARTICLE 5

                        IN-SERVICE WITHDRAWALS AND LOANS

B25-5.1(f)  WITHDRAWALS BY ACTIVE PARTICIPANTS. An Active Participant whose
            Accounts have funds attributable to his participation in the NCF
            Plan may take up to four withdrawals from all of his Accounts per
            Plan Year while he is an Employee in accordance with Section 5.1(a)
            of the main text of the Plan or for Hardship as described in Section
            5.2. Each such withdrawal must be for the lesser of $500 or for withdrawals after age 59.5, the total value of the Participant's
            Account.

                                      B-31

B25-5.3   LOANS.

            (a)   APPLICATION AND ELIGIBILITY. To ensure that loans from this
            Plan and loans from the NCF Plan meet the applicable limits, loans will not be available from this Plan from January 1, 2005 through the Plan Merger Date (or as soon thereafter as announced by the
            Administrator) to any Participant who participates in this Plan and also in the NCF Plan.

                                    ARTICLE 6

                          POST-EMPLOYMENT DISTRIBUTIONS

B25-6.1     DISTRIBUTION EVENTS. Notwithstanding any other provision of the Plan or this Addendum B24, a Participant who previously participated in the NCF Plan and is not fully vested in his Accounts shall forfeit or be deemed to have forfeited the nonvested amounts in his Accounts in accordance with the following rules:

            (a)   PARTIAL VESTING. If a Participant receives a distribution of the vested portion of his Account attributable to Employer contributions before his Termination Completion Date, then a portion of his total non-vested Account derived from Employer contributions shall be immediately forfeited. The forfeited amount shall be equal to the value of the non-vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to
            Employer contributions and the denominator of which is the total value of the Account attributable to Employer Contributions.

            (b)   NON-VESTED. Upon termination of employment of a Participant who not vested in any part of his Account, the Participant shall be deemed to have received a distribution and his entire Account shall be immediately forfeited.

            (c)   REHIRE. If a Participant is rehired before his Termination
            Completion Date and a portion of his Account attributable to
            Employer Contributions has been forfeited, he may repay to the Plan the amount of his prior distribution no later than the fifth anniversary of his reemployment with the Employers and the previously forfeited amount shall be restored to his Account. If the
            Participant's Account was not vested on his prior termination of employment, then any amount forfeited shall be restored to his
            Account.

                                      B-32

            Restoration of forfeitures shall be made as soon as practicable following the Participant's repayment or reemployment, whichever is applicable. Restoration shall be made from any forfeitures available for allocation or to reduce the Employers' contribution, to the extent available, and then by a special contribution from the
            Employers.

            (d)   TERMINATION COMPLETION DATE. Termination Completion Date means the last day of the fifth consecutive Break in Service computation period, determined under the Plan Section (incorporated herein by reference) of the NCF Plan that defines Break in Service in which a
            Participant completes a Break in Service.

                                      B-33

                        SUNTRUST BANKS, INC. 401(k) PLAN

                                  ADDENDUM B26
                            ZEVENBERGEN CAPITAL, INC.

                                    ARTICLE 1

                                   DEFINITIONS

B25-1.16    EFFECTIVE DATE means January 1, 2005, the date when Zevenbergen
            Capital, Inc. became part of the Controlled Group (the ACQUISITION
            DATE).

                                    ARTICLE 2

                                   ELIGIBILITY

B25-2.1     ELIGIBILITY. Each Employee who had worked for Zevenbergen before the
            Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on January 1, 2005. This
            Plan granted credit for service with Zevenbergen for purposes of eligibility to participate and to receive Matching Contributions.

                                      B-34

                        SUNTRUST BANKS, INC. 401(K) PLAN

                                   ADDENDUM C
                             PARTICIPATING EMPLOYERS
                                FEBRUARY 15, 2006

AMA Holdings, Inc.

First Mercantile Trust Company

First Mercantile Capital Management, Inc.

National Commerce Bank Services, Inc.

Premium Assignment Corporation

Prime Financial Services, Inc.

Prime Performance, Inc.

STB Management Corporation

SunTrust Bank

SunTrust Banks, Inc.

SunTrust Bank Holding Company

SunTrust Capital Markets, Inc.

SunTrust Delaware Trust Company

SunTrust Community Development Corporation

SunTrust Education Financial Services Corporation

SunTrust Insurance Company

SunTrust Insurance Services, Inc.

SunTrust Investment Services, Inc.

SunTrust Leasing Corporation

SunTrust Mortgage, Inc.

SunTrust Procurement Services, L.L.C.

Teton Trust Company

Transom Development, Inc.

Transplatinum Service Corporatioin

Trusco Capital Management, Inc.

USI Alliance

Zevenberger Capital Investments LLC

*In addition, 80% or more owned entities of a company listed are also eligible when they have Eligible Employees unless otherwise excluded in accordance with the terms of the Plan document.